Exhibit 10.1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LICENSE, SUPPLY, MARKETING, DISTRIBUTION

AND COLLABORATION AGREEMENT

By and Between

UPSHER-SMITH LABORATORIES, INC.

and

ORION CORPORATION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TABLE OF CONTENTS

1	DEFINITIONS	1
2	GRANT AND SCOPE OF RIGHTS	9
3	OVERSIGHT COMMITTEE	10
4	DEVELOPMENT OF PRODUCT	10
5	UP-FRONT AND MILESTONE PAYMENTS	15
6	TERMS AND CONDITIONS — PRODUCT SUPPLY, PAYMENTS AND ROYALTIES	17
7	USL’S DILIGENCE OBLIGATIONS REGARDING COMMERCIALIZATION	26
8	REGULATORY MATTERS	27
9	SAMPLES	31
10	MARKETING, ADVERTISING AND PROMOTIONAL EFFORTS FOR PRODUCT	31
11	COMPETING PRODUCT	32
12	TRADEMARKS	33
13	PATENT OWNERSHIP AND PROSECUTION	35
14	PATENT INFRINGEMENT MATTERS	36
15	LIAISON AND REPORTS - MARKETING AND SALES REPORTS, FORECASTS	38
16	PRODUCT SPECIFICATIONS, QUALITY, WARRANTIES, INDEMNITIES	38
17	CONFIDENTIALITY	44
18	FORCE MAJEURE	45
19	SEVERABILITY OF CLAUSES	46
20	RIGHT TO EARLIER TERMINATION	46
21	21 NOTICES	52
22	INTEGRATION CLAUSE	52
23	COUNTERPARTS	52
24	ASSIGNMENT	53
25	GOVERNING LAW AND DISPUTE RESOLUTION	53
26	TERM OF AGREEMENT	55
27	INDEPENDENT CONTRACTOR STATUS OF PARTIES	55
28	REPRESENTATIONS AND WARRANTIES - GENERAL	55
29	LANGUAGE	57
30	NON-WAIVER CLAUSE	57
31	HEADINGS	57
32	PUBLICITY	57
33	NO THIRD PARTY BENEFICIARIES	58
SCHEDULE 1		59
SCHEDULE 2		60
SCHEDULE 3		61
SCHEDULE 4		63
SCHEDULE 5		66

i

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

This License, Supply, Marketing, Distribution and Collaboration Agreement (hereinafter called the “Agreement”) is made and entered into as of November 24, 2003 (hereinafter “Date of Agreement”) by and between Orion Corporation, a company duly organized and existing under the laws of Finland and having its principal offices at Orionintie 1, (P.O. Box 65), 02200 Espoo, Finland (hereinafter “Orion”), and Upsher-Smith Laboratories, Inc., a company duly organized and existing under the laws of Minnesota and having its principal office at 6701 Evenstad Drive, Maple Grove, Minnesota, USA (hereinafter “USL”). Orion and USL may also be described individually as “Party” or collectively as “Parties”.

Whereas, USL desires to obtain a license from Orion, and Orion is willing to grant a license to USL, for the Product (as herein below defined) in the Territory (as herein below defined), all in accordance with and subject to the terms and conditions of this Agreement.

NOW THEREFORE,

Orion and USL hereby agree as follows:

1                                                            DEFINITIONS

Unless otherwise specified below, the following terms shall carry their respective meanings for purposes of this Agreement

“Act” shall mean the U.S. Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder.

“Affiliate” shall mean any business entity controlled by a Party, or which controls a Party, or which is under common control with a Party. For purposes of this definition, control means the direct or indirect ownership of fifty percent (50%) or more of the authorized issued voting shares or other voting interest in such entity, or such other relationship, including those under which the ownership interest is less than 50%, as in fact allows a Party to exercise effective control over the management, business and affairs of such entity or Party, as the case may be. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

“Agent” shall mean any Third Party that, subject to Section 2.2, may be utilized by USL or its Affiliate(s) in the Territory to commercialize Product therein on behalf of and for the account of USL or its Affiliate(s) in accordance with this Agreement.

“Applicable Consequential Damages Cap” has the meaning set forth in Section 16.13 below.

“Business Day” means a day on which banking institutions in Minneapolis, Minnesota and Helsinki, Finland are open for business.

“Clinical Supply Cost” shall mean the sum of (a) the cost of Product and placebos of Product utilized in activities in accordance with the Development Plan, as determined in accordance with Section 4.8, (b) out-of-pocket costs and expenses incurred in purchasing comparator drug and in packaging comparator drug and/or the Product and/or placebos of Product, shipping clinical supplies to centers and/or disposal of clinical supplies, and (c) actual costs of packaging comparator and Product if done by USL or Orion.

“Competing Product” shall mean [***]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Compound” shall mean estradiol hemihydrate.

“Confidential Information” means all proprietary materials, know-how or other information (whether or not patentable) regarding a Party’s technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, know-how or other information is disclosed by the disclosing Party to the other Party or its Affiliate. Notwithstanding the foregoing to the contrary, proprietary materials, know-how or other information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information of the disclosing Party only if, (a) the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the materials, know-how or other information identifying same as confidential and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, or (b) such information is of the type that is customarily considered to be and is otherwise held as confidential information by the disclosing Party. In addition, any technical or financial information of a Party disclosed at a meeting of the Oversight Committee or any subcommittee thereof or disclosed through any report provided, or audit conducted, pursuant to this Agreement shall constitute Confidential Information of the disclosing, reporting or non-auditing Party, as applicable, unless otherwise specified. The terms of this Agreement shall be considered Confidential Information of each Party.

“Control” or “Controlled” means with respect to any (a) material, item of information, method, data or other know-how, or (b) intellectual property right, in each case the possession of which (whether by ownership or license, or other contractual right other than pursuant to this Agreement) by a Party or its Affiliates allows a Party the ability to grant to the other Party access to and/or a license as provided herein under such item or right without violating the terms of any agreement or other arrangement with any Third Party existing before or after the Date of Agreement

“Development” or “Develop” shall mean, pre-clinical and clinical drug development activities, including, among other things, pharmacology, pharmaceutical development, toxicology, statistical analysis and report writing, Phase I Studies, Phase HA Studies, Phase JIB Studies, Phase HIA Studies, Phase MB Studies, FDA-required Phase IV Studies, Independent pre-clinical and clinical Quality Assurance and Audit activities, product approval and registration and regulatory affairs activities, related to the foregoing. When used as a verb, ‘Develop” means to engage in Development.

“Development Cost” means, for all studies or activities performed in accordance with a Development Plan for the Development of Product, (a) all out-of-pocket costs and expenses incurred (i.e., paid to Third Parties or accrued and payable to Third Parties) by USL or Orion or their Affiliates, (b) the Party Internal Development Cost of such studies or activities, and (c) the Clinical Supply Cost of such studies or activities. Notwithstanding the foregoing, Development Costs shall not include any costs or expenses incurred in connection with manufacturing process development and validation, manufacturing scale-up, stability testing, or quality assurance/quality control development for the Product. Without limiting the foregoing, among the costs excluded from the definition of “Development Costs” are the following (which shall be borne by Orion): (1) the costs for manufacture of three (3) NDA lots of each strength or dosage of the Product; and (2) the costs for validation, stability testing, and quality assurance and quality control development for the Product

“Development Plan” shall mean the pre-clinical, clinical and pharmaceutical development plan for Product, which sets forth the activities, timetable and budget for the Development of Product in the Field, including the Initial Development Plan attached to this Agreement, as such plan may be amended from time to time in accordance with the terms of this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“FDA” shall mean the United States Food and Drug Administration or any successor agency thereof whose approval is necessary to lawfully offer for sale, sell or market Product in the United States.

“Field” shall mean treatment of vasomotor symptoms and vulvar and vaginal atrophy in] women.

“First Commercial Sale” shall mean the first shipment of commercial quantities of any Product sold on arm’s length terms to a Third Party by USL or its Affiliates or sublicensees in the Territory after Regulatory Approval has been obtained for such Product. Sales for test marketing, sampling and promotional uses, clinical trial purposes or compassionate or similar use shall not be considered to constitute a First Commercial Sale.

“First Year” shall mean the period extending from the First Commercial Sale in the United States through December 31 of the year of the First Commercial Sale as well as the entire following Year.

“Improvements” means any subsequent developments in or with respect to the Product developed (whether alone or jointly with another party), owned, possessed, Controlled or acquired by Orion, including without limitation all Inventions, ideas, know-how, information, discoveries, improvements, enhancements, modifications, progeny, new indications and concepts that relate to the Product, it being understood that the only rights with respect to “Improvements” granted under this Agreement to USL are as stated in Section 2 of this Agreement.

“Initial Development Plan” shall mean the initial development plan for the Product, as outlined in Schedule 2 attached hereto.

“Inventions” mean inventions, developments, original works of authorship, concepts, improvements, and trade secrets, whether or not patented or patentable, or registered or registerable under patent, copyright, trademark or similar laws, conceived, developed, or reduced to practice, or caused to be conceived, developed, or reduced to practice, in conjunction with, or which involve or relate to, the use, formulation, testing or manufacture, of the Product, it being understood that the only rights with respect to “Inventions” granted under this Agreement to USL are as stated in Section 2 of this Agreement.

“Net Sales” shall mean the gross revenues accrued or invoiced (but with any one sale being counted only once) by USL, its Affiliates or sublicensees (other than Third Party private label distributors) (determined on an accrual basis in accordance with United States generally accepted accounting principles consistently applied (“USGAAP”)) from sales of Product in the Territory to Third Parties in bona fide, arms-length transactions, less the following deductions (which shall be verifiable by other appropriate documentation relating directly or on a pro rata basis thereto):

(i)                                     an allowance for bona fide transportation, distribution and shipping costs, insurance costs and importation charges (including duties attributable to import and re-sale of Product by USL or its Affiliates or Agents), which shall be equivalent to USL’s standard internal charge for such costs that is applied to all of its other products;

(ii)                                  sales, excise, turnover, inventory, value added or similar taxes, levied against and payable by USL or its Affiliates or Agents directly on account of the Product’s import or re-sale to its customers in the Territory (including without limitation VAT taxes) and custom duties;

(iii)                               (a) trade, quantity or cash discounts and (b) rebates or charge-backs to the extent actually allowed, given or accrued and payable to Third Parties for

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Product, including but not limited to cash, governmental and managed care rebates and hospital or other buying group charge-backs (in each case described in (a) and (b) in the ordinary course of USL’s business, consistent with prior practice for other pharmaceuticals sold by USL);

(iv)                              amounts repaid or credited to customers by reason of rejections or returns of Product;

(v)                                 that portion of any management fees paid by USL or its Affiliates to group purchasing organizations that relate specifically to the sale of Product by USL or its Affiliates or Agents to such organizations; and

(vi)                              interest, service, finance or sales carrying charge paid by customers for extension of credit on sales.

For the purpose of this definition Third Parties shall mean the usual and customary customers for pharmaceutical products such as Product, including, without limitation, Third Party private label distributors, wholesalers, hospitals, HMOs, pharmacies, managed care organizations and other customers for pharmaceutical products in the Territory, who purchase Product from USL, its Affiliates or Agents, as applicable, for sale or dispensing to patients.

“Orion Patent” shall mean (a) the Patent Rights owned or controlled by Orion pending as of the Date of this Agreement, which are all of Orion’s Patent rights, and are listed in Schedule 1 attached hereto, and (b) any and all Patent Rights hereafter owned or controlled by Orion while USL has rights with respect to the Product under this Agreement.

“Orion Proprietary Information” shall mean (i) all Confidential Information owned or Controlled by Orion or its Affiliates, either prior to or following the Date of Agreement, and held, treated or designated as confidential or held as a trade secret by Orion or its Affiliates and not generally available to the public, whether or not patented or patentable, relating to Product, and (ii) any documentation and information generated by or for Orion or any Orion Affiliate and owned or Controlled by Orion or its Affiliate(s), or legally received from Orion’s licensor(s) and/or other sources and Controlled at any time by Orion or its Affiliate(s) relating to Product, including without limitation, all physical, chemical, pharmaceutical, pre-clinical, clinical, analytical, formulation, stability, production and performance data and information, including but not limited to (a) documentation, data, and other information concerning Product supplied or provided by Orion, directly or indirectly (by cross reference to information owned or Controlled by Orion) to Regulatory Authorities in the Territory and/or to USL on a confidential basis for purposes of or in connection with any Product NDA or other regulatory filing relating to Product, and all communications with regulatory agencies with respect to the Product (whether inside the Territory or outside the Territory), including without limitations correspondence and minutes of meetings with all such regulatory agencies, and (b) that which is Developed by Orion or for Orion’s account or benefit by any Third Party in connection with this Agreement. Notwithstanding anything contained herein to the contrary, Orion Proprietary Information shall not include any documentation, data, or information listed in the preceding sentence to the extent such was developed, paid for or reimbursed by USL in accordance with the terms of this Agreement, it being agreed that such items of documentation, data or information developed by or on behalf of USL or paid for or reimbursed by USL shall be “USL Data” and shall be Confidential Information of USL.

“Party Internal Development Cost” shall mean the product of (a) number of scientific, technical or managerial work on or directly related to the Development of Product of a Party or any of their Affiliates, as the case may be, utilized to perform activities in accordance with the Development Plan or otherwise

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

based on this Agreement, and (b) the Party Internal Development Rate; provided, further, that it is understood that costs associated with representation on, and participation in, any committee or project team, and travel time, under this Agreement shall not be charged as a Party Internal Development Cost.

“Party Internal Development Rate” shall mean with respect to either Party [***] per hour with respect to USL and [***] with respect to Orion in the calendar year 2003, increased each subsequent Year by the percentage increase, if any, between (a) with respect to USL, the Consumer Price Index — All Urban Consumers (CPI-U), as published by the United States Department of Labor at June 30 of the prior Year compared to June 30 of the second immediately preceding Year., and (b) with respect to Orion, the Consumer Price Index in Finland (published by the government’s “Center for Statistics” = Statistics Finland; “Tilastokeskus”), or any successor index thereto, at June 30 of the prior Year compared to June 30 of the second immediately preceding Year.

The Party Internal Development Rate in the case of both USL and Orion is inclusive of direct and indirect costs such as salary, overtime, benefits and other personnel costs; general laboratory supplies; laboratory space; office supplies; IS hardware and software; maintenance and repairs; communications; and travel and entertainment. Such normal and recurring costs included in the Party Internal Development Rate will not be separately billed as out-of-pocket costs in any cost sharing determination.

“Patent Rights” shall mean United States patents and patent applications, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent application, any reissue, re-examination, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent claiming Inventions related to the Product now or hereafter owned or Controlled by either party.

“Product” shall mean the following pharmaceutical preparations that contain or comprise Compound as sole active ingredient. The dosage forms of the formulation agreed for both development and commercialization are as follows: [***] sachet of Product equal to [***] of Compound, and [***] sachet of Product equal to [***] of Compound each of formulation EF108; as further Developed pursuant to this Agreement. The parties also agree currently that a dosage form and strength of a to be determined sachet of Product equal to [***] of Compound will be developed and may or may not be commercialized, and that a dosage form and strength of [***] sachet of Product equal to [***] of Compound may or may not be developed and if developed may or may not be commercialized (as will be determined by USL after consultation with Orion, with the understanding that any work required under the then current Development Plan for the development and/or commercialisation of said dosage forms and strengths that requires incremental expenditures compared to the manufacturing capacity of Orion existing as of the Date of Agreement, shall be reimbursed by USL to Orion at Orion’s Party Internal Development Rate for work performed by Orion, or at Orion’s out of pocket cost for work performed by a qualified independent contractor as contemplated in, and subject to, Section 4.4.3(a)). The Product shall also include such additional dosage forms or strengths of Product that may eventually be approved by applicable Regulatory Authorities, should Regulatory Approval for any additional or other dosage form(s) or strengths of Product be sought during the Term pursuant to this Agreement.

“Product NDA” shall mean the New Drug Application (“NDA”) to be filed with the FDA seeking approval of the Product (or any subsequent NDA filed with the FDA for any other strength, dosage or indication for the Product not included in the first NDA for the Product) for marketing, sale and use in the Field in the United States.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Quality Assurance Agreement” shall mean the agreement to be entered into by the Parties specifying certain terms and conditions relating to the manufacture of Product by Orion for USL, or USL for Orion pursuant to any exercise by USL of its back-up manufacturing rights under this Agreement.

“Regulatory Approval” shall mean any and all approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations, or authorizations of any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity necessary for the manufacture, use, storage, import, export, transport, promotion, marketing and sale of Product in the Territory.

“Regulatory Authority” shall mean such governmental department, bureau, commission, agency, or other regulatory authority which has responsibility for regulating activities involving pharmaceutical products, including the review and issuance of Regulatory Approvals in the Territory.

“Samples” shall mean Product supplied to USL by Orion in accordance with this Agreement for distribution by USL and its Affiliates and/or Agents in the Territory to health care professionals for dispensing, in turn, to patients for “trial use” at no cost to the patient pursuant to applicable laws and regulations. Samples are not intended for re-sale and shall not be included in the calculation of Net Sales in connection with this Agreement.

“Specifications” shall mean and include those agreed initial specifications and parameters for Product set forth or referenced in Schedule 3 hereto, as the same shall be modified upon the mutual written agreement of the Parties in accordance with the provisions of Section 163, and as approved by the FDA.

“Term” means the duration that this Agreement shall remain in effect, unless earlier terminated in accordance with its terms. The “Term” shall mean the time period beginning on the Date of Agreement and ending on the date corresponding to the tenth (10th) anniversary thereof. However, if written notification of approval of the first Product NDA for the Product in the United States is received later than the date estimated for receipt of such approval in the Initial Development Plan, and the delay is due to USL’s failure to perform in accordance with the timelines set forth in the Initial Development Plan, the Term shall be extended by the number of days of such delay in receipt of the Product NDA approval (it being understood that the Term shall not be extended in this manner to the extent such delay is due to Orion’s failure to perform in accordance with the timelines set forth in the Initial Development Plan).

“Territory” shall mean the United States of America, its fifty states and District of Columbia, and its territories and possessions, as well as Canada.

“Third Party” shall mean any person or entity other than a Party or any of its Affiliates unless otherwise provided for in this Agreement.

“Trademark” shall mean a trademark selected, registered or registerable, and owned by Orion or USL as stipulated for under Section 14 hereof to be used for Product in the Territory.

“USL Data” shall have the meaning set forth in Section 4.6.

“Year” shall mean a period of twelve (12) consecutive months from 1st January to 31st December, except in the case of the “First Year” which is defined above.

The following Schedules are being simultaneously delivered with the execution of this Agreement. All such Schedules shall be deemed to form an integral part of this Agreement and are incorporated herein by reference.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 1 Orion Patents

Schedule 2 Initial Development Plan

Schedule 3 Initial Specifications for Product

Schedule 4 Manufacturing Cost Principles

Schedule 5 Pharmacovigilance

Additional Definitions. Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
“Acceptance”	5.3
“Applicable Consequential Damages Cap”	16.13
“Applicable Percentage”	6.9
“Applicable Period”	14.2(a)
“Budget”	8.3
“CGMPs”	4.5
“CMC”	4.4.3(a)
“Contractual Third Party”	16.13
“Date of Agreement”	Preamble
“Dealing with a Competing Product”	11.1
“Defaulting Party”	21.2.1
“DMF”	8.6
“FAMC”	Schedule 4
“Final Study Report”	4.6.3(a)
“Finnish GAAP”	6.12(b)
“First Milestone Payment”	5.3
“GCPs”	4.5
“GLPs”	4.5
“Incoterms 2000”	6.7
“INDs”	8.3
“Initial Forecast”	6.2(a)
“Know-how Royalty”	6.9
“Licenses”	2.1
“Minimum Net Sales”	7.2
“NDA”	Definition of “Product NDA”
“Net Sales Shortfall”	7.3
“Non-Defaulting Party”	21.2.1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Non-Prosecuting Party”	13.2
“Notice of Refusal to File”	5.3
“00S”	16.5
“Orion”	Preamble
“Orion Indemnified Persons”	16.10(a)
“Oversight Committee”	3.1
“Paragraph IV Certification Notice”	14.1(c)
“Party” or “Parties”	Preamble
“Phase IV”	4.8
“Producer Price Index for Manufactured
Product in Finland”	6.12(a)
“Product Manufacturing Know-How”	6.5(b)
“Projected Sales Level Statement”	7.2
“Prosecuting Party”	13.2
“Purchase Orders”	63(a)
“Quality Assurance Unit”	16.4
“Required Post Approval Studies”	4.4.3(c)
“Rolling Two Year Forecast”	6.2(c)
“Routine Forecast”	6.2(b)
“Safety Data”	4.6.4
“Sample Price”	9.1(a)
“Second Milestone Payment”	5.4
“Shortfall Royalty”	7.3
“Sublicensee Fees”	5.6
“Supply Price”	6.8
“Third Milestone Payment”	5.5
“Third Party Agreement”	21.3.2
“Up-Front Signing Fee”	5.2
“USGAAP”	Definition of
“NetSales”
“USL”	Preamble
“USL Data”	4.6.3
“USL Indemnified Persons”	16.11(a)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2                                                            GRANT AND SCOPE OF RIGHTS

2.1                                                  License. Subject to the terms and conditions of this Agreement, Orion hereby grants to USL the exclusive rights and licenses in the Field during the Term (and thereafter, subject to the terms of this Agreement) under Orion Patents and Orion’s Proprietary Information to:

(a)                                 undertake further Development of Product in accordance with this Agreement;

(b)                                 file and pursue Regulatory Approval’s for Product in the Territory;

(c)                                  import, offer to sell, advertise, market, promote, sell, and distribute Product in the Territory under the Trademark;

(d)                                 make and have made Product which Orion does not manufacture pursuant to the provisions of Sections 6.5, 6.6 and 20.

All such rights and licenses are collectively referred to herein as the “Licenses”.

USL hereby accepts the Licenses granted to it herein above and agrees to perform its obligations according and subject to all terms and conditions of this Agreement. Orion agrees to perform its obligations under this Agreement according and subject to the terms and conditions hereof.

2.2                                                  Sub-Licenses. USL shall have the right to grant sublicenses under the Licenses in the Territory to its Affiliate(s) and Agents, provided that (1) each such sublicense is in the form of a written agreement consistent with the terms and conditions of this Agreement and (ii) with respect to any sublicense granted to an Agent, Orion has granted its prior written consent to USL, which consent shall not be unreasonably withheld. USL warrants that its Affiliates and Agents shall comply with all of the terms and conditions of this Agreement to the extent any of USL’s rights and duties hereunder are sublicensed to any such Affiliate(s) or Agent(s). Furthermore, USL shall remain jointly and severally liable with its licensed Affiliate(s) and Agent(s) for all undertakings assumed by USL under this Agreement as they apply to the sub-licensed territory. USL shall be responsible for complying and ensuring that its Affiliates and Agents, as applicable, comply with all relevant laws, regulations and requirements relating to the importation, packaging, distribution, marketing, promotion and sale and use of Product in the Territory. The Parties acknowledge and agree that a private label distributor is not an Agent or sublicensee hereunder, but shall be a Third Party. Nonetheless, USL’s grant of private label distribution to a Third Party, will be subject to Orion’s prior written consent as to the Third Party private label distributor, which consent shall not be unreasonably withheld. In all events requiring Orion’s consent under this Section 2.2, Orion shall be deemed to have given such consent unless, within twenty one (21) days after Orion’s receipt of notice from USL of an event requiring consent hereunder, Orion gives USL written notice stating that Orion is withholding its consent under this Section 2.2 and stating with specificity its reasons for withholding such consent.

2.3                                                  Manufacturing License. Except as provided in Sections 6.5, 6.6 and 20 herein below, and subject to the licenses granted to USL pursuant to Section 2.1(c), it is expressly understood and agreed that the grant of rights to USL under this Agreement excludes any rights whatsoever for USL or any of its Affiliates or Agents to manufacture any Product under any of the Orion Proprietary Information or Orion Patents.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.4                                                  No Implied License. Any rights not expressly granted herein by Orion are expressly reserved and, accordingly, no rights or licenses other than those specified herein shall be deemed granted by this Agreement by implication, estoppel or otherwise.

2.5                                                  Future Developments. Orion will disclose to USL all Improvements relating to the Product which are invented, developed or otherwise acquired and Controlled by Orion during the Term of this Agreement. Upon USL giving Orion written notice accepting such Improvement the Improvement automatically be included within the scope of the Licenses granted to USL under this Agreement, and (as applicable) the definition of Product, Field, Orion Proprietary Information and/or Orion Patents, shall be deemed amended to add and incorporate such Improvement. Without limitation, any patents or patent applications which Orion may secure or file on or in conjunction with any such Improvements shall be added to the definition of Licensed Patents.

3                                                            OVERSIGHT COMMITTEE

3.1                                                  Oversight Committee. Promptly after Date of Agreement, but in any event within thirty (30) days from Date of this Agreement, the Parties shall establish an oversight committee (“Oversight Committee”) to oversee the Development of the Product to ensure timely development and approval of the Product. The Oversight Committee shall include up to four (4) representatives of each Party.

3.2                                                  Meetings. The Oversight Committee shall meet at least twice annually, unless otherwise agreed. Such meetings shall alternate between USL and Orion locations and be held at such times as are mutually agreed upon by the Oversight Committee. Some or all of each party’s representatives may participate in any meeting of the Oversight Committee by means of video or conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

3.3                                                  Decision Making. All decisions of the Oversight Committee shall be made by USL, after good faith consultation with Orion.

4                                                            DEVELOPMENT OF PRODUCT

4.1                                                  Collaboration Regarding Development. Following the Date of Agreement, the Development of Product for use in the Field in the Territory shall be carried out all in the manner agreed in this Agreement.

Orion shall have the unrestricted right to pursue Development of Product outside the Territory for use outside the Territory. Because Product inside the Territory developed for a use outside the Field would be interchangeable with Product developed and marketed by USL in the Territory for use in the Field (and would, as a practical matter, be inconsistent with the exclusive Licenses granted to USL under this Agreement for the Product in the Territory in the Field), Orion shall not, without USL’s written consent, directly or indirectly commence Development for the Territory of Product outside the Field.

4.2                                                  Designation of Lead Party for Product. USL shall serve as the lead Party for Development of Product.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.3                                                  Responsibility of USL; Collaboration, Cooperation and Assistance of Orion.

4.3.1                                        Subject to the terms and conditions of this Agreement, USL shall be responsible for performing all pre-clinical and clinical development of the Product in the Field that are required or useful (as USL determines) in order to obtain and maintain Regulatory Approvals for the Product in the Territory. USL shall perform all such activities in accordance with the Development Plan for the Product. Without limiting the generality of the foregoing, USL shall be responsible for:

(a)                                 the Development strategy and plan for the Product for inclusion in the Development Plan, as contemplated in this Agreement;

(b)                                 developing protocols for pre-clinical and clinical studies of the Product for the Territory;

(c)                                  conducting any pre-clinical and clinical studies in the Territory that are included in the Development Plan;

(d)                                 carrying out such Phase IV or other post marketing studies as USL deems necessary or appropriate, or as required by the FDA.

4.3.2                                        Orion shall provide such collaboration as is contemplated in the Development Plan and such cooperation and assistance in connection with the Development of the Product as is contemplated herein or in the Development Plan, or as USL shall reasonably request, all subject to the terms and conditions of this Agreement (including without limitation, subject to the terms of Section 4.4.3(a).

4.4                                                  Development Plan.

4.4.1                                        The Development Plan shall outline the overall strategy and plan for the Development of the Product in the Territory. The Development Plan shall be designed in a manner to generate sufficient pre-clinical and clinical data to support Product NDA. The Development Plan shall identify the specific indications in the Field for which the Product will be Developed and shall, on an indication-by-indication basis:

(a)                                 identify all major Development tasks remaining to be accomplished prior to submission of Product NDA;

(b)                                 identify key development objectives, expected associated resources, risk factors, timelines, so-called go/no go decision points and relevant decision criteria and, where appropriate, decision trees;

(c)                                  indicate, subject to the terms and conditions of this Agreement, how resources are expected to be provided to support the Development of the Product (including, without limitation, a budget for Development of the Product in accordance with the Development Plan); and

(d)                                 with respect to the Development of Product in the Field in the Territory, include a reasonably detailed description for the Development activities that are expected to be performed by the respective Parties pursuant to the terms hereof.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.4.2                                        All Development of Product shall be conducted in accordance with the Development Plan. The Initial Development Plan is attached hereto as Schedule 2.

4.4.3                                        The Development Plan shall be updated, if necessary, and at least reviewed, on a regular basis. Subject to Sections 4.4.3(a) and (b) below, USL may, following good faith consultation with Orion, modify and amend the Development Plan, from time to time, in such a manner as necessary to respond to requests or suggestions by FDA related to the Development or registration of the Product, and to otherwise enable USL to try to meet such objective. Notwithstanding anything in this Agreement to the contrary:

(a)                                 Responsibility for all Development Costs that are related to the Development of the Product for or in the Territory shall be borne solely by USL, provided, however that Orion shall be solely responsible for the costs arising from the CMC development for Product within the scope of the Initial Development Plan up to the maximum limit of [***]. USL shall not, without Orion’s prior written consent, amend or modify the then current Development Plan in a manner that increases any financial obligation of Orion (whether for out-of-pocket expenses or internal expenses incurred) as set forth in the then current Development Plan that will not be reimbursed by USL to Orion using Orion’s Party Internal Development Rate (for work performed by Orion, or at Orion’s out of pocket cost for work performed by a qualified independent contractor as contemplated in, and subject to, this Section 4.4.3(a)). If USL modifies the Development Plan in a manner that requires Orion to undertake additional work not contemplated in the then current Development Plan, such additional work shall be reimbursed to Orion at Orion’s Party Internal Development Rate (for work performed by Orion, or at Orion’s out of pocket cost for work performed by a qualified independent contractor as contemplated in, and subject to, this Section 4.4.3(a)) and Orion may perform the work itself or engage qualified independent contractors reasonably acceptable to USL to perform some or all of the work (it being understood that the use by Orion of independent contractors shall not increase the budget authorized by USL for the work without USL’s prior written consent).

(b)                                 USL shall not have any obligation to modify the then current Development Plan (or undertake activities) in a manner that would involve USL incurring financial obligations (whether for out-of-pocket expenses (including without limitation, reimbursement of Orion) or internal expenses incurred) which exceed those in the then current Development Plan by more than [***] in the aggregate. If the FDA requires a change to the Development Plan in a manner that would involve USL incurring financial obligations (whether for out-of-pocket expenses (including without limitation, reimbursement of Orion) or internal expenses incurred) which exceed those in the then current Development Plan by more than [***] in the aggregate, that USL does not desire to make, Orion may assume responsibility and the financial obligation for such additional activities. In that event, USL will furnish reasonable assistance (at USL’s expense), as requested by Orion, to enable Orion (or its designee) to perform such additional work required by the FDA-required amendment, provided that if USL’s cost in furnishing such assistance (whether out-of-pocket expenses or internal expenses incurred) will exceed [***], then, instead of furnishing such assistance, USL may terminate this Agreement upon ninety (90) days prior written notice of termination to Orion.

(c)                                  Should the Product NDA for the Product be approved by the FDA subject to any post NDA approval conditions or requirements, for example, but not limited to a requirement

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

or recommendation that the FDA be provided clinical “outcomes” or additional clinical study data or information as a condition for maintenance of such NDA approval (collectively, “Required Post Approval Studies”), then the Parties shall, subject to the terms of Sections 4.4.3(a) and (b) above, seek to agree in writing upon the manner in which such work shall be performed. As provided in Section 4.4.3(a) above, USL shall be solely responsible for any Development Costs incurred in connection with the performance of any Required Post Approval Studies, subject to Section 4.4.3(b) above.

(d)                                 As stated in Section 4.4.3(a) above, Orion shall not be responsible for Development Costs (which are not reimbursed by USL) beyond those stated in Section 44.3(a), without its prior written consent. USL shall not be responsible for expenses or costs of Orion or any independent contractor performing work on behalf of Orion not contained in a then current budget as a part of the then current Development Plan unless pre-authorized by USL in writing.

4.5                                                  Development Activities. The Parties shall use commercially reasonable efforts to conduct the Development activities each Party has agreed to assume under this Agreement and the Initial Development Plan. Each Party agrees to conduct Development activities under this Agreement in compliance with all laws and regulations that are applicable to the particular stage of Development of the Product, including without limitation, GLPs, GCPs and CGMPs. Neither Party makes any warranties or representations whatsoever that any Product NDA approval will be granted regarding Product.

4.6                                                  Ownership and Use of Data.

4.6.1                                        Each Party shall own all data, results, information, developments and documentation generated by activities that were funded solely by it prior to the Date of Agreement.

4.6.2                                        USL shall own all data, results, information, developments and documentation generated by activities undertaken after the Date of Agreement in connection with or pursuant to the Development Plan, or otherwise undertaken or paid for by USL, provided that USL and Orion shall jointly own all data, results, information, developments and documentation generated by activities after the Date of Agreement to the extent Orion joins USL in funding such activities, and Orion’s funding exceeds the [***] amount specified in Section 4.7(a)(1). Manufacturing process development and validation, manufacturing scale-up, stability testing, or quality assurance/quality control development for the Product shall be performed by Orion, at its expense, and data, information and documentation related thereto (which is not to be reimbursed by USL) shall be Orion’s Proprietary Information owned by Orion, and USL shall have the right to use all such Orion Proprietary Information as provided in this Agreement.

4.6.3                                        It is understood that the terms of Sections 4.6.1 and 4.6.2 shall apply regardless of whether the activity was conducted directly by a Party or by a Third Party (e.g., a contract research organization) on behalf of such Party. Data, results, information, developments and documentation owned by USL in accordance with this Section 4.6 is referred to as “USL Data” and shall be proprietary and confidential to USL. Orion assigns to USL any right it may have in USL Data, and agrees to execute any documents as USL may reasonably request to document and confirm USL’s ownership of the USL Data.

(a)                                 Orion shall make available all data, results, information, development and documentation of Orion that is a part of Orion Proprietary Information for use in connection with USL’s performance of this Agreement regarding the Product in the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Territory. USL agrees to share with Orion all pre-clinical and clinical research data and results involving Product which it has developed, develops, or obtains from a Third Party during the Term, as well as correspondence with the FDA and minutes of meetings with the FDA regarding the Product. Such sharing by each Party shall take place as soon as reasonably practicable after such data or results become available, but in no event shall a final study report (“Final Study Report”) for a clinical study involving Product be provided later than twelve (12) months after data base lock for such study, and provided further that any disclosure of information to be shared is not restricted by any Third Party contractual obligations preventing such disclosure by a Party to the other. Each of USL and Orion agrees that it will use commercially reasonable efforts to avoid subjecting itself to such restrictions that would prevent such disclosures to Orion. Such data and results shall be provided to Orion subject to the confidentiality and use restrictions under which each is bound under this Agreement, (it being understood, however, that, with respect to use of such data permitted under Sections 4.6.4 and 4.6.5, such confidentiality and use restrictions shall be observed to the extent permitted by applicable law, and a party shall not be liable for noncompliance with such restrictions in the use of such data under Sections 4.6.4 and 4.6.5 to the extent compliance with such use and confidentiality restrictions is not permitted by applicable law).

(b)                                 Each Party shall be entitled to use in the Territory for the purposes of this Agreement, and Orion shall be entitled to use outside the Territory, as it sees appropriate, free-of-charge and without any limitation in time, any and all data and results of any study or other activity, including without limitation the materials identified in Section 4.6.3 (a) above developed or obtained by USL, and any study reports and abstracts, related to Product conducted by or on behalf of either Party in accordance with the provisions of this Section 4.

4.6.4                                        Each Party shall be entitled to, and shall be provided with access to, all Safety Data of the other Party. “Safety Data” means pre-clinical and clinical data relating to the Product useful for or in connection with demonstrating the safety of the Product for use in humans. Each Party may use Safety Data of the other Party in connection with any regulatory filing, whether or not such filing is mandatory.

4.6.5                                        If Orion desires to use, or to permit a Third Party licensee to use, USL Data in seeking regulatory approval for the Product in a country outside the Territory where Orion does not yet have such regulatory approval, and the USL Data are pivotal to that application for regulatory approval, Orion shall give USL written notice and the parties shall negotiate in good faith for payment to USL of fair value for such use, considering, among other factors, the expense USL incurred or paid in developing such USL Data. If the Parties reach agreement, Orion shall have the right to use such USL Data, on a confidential basis, for such limited purpose.

4.6.6                                        Orion’s obligation to maintain any particular USL Data as confidential or to limit its use of such USL Data shall terminate at when USL, or its designees, publish such particular USL Data without restriction of confidentiality.

4.7                                                  Development Costs for Product. Unless the Parties otherwise agree in writing as a part of an amendment to the Development Plan, USL shall be solely responsible for all budgeted Development Costs that are related to the Development of the Product for or in the Territory as set forth in the then current Development Plan, provided, however, that Orion shall be solely responsible for the costs arising from the CMC development for Product within the scope of the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Initial Development Plan up to the maximum limit of [***]. Save as for the costs arising from said CMC development up to said [***] limit, Orion shall have no responsibility for Development Costs unless Orion agrees in advance in writing. USL shall have no responsibility for any Development Costs to the extent they exceed the budgeted amount for such activities in the then current Development Plan, unless specifically authorized in writing by USL in advance.

4.8                                                  Clinical Materials. Orion shall be responsible for providing on a timely basis and against reimbursement of its Clinical Supply Costs all necessary quantities of Product and placebo for use in pre-clinical and clinical trials (including without limitation phase IV (“Phase IV”) and other post-marketing clinical studies) to be conducted by either Party pursuant to this Section 4.

4.9                                                  Use of Subcontractors. In the event a Party performs one or more of its obligations regarding the Development of Product through the use of a subcontractor, then such Party shall at all times be responsible for the performance of such subcontractor.

4.10                                           Certain Regulatory Costs. The costs incurred by USL in compiling and preparing Product NDAs and any and all other regulatory documents for the Product in the Territory shall be considered part of USL’s Development Costs.

4.11                                           Publications. Either Party may publish or present the results of the Development or Phase IV studies carried out on Product by it in accordance with this Agreement, subject to the prior review by the other Party for patentability and protection of such other Party’s Confidential Information. Each Party shall provide to the other Party the opportunity to review any proposed abstracts, manuscripts or summaries of presentations which cover the results of the Development of such Product, or Phase IV studies involving the Product. Each Party shall designate a person who shall be responsible for approving such publications. Such designated person shall respond in writing promptly and in no event later than sixty (60) days after receipt of the proposed material with either approval of the proposed material or a specific statement of concern, based upon either the need to seek patent protection or concern regarding competitive disadvantage arising from the proposal. In the event of concern, the submitting Party agrees not to submit such publication or to make such presentation that contains such information until the other Party is given a reasonable period of time (not to exceed ninety (90) days) to seek patent protection for any material in such publication or presentation which it believes is patentable or to resolve any other issues. With respect to any proposed abstracts, manuscripts or summaries of presentations by investigators or other Third Parties, such materials shall be subject to review under this Section 4.11 only to the extent that USL or Orion (as the case may be) has the right with respect to such Third Party materials to do so. The Parties may agree to accelerate the time periods set forth in this Section 4.11 under special circumstances (e.g. launch of the Product).

4.12                                           No Guarantee of Successful Development. For the avoidance of doubt, it is hereby expressly acknowledged and agreed that neither Party gives any representation or warranty, express or implied, nor shall any such warranty or representation be deemed given by either Party, that the Development of product contemplated under this Agreement will be successful or that Regulatory Approval for Product will be granted by the competent Regulatory Authority/ies.

5                                                            UP-FRONT AND MILESTONE PAYMENTS

5.1                                                  Consideration. As consideration and reimbursement to Orion for certain of its costs and expenses associated with previously completed research, development, and testing for the Product, USL will pay to Orion the payments set forth in Sections 5.2 through 5.5 below, in

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

U.S. Dollars, all in accordance with the payment schedule, terms and conditions set out herein below.

5.2                                                  Up-Front Signing Fee. USL shall pay Orion US Dollars [***] (the “Up-Front Signing Fee”) within ten (10) days following the later of (a) the Date of Agreement and (b) USL’s receipt of Orion’s invoice for such Up-Front Signing Fee.

5.3                                                  First Milestone Payment for the Territory. USL shall pay to Orion a first milestone payment of US Dollars [***] (the “First Milestone Payment”) for previously completed research, formulation and clinical development, payable within thirty (30) days after the later of (a) USL’s receipt of notification of FDA Acceptance of the Product NDA, accompanied by a copy of such FDA Acceptance, if any, and (b) USL’s receipt of Orion’s invoice for such First Milestone Payment.

For purposes of this Section 5.3. “Acceptance” means the earlier of (i) receipt by a Party of written notice of acceptance from the FDA of the Product NDA for the Product, or (ii) sixty (60) days following the filing of such Product NDA with the FDA without the receipt by a Party during such sixty (60) day period of a “Notice of Refusal to File” from the FDA, as the case may be, with respect to such Product NDA.

5.4                                                  Second Milestone Payment for the Territory. USL shall pay to Orion a second milestone payment of US Dollars [***] (the “Second Milestone Payment”) for previously completed research, formulation and clinical development, payable within thirty (30) days after the later of (a) USL’s receipt of written notification of approval of the first Product NDA for the Product in the United States including final labelling accompanied by a copy of such FDA approval notice, and (b) USL’s receipt of Orion’s invoice for such Second Milestone Payment.

5.5                                                  Third Milestone Payment for the Territory. USL shall pay to Orion a third milestone payment of US Dollars [***] (the “Third Milestone Payment”) for previously completed research, formulation and clinical development, payable within sixty (60) days after the end of the Year, in which Net Sales for any given Year have first equaled or exceeded US Dollars [***], but in no event sooner than sixty days after the end of the second Year.

5.6                                                  If USL grants a sublicense of its rights hereunder for the Product in Canada and receives license signing fees or milestone payments (the “Sub licensee Fees”), USL will pay to Orion [***] of the Sublicensee Fees received by USL.

5.7                                                  Nature of Milestone Payments. For clarity, each of the milestone payments set forth in Sections 5.2 through 5.5 is a payment for previously completed research, formulation and clinical development shall be payable only with respect only for the first time the Product achieves the specified milestone event. All milestone payments referenced in Sections 5.2 through 5.6 shall be non-refundable, once paid.

5.8                                                  Taxes. Any income or other taxes which USL is required by law to pay or withhold on behalf of Orion with respect to any payments payable to Orion under this Agreement shall be deducted from the amount of such payments due, and paid or withheld, as appropriate, by USL on behalf of Orion provided, however, that, to the extent permitted by law, Orion shall be allowed reasonable opportunity to contest any such deduction with the competent authorities. Any such tax required by law to be paid or withheld shall be an expense of, and borne solely by, Orion. USL shall furnish Orion with reasonable evidence of such payment or amount withheld, in electronic or written form, as soon as practicable after such payment is made or such amount is

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

withheld. The Parties will reasonably cooperate in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable law in connection with the making of any required tax payment or withholding payment, or in connection with any claim to a refund of or credit for any such payment.

5.9                                                  Additional Tax Matters. Each Party shall be entitled to all tax benefits, including in particular, tax credits and/or tax deductions attributable to amounts that such Party has funded regarding the Development of Product hereunder. Each Party shall file its federal, state, and local tax returns on a basis consistent with this Agreement, and shall not take any action inconsistent with the other Party’s entitlement to such tax benefits. In the event that a Party, in its reasonable judgment, determines that it must obtain information and verification regarding the use or application of such expenditures in order to prepare its tax returns or to respond to any inquiry during a tax audit or any other inquiry relating to such treatment of its tax return, or to defend its tax position in any proceeding including litigation, the other Party shall reasonably cooperate with the requesting Party and furnish it with such information as it may reasonably require at the requesting Party’s request and expense.

6                                                            TERMS AND CONDITIONS — PRODUCT SUPPLY, PAYMENTS AND ROYALTIES

6.1                                                  Generally. Subject to the terms and conditions of this Agreement, USL and its Affiliates and Agents shall purchase from Orion all of their requirements in the Territory dining the Term for Product and any other Product Developed pursuant to this Agreement, unless otherwise agreed by the Parties in writing. Orion agrees to supply to USL and its Affiliates and Agents with such quantities of Product as are ordered in accordance with the terms and conditions of this Agreement.

(a)                                 Notwithstanding the provisions of Section 6.1, Orion shall not manufacture any Product which utilizes any Patent Rights or other proprietary technology owned by USL (unless Orion has a license to such Patent Rights or other proprietary technology), unless USL has granted Orion rights under such Patent Rights or other proprietary technology to manufacture and sell Product to USL in accordance with this Agreement. USL represents and warrants that it does not, as of the Date of Agreement, hold or control any Patent Rights for which Orion would be required to acquire a license for purposes of manufacturing Product or otherwise exercising Orion’s rights or performing Orion’s obligations under this Agreement. In the event that USL hereafter obtains any such Patent Rights or other proprietary technology, USL shall, and hereby does, grant to Orion the rights under such Patent Rights or other proprietary technology for the limited purpose of manufacturing Product for, and selling Product to, USL in accordance with this Agreement.

6.2                                                  Forecasting.

(a)                                 Initial Forecast. To better enable Orion to plan its Product production program for the Territory, USL shall inform Orion at least nine (9) months prior to the anticipated date of Orion’s first delivery to USL preceding the anticipated date of the First Commercial Sale of Product in the Territory of USL’s estimated requirements in Units of the Product for the first twenty four (24) calendar months after said First Commercial Sale, (such forecast being referred to herein as an “Initial Forecast”). Until a Routine Forecast is established according to Section 6.2 (b) below, USL will revise this Initial Forecast by the end of each succeeding calendar quarter and inform Orion of same in writing. It is

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understood that any estimates provided pursuant to this Section 6.2(a) are provided for planning purposes only and are not intended to be binding upon USL or Orion.

(b)                                 Routine Forecast. Prior to the first month of each calendar year, USL will deliver to Orion its nonbinding forecast (the “Routine Forecast”) for the Product on a monthly basis for that calendar year. This Routine Forecast will be updated quarterly on a rolling 12-month basis. Orion will use the Routine Forecast for planning purposes only.

(c)                                  Long-term Forecast. Acknowledging Orion’s reasonable need for also long term forecasts to be given by USL in order to be able to plan for and, as necessary, to invest in, additional production capacity, the Parties hereby agree that USL shall furnish Orion annually by November 1 with USL’s best good faith estimates of USL’s Product requirements for the following two (2) years (“Rolling Two Year Forecast”), consistent with its then existing long range planning cycles. It is understood that such estimates are provided for planning purposes only and shall not be binding on USL.

6.3                                                  Purchase Orders; Delivery; Delays.

(a)                                 USL will provide to Orion a written purchase order for each delivery, not later than ninety (90) days before the required delivery date. Product will be supplied by Orion only against receipt of USL’s written purchase orders (“Purchase Orders”), and only in full batches of a particular dosage form, initially envisaged to be [***] of bulk gel. The foregoing batch sizes shall not be increased without USL’s consent, such consent not to be unreasonably withheld or delayed. Unless otherwise agreed in connection with an order, Orion will fill and ship all orders of Product in accordance with the Purchase Orders. If any USL Purchase Order is not submitted at least ninety (90) days prior to the requested delivery dates, Orion will still use commercially reasonable efforts to meet USL’s requested delivery dates, and if Orion is unable to do so, the Parties agree to extend the delivery date in good faith to a date that does not interfere with other commitments of Orion on not more than a day-for-day basis. Orion may not produce (or have produced) Product more than sixty (60) days prior to the requested shipment date, provided that (1) with respect to Product produced for purchase orders in anticipation of commercial launch of the Product, the Product shall not be produced more than a number of days before shipment as shall be agreed upon by the parties in good faith, and (2) if [***] expiration dating for the Product is approved by the Regulatory Authorities, the sixty (60) day period may be increased to a period equal to a number of days not exceeding [***] of the Product’s expiration dating.

(b)                                 Orion’s supply undertakings are contingent upon USL’s compliance with the order and forecasts procedures specified in Sections 6.2 and 6.3(a) and subject to ordered amounts of Product having been forecasted.

(c)                                  Orion shall use all reasonable efforts to avoid or minimize delays in supply, including, at USL’s request, the expenditure of premium time, use of additional labor and shipping via expedited routing. Any additional cost caused by such requirements shall be borne by Orion except to the extent the delay was caused by the contributory fault or negligence of USL, the breach of this Agreement by USL or the relevant amounts of Product not having been forecasted. In addition to any other remedies USL may have under this Agreement due to failure or delay by Orion in the delivery of Product, USL shall have the right to cancel any order which is not made available for delivery to USL for more than thirty (30) days after its agreed delivery date so long as such delay has

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not been caused due to the contributory fault or negligence of USL or breach of this Agreement by USL, and provided the Product has been forecasted and ordered in accordance with this Section 8.

(d)                                 Orion will reserve its production capacity for Product in quantities not more than twenty five percent (25%) in excess of USL’s most recent Routine Forecasts for a Year given pursuant to Section 6.2(b) and Orion’s supply obligations under this Section 6.3(d). Against purchase orders timely made, Orion agrees to supply USL’s requirements of Product for each month provided the order does not exceed USL’s most recent Routine Forecast, as described in Section 6.2(b) above, by more than twenty five percent (25%). Subject to its production capacity and other production scheduling needs and commitments, and the provisions of Section 6.3(e), Orion will use commercially reasonable efforts to supply ordered quantities more than twenty five percent (25%) in excess of amounts forecasted in USL’s most recent Routine Forecast, it being understood that the failure to supply ordered amounts to the extent exceeding USL’s most recent Routine Forecast by more than twenty five percent (25%) will not subject Orion to any penalties or sanctions.

(e)                                  Subject to the provisions of Section 6 of this Agreement, and the Quality Assurance Agreement, Orion may satisfy its Product supply obligations to USL under this Agreement either directly or through an Orion Affiliate located either in the Territory or elsewhere, at Orion’s discretion that is approved to manufacture the Product in accordance with the Product NDA; provided, however, that Orion shall at all times remain liable for the performance of any of its Affiliates.

6.4                                                  Location of Manufacturing. Product supplied to USL under this Agreement shall be manufactured only in a manufacturing facility that has been designated as an approved manufacturing facility in the applicable Product NDA.

6.5                                                  Back-Up Sources of Supply. Should Orion desire to utilize a different supplier for Product other than Orion or should Orion desire to change manufacturing site for Product to a site other than used to manufacture Product as of the Date of Agreement, Orion shall notify USL in writing and the Parties shall thereafter meet to discuss the potential consequences of such a change. In the course of that discussion, if Orion intends to use a different supplier other than an Orion Affiliate, USL may elect itself to manufacture Product, in which case, USL shall be, and hereby is, granted (subject to USL’s royalty payment obligations stipulated for under Section 6.9 or 13.4 (as applicable)) a royalty free right and license to manufacture Product on the same terms as described in Section 6.5(d) and Section 6.6. Orion shall not change manufacturing sites for Product without obtaining USL’s prior written consent, such consent not to be unreasonably withheld. In no event shall USL be obligated to pay a greater Supply Price for Product manufactured at an alternate manufacturing site than the Supply Price paid for Product produced by Orion. In the event USL provides its consent that Orion shall change suppliers or manufacturing facilities for Product, USL shall, upon Orion’s request provide reasonable assistance, at Orion’s cost, to obtain whatever regulatory approvals are required in the Territory, endeavor to have the new site and supplier of the Product approved by the FDA under any current, pending and future Product NDAs. Orion shall at all times remain liable for the supply of Product to USL (as well as all other obligations of Orion under this Agreement) regardless of whether Product is manufactured by Orion, an Orion Affiliate, or a Third Party. To provide for back-up supply capabilities, Orion will take reasonable steps to ensure an ongoing source of supply of Product to meet USL’s requirements, including without limitation reservation of

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

buffer stock of Compound as provided for herein below, and/or qualification of alternate source or site manufacturing capability for Product, bulk gel sachets, or any combination of the above.

(a)                                 In addition to any other remedies USL, may have under this Agreement due to for failure or delay by Orion in the delivery of Product, if Orion is unable, or if it appears reasonably likely that Orion will be unable, either directly, or through an alternative supply source or Orion’s Product reserves, to supply on a timely basis USL’s forecasted requirements for Product pursuant to Section 6.2(a) in accordance with the terms of this Agreement and such inability would continue for a period of greater than sixty (60) days, then USL shall thereafter have the continuing right to manufacture or have manufactured such Product under the terms of this Section 6.5. USL shall have the right to continue to manufacture some or all of its requirements for Product pursuant to this Section 6.5 even after Orion can reasonably demonstrate that it is able to itself resume normal Product manufacture and supply activities and meet USL’s requirements for Product on an ongoing basis.

(b)                                 USL shall have the right at any time to qualify, at its expense, its own manufacturing facility as a back-up site for the manufacture of Product at any time during the Term. Orion will provide USL, and shall provide USL, with the manufacturing, process and quality control procedures, documentation and other relevant know-how and information (hereinafter the “Product Manufacturing Know-How”) to the extent reasonably necessary to enable USL to exercise its back-up manufacturing rights pursuant to this Section 6.5. Orion shall assist USL in obtaining all necessary Regulatory Authority approvals for manufacture of Product, and as necessary, active ingredient for the manufacture of Product. In the event that USL exercises its back-up manufacturing rights pursuant to this Section 6.5 or Section 6.18, it shall be free to purchase, at its sole risk and responsibility, Compound from a Third Party. Following the Date of Agreement, Orion shall use commercially reasonable efforts to have USL qualified as an acceptable licensed manufacturer for Product under Orion’s standby manufacturing rights. Orion shall exercise its commercially reasonable efforts to ensure that USL shall have the right to cross reference the DME for Compound cross-referenced by Orion for Product for purposes of qualifying USL’s facility as an approved manufacturing source for Product and to otherwise enable USL to exercise its back-up manufacturing rights under this Agreement.

(c)                                  In the event that USL manufactures any Product pursuant to its exercise of its back-up manufacturing rights pursuant to this Section 6.5, then i7SL shall pay any royalty due under Section 6.9 or 13.4 (as applicable) on Net Sales of such Product by USL.

6.6                                                  Back-Up Manufacturing License. For the purposes of enabling USL to exercise its back-up manufacturing rights Orion hereby grants USL a worldwide, royalty free license under all Orion Proprietary Information and Orion Patent Rights (if any) for the purpose of enabling USL to manufacture Product solely for sale in the Field in the Territory; provided, however, that USL shall be entitled to exercise said rights solely in accordance with the provisions of Sections 6.5 and 6.18, Orion shall sign such additional documents and do such additional things as may be reasonably necessary to enable USL to exercise its back-up manufacturing rights under this Agreement.

6.7                                                  Payment Terms. USL shall pay for Product within thirty (30) days after the later of (a) the date of receipt of Orion’s invoice (which shall contain the relevant purchase order number, and be in agreement with the purchase order referenced), and (b) the date of USL’s receipt of the Product

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(accompanied by all necessary documentation). Product shall be invoiced in euros and paid in United States dollars based on a conversion of the invoiced price in euros to United States dollars using the applicable foreign exchange rate listed in the Wall Street Journal on the date in the United States that USL initiates payment (as described with the paragraph immediately below) of that invoice.

All payments to be made under this Agreement, including without limitation those under Section 5, shall, unless otherwise agreed, be by bank transfer, e.g. “SWIFT” or comparable bank transfer method to Orion’s designated account in Finland or USL’s designated account in Minneapolis, Minnesota, U.S.A, and be deemed paid when received. The paying Party shall bear all costs in connection with effecting payments. All Product supplied under this Agreement shall be delivered Ex Works, Turku, Finland, per International Chamber of Commerce “Incoterms 2000” incorporated hereto by reference. Upon request of USL, Orion shall arrange for transportation for Product; provided however, that USL shall reimburse Orion for its actual out-of-pocket costs incurred in shipping Product delivered to USL. Title to Product shall transfer to USL upon delivery.

Subject to the thirty (30) day cure period applicable to USL as provided in Section 20.2 herein, payment to Orion is a material term in this Agreement.

6.8                                                  Supply Price for Territory. Subject to the provisions of Section 6.12, Orion’s supply price to USL for Product (packaged with the applicable number of sachets and plastic box in the final approved printed carton with the package insert) to be sold commercially in the Territory shall be as follows (“Supply Price”);

Dosage Strength	Number of Sachets per Unit	Per Unit Supply Price in Euros
0.25mg	30’s 90’s	[***] [***]

0.5g	30’s 90’s	[***] [***]

1.0g	30’s 90’s	[***] [***]

1.5g	30’s 90’s	[***] [***]

6.9                                                  Know-how Royalty. Commencing on the first commercial sale of a given strength of the Product following NDA Approval for that strength and continuing until the end of the Term, USL shall pay Orion a know-how royalty (herein after referred to a the “Know-how Royalty”) equal to “Applicable Percentage” of USL’s Net Sales for Product during the applicable time period. “Applicable Percentage” shall mean [***] for Net Sales during the first twelve (12) months following the First Commercial Sale, whereafter the Applicable Percentage shall be [***].

6.10                                           Payment Process. Know-how Royalties will be paid quarterly within sixty (60) days after the end of each USL quarter for which any Know-how Royalties may be due. At the same time, USL shall submit a report of quarterly Net Sales in the Territory listing the Net Sales of USL during that USL quarter on which Know-how Royalties are due in accordance with Section 6.9.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.10.1                                 Orion’s Audit Rights. USL shall maintain, and require its Affiliates (and Agents, if applicable) to maintain, accurate records of all Net Sales and Sample distribution in the Territory as well as relevant invoicing or other documentation relating thereto. Upon reasonable prior written notice from Orion, USL shall allow such records to be made open to audit on Orion’s behalf by an independent certified public accountant of Orion’s selection, except one who is currently engaged by USL or one to whom USL may have a reasonable objection, to verify that the Know-how Royalties have been accurately computed on Net Sales. Such accountant shall be first made subject to confidentiality obligations not less strict than those to which Orion and USL are subject to under this Agreement. The accountants shall be allowed to report to Orion only whether the Net Sales are accurate and correct and made in accordance with this Agreement, and if not, what the correct calculations should have been and the basis for same in said accountant’s professional opinion. For these purposes Orion’s accountant may examine and make abstracts of the records to be kept pursuant to this Agreement. Such audit shall occur during normal business hours and no more often than once per Year. The audit may be requested for up to two (2) of the most recent Years prior to the Year of the request. Accordingly, the USL records which are the object of this audit clause shall be maintained and be made available for audit for a period of at least two (2) years from the end of each then current Year. USL shall be provided a copy of any report or other documentation prepared by Orion’s accountant regarding the results of its audit. Once an audit has been conducted for a particular Year, the reports provided by USL for such Year regarding Net Sales and Sample distribution calculations, as adjusted by the results of any audit, shall be deemed to be conclusive and binding upon the Parties. Furthermore, following the expiration of any period in which Orion may audit USL’s records for a particular Year in accordance with the provisions of this Section 6.10.1, the reports provided by USL for such Year regarding Net Sales and Sample distribution shall be deemed to be conclusive and binding upon the Parties.

Once an audit has been conducted for a particular period, the calculation of Know-how Royalties for such period, as adjusted by the results of any audit, shall be deemed to be conclusive and binding upon the Parties. Furthermore, following the expiration of any period in which Orion may audit USL’s records for a particular period in accordance with the provisions of this Section 6.10.1, the Know-how Royalties due by USL for such period as stated in USL’s quarterly reports shall be deemed to be conclusive and binding upon the Parties.

6.10.2                                 Correction of Underpayment or Overpayment. In the event that Orion’s accountant finds any errors that have resulted in an underpayment of Know-how Royalties to Orion, then upon Orion’s request, and subject to the provisions of Section 6.10.4, USL shall promptly refund or credit to Orion’s account any amount owed to Orion in accordance with the findings of such accountant. In the event that such independent certified public accountant finds any error to the detriment of USL, Orion shall promptly refund or credit to USL any amount owed to USL in accordance with the findings of such accountant.

6.10.3                                 Responsibility for Costs of Audit. The accountant’s fees and expenses associated with any such audit shall be borne by Orion, provided that USL shall reimburse Orion for same in the event the audit reveals an underpayment of Know-how Royalties by USL to Orion for a given Year of more than [***] as a result of USL’s errors in Net Sales or Sample distribution calculations.

6.10.4                                 Disputes Regarding Audit Findings. In the event that USL in good faith disputes any conclusion of the accounting firm under Section 6.10.1, including that USL owes additional amounts, then USL shall inform Orion by written notice within thirty (30) days of receipt of a copy of the audit in question, specifying in detail such dispute. The Parties shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the Parties are unable to

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

resolve such dispute within sixty (60) days after notice by USL, the matter shall be resolved in a manner consistent with the procedures set forth in Section 26.

6.10.5                                 Single Royalty Payment. The obligation to pay Know-how Royalties to Orion under Section 6.9 (or any royalty due under Section 13.4) is imposed only once with respect to the same unit of the Product, regardless of the number of Orion Patent Rights or the non-patented Orion Proprietary Information covering the same. There shall be no obligation to pay Orion an Know-how Royalty on the sale of the Product between USL and its Affiliates, or a sublicensee (other than a private label distributor of USL, it being understood that USL shall pay Know-how royalties on its Net Sales to a private label distributor of USL, and no royalty shall be due hereunder on the subsequent sale by the Third Party private label distributor).

6.10.6                                 Know-how Royalties on Sublicenses. If USL grants a sublicense (which for purposes of this Section 6.10.6 does not include a Third Party private label distributor of USL), any such sublicense shall contain appropriate provisions to obligate the sublicensee to pay Orion the same Know-how Royalty on Net Sales that USL would have to pay on its own Net Sales of the Product, and any such Know-How Royalties in the amount specified in Section 6.9 owed on Net Sales by a sublicense shall be collected by USL and paid to Orion.

6.11                                           Currency Conversion. All royalties will be paid in U.S. dollars. Royalties due on Net Sales in the currency of countries foreign to the United States will be calculated and paid in U.S. dollars after the amount of the Net Sales in foreign currency have been converted into U.S. dollars using the applicable foreign exchange rate listed in the Wall Street Journal for the last day of the calendar quarter in which the particular revenues included in the Net Sales were accrued or if there is an applicable forward exchange contract, at the forward exchange rate.

For example, if revenues included in Net Sales are earned in Canadian dollars in December of a given year and there is not forward exchange contract in effect, then the Net Sales in Canadian dollars will be converted into U.S. dollars based on the exchange rate between the Canadian dollars and U.S. dollars as listed in the Wall Street Journal for the last day of that December. If a foreign exchange contract is in effect for such period, then the Net Sales in Canadian dollars will be converted into U.S. dollars at forward exchange rate in such contract.

6.12                                           Supply Price Adjustment. Orion shall have the right to adjust the Supply Price to USL for Product once per Year, pursuant to the provisions of Section 6.12 (c), provided that (a) Orion gives written notice to USL, at least ninety (90) days prior to the beginning of the Year in which said adjustment shall take effect, of the amount of the adjustment, and (b) in no event shall the Supply Price stated in this Agreement change before the end of the first Year. In the event that an adjustment of the Supply Price calculated in accordance with this Section 6.12 would result in a reduction of the Supply Price, Orion shall also adjust the Supply Price accordingly.

(a)                                 Any adjustment of the Supply Price after the Date of Agreement shall be based only on bona fide increases or decreases in Orion’s FAMC as of the Date of Agreement, and thereafter from the date of the last notice of price change, all as recorded and consistently applied by Orion’s internal accounting system and in compliance with Finnish generally accepted accounting principles. Any notice of a change in the Supplied Price given by Orion to USL in accordance with Section 6.12 shall be accompanied by supporting documentation evidencing increases or decreases in Orion’s FAMC. However, any increase shall not exceed (as a percentage) at any one time [***] of the Producer Price Index for Manufactured Product in Finland (published by the government’s “Center for Statistics” = Statistics Finland; “Tilastokeskus”).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)                                 Orion agrees to maintain complete and accurate records in accordance with “Finnish GAAP” for the purposes of evidencing Orion’s FAMC. Upon reasonable prior written notice from USL, Orion will make such records available during normal business hours, but not more frequently than once per Year, to enable an independent certified public accountant of USL’s selection, except one who is currently engaged by Orion or one to whom Orion may have a reasonable objection, to verify that the Supply Price does not exceed the FAMC and that the adjustments to Supply Price have been accurately made and are in accordance with this Agreement. Such accountant shall first be bound by confidentiality obligations no less strict than those to which Orion and USL are bound under this Agreement. The accountant shall be allowed to report to USL only whether Orion’s Supply Price does not exceed the FAMC and that adjustments and calculations of increases or decreases in the Supply Price are correct or incorrect and, if incorrect, what the correct amount should have been and, on what basis, in the accountant’s professional opinion. For these purposes Orion’s accountant may examine and make abstracts of the records to be kept pursuant to this Agreement.

The accountant’s fees and expenses associated with any such verification shall be borne by USL, provided that Orion shall reimburse USL for same in the event the audit reveals that an increase in the Supply Price requested by Orion represented an overpayment by USL of more than [***] of the amount that such increase should have been as a result of Orion’s error in calculations involving the Supply Price. Orion shall promptly refund or credit to USL any amount owed to USL in accordance with the findings of such independent certified public accountant, unless such findings are disputed.

In the event that Orion in good faith disputes any conclusion of the accounting firm under this Section 6.12(b), then Orion shall inform USL by written notice within thirty (30) days of receipt of a copy of the audit in question, specifying in detail such dispute. The Parties shall promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the Parties are unable to resolve such dispute within sixty (60) days after notice by Orion, the matter shall be resolved in a manner consistent with the procedures set forth in Section 25.

The audit may be requested for up to two (2) of the most recent Years prior to the Year of the request. Accordingly, the Orion records which are the object of this audit clause shall be maintained and be made available for audit for the period covering at least the two (2) prior Years from the end of each then current Year.

Once an audit has been conducted for a particular Year, the Supply Price for such Year, as adjusted by the results of any audit, shall be deemed to be conclusive and binding upon the Parties. Furthermore, following the expiration of any period in which USL may audit USL’s records for a particular Year in accordance with the provisions of this Section 6.12(b), the Supply Price charged by Orion for such Year shall be deemed to be conclusive and binding upon the Parties.

(c)                                  The principles for determining a Party’s FAMC are set forth in Schedule 4.

6.13                                           Responsibility for Customs Duties and Taxes on Re-sale of Product. USL shall bear and pay all taxes, duties, levies and other charges imposed on it by reason of its purchase, import or resale of Product (excluding any taxes which are due or based upon Orion’s income). For clarity, Orion shall be solely responsible for and shall bear all taxes, duties, levies and other charges imposed by reason of its manufacture of Product and sale of same to USL. Orion will package and ship

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Product to USL in accordance with obligations placed on the seller under the applicable “Incoterms” provisions relating to a delivery. Orion will also comply with such other reasonable shipping or packaging requirements of USL, including special shipping configurations or bar coding, as Orion and USL shall beforehand expressly agree in writing regarding a particular order or shipment of Product.

6.14                                           Interest Upon Overdue Amounts. Each Party reserves the right to charge and the other Party hereby agrees to pay interest on any overdue amounts owed to a Party in connection with this Agreement which still remain unpaid after notice of delinquency and time for cure has expired in accordance with Section 22.2 herein below, at a rate of [***] per annum.

6.15                                           USL’s Right to Establish Re-sale Price. USL and its Affiliate(s) and Agent(s), as applicable, dealing with Product in the Territory shall establish their own terms of resale, including resale price, for Product.

6.16                                           Right to Withhold Supply of Product. Without limiting Orion’s rights pursuant to Section 20.2 or any other rights or remedies Orion may have under this Agreement, Orion reserves the right to withhold delivery of Product, whether based on an accepted order or not, in the event USL fails to cure any breach of its payment obligations hereunder within thirty (30) days after written notice and demand for cure of such breach.

6.17                                           Conflict in Forms. All sales of Product by Orion to USL will be subject to the provisions of this Agreement and will not be subject to the terms and conditions contained in any purchase order of USL or confirmation of Orion, except insofar as any such purchase order or confirmation establishes (a) the quantity of Product to be sold, (b) the shipment dates for the Product, and (c) the destinations to which those Product are to be shipped.

6.18                                           Potential Extension of Supply Arrangements. To the extent that USL has the continued right to sell Product in the Territory after the expiration of the Term in accordance with Section 20.9 of this Agreement, Orion shall continue to supply USL its requirements for Product in accordance with the terms of this Agreement, provided that Orion may give USL written notice that it desires not to continue to supply and sell Product to USL, in which event USL shall have, and Orion hereby grants to USL, the right and license (and agrees to furnish USL, at USL’s expense, the reasonable assistance) to manufacture or have manufactured Product in accordance with the terms of Sections 6.5 and 6.6 above. Orion shall, in all events continue to supply Product to USL in accordance with the terms of this Agreement through the later of the expiration date of the Term of this Agreement, or [***] months after Orion’s notice to USL that it does not desire to continue to supply and sell Product to USL under this Agreement. If USL, despite its good faith efforts and not due to any negligence or misconduct on the part of USL, is unable to obtain USL approval to manufacture or have product manufactured at another facility and to commence production of commercial quantities of the Product before the end of such [***] month period, then Orion shall continue to supply USL for a period of [***] months after the date of Orion’s notice.

6.19                                           Responsibility for Manufacturing-Related Expenses. The Party who is responsible for manufacturing Product under this Section 6 shall be responsible for any costs and expenses incurred in connection with manufacturing process development and validation, formulation development, manufacturing scale-up, stability testing, and quality assurance/quality control development.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7                                                            USL’S DILIGENCE OBLIGATIONS REGARDING COMMERCIALIZATION

7.1                                                  Diligence Obligations. USL shall use commercially reasonable efforts to market and promote Product in the Territory, consistent with the same level of efforts that it would apply to a product of its own that it is of comparable market potential.

7.2                                                  Projected Sales Level Statements and Minimum Sales Obligation. No later than November 1 of each Year commencing in the fifth Year, USL shall provide Orion with a good faith forecast of its projected Net Sales of the Product in the Territory for the next Year (“Projected Sales Level Statement”), taking into account, among other things, uncertainties regarding the entrance of competitive products into the marketplace, the commercialization strategies pursued by competitive products and the impact of such products upon the market for the Product, the timing of any Regulatory Approvals for new indications in the Field for the Product, changes in prescribing behaviors for physicians, and acceptance of the Product and competitive products on managed care formularies. Each such Projected Sales Level Statement shall be based upon USL’s own internal budgets applicable for the relevant Year, and shall be approved USL’s Vice President of Sales and. Marketing.

USL shall achieve the minimum Net Sales (the “Minimum Net Sales”) of the Product listed below (it being understood that Net Sales of USL Affiliates and sublicensees will be included for purposes of USL satisfying the Minimum Net Sales requirement):

Year	Minimum Net Sales
First Year	[***]
2nd Year	[***]
3rd Year	[***]
4th Year	[***]
5th Year	[***]
thereafter	[***] of the Projected Sales Level for such Year

If during the applicable Year supply or sale of the Product is impaired or impracticable due to Force Majeure, action by competent government authorities, or a claim by a Third Party that sale of the Product infringes the intellectual property rights of the Third Party, the Minimum Net Sales for that Year shall be prorated and the Minimum Net Sales thereafter for any of the Years 2 through 5 (as applicable) will be renegotiated by the Parties in good faith. Further, in the event a third party obtains regulatory approval in the Territory for any other product that is AB rated or AT rated to the Product, the obligation for Minimum Net Sales shall thereafter be null and void, and the Minimum Net Sales for that Year in which such event occurs shall be prorated.

7.3                                                  Failure to Achieve Minimum Net Sales. In the event that the actual Net Sales of the Product in the Territory for a given Year are less than the applicable Minimum Net Sales for that Year (for reasons other than those described in the last paragraph of Section 7.2 above) (such shortfall referred to as a “Net Sales Shortfall”), then ninety (90) days after the end of the applicable Year, USL shall pay to Orion a “Shortfall Royalty” equal to Applicable Percentage (as defined in Section 6.9) multiplied by the Net Sales Shortfall.

7.4                                                  Certain USL Rights. If there has been a Net Sales Shortfall in any Year due to reasons beyond the control of USL, including without limitation, changes in the prescribing practices, regulatory considerations, or acceptance of the product class in the Territory to which Product belongs,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

then provided USL has paid the applicable Net Sales Shortfall, USL may give written notice, within ninety (90) days after the end of the applicable Year, of its desire to renegotiate in good faith the Minimum Net Sales for subsequent Years commencing with the Year following the one in which the Net Sales Shortfall occurred that triggered USL’s notice to renegotiate. Upon such notice from USL, Orion shall (within thirty (30) days) give USL written notice indicating either that it is willing to renegotiate the Minimum Net Sales, or that it does not wish to do so. If Orion does not give timely written notice that Orion wishes to renegotiate, USL may at any time after expiration of the thirty-day notice period, give Orion written notice of termination which will be effective ninety (90) days following the date of the notice of termination. If Orion gives timely written notice that it is willing to renegotiate, USL and Orion shall enter into good faith negotiations for a period of ninety (90) days (commencing with the date of Orion’s written notice). If they are unable to reach agreement to adjust the Minimum Net Sales during that time period, then USL may at any time within ninety (90) days after expiration of the ninety-day negotiation period give Orion written notice of termination which will be effective ninety (90) days following the date of the notice of termination. If the parties reach agreement to adjust the Minimum Net Sales, such adjustment shall be effective as of the first day of the Year in which USL gave notice to renegotiate under this Section. If this Agreement terminates pursuant to this Section, USL shall have no Shortfall Royalty obligation for any period after the end of the Year in which the Shortfall occurred that triggered USL’s notice to renegotiate under this Section.

7.5                                                  Certain Orion Rights. In the event that a Net Sales Shortfall occurs under Section 7.2 in any two (2) Years of a three (3) Year period commencing after the first two Years (it being understood that a Net Sales Shortfall in either of two first Years shall not be considered for purposes of Orion’s right of termination under this Section 7.5), Orion, at its option, may terminate this Agreement, provided Orion gives notice of termination specifically referencing this Section 7.5 and stating the basis for such termination within thirty (30) days following Orion’s receipt from USL of the report described in Section 6.10 following the end of the second such Year in such three-Year period. Such termination shall be effective ninety (90) days following USL’s receipt of such notice of termination. In the event Orion terminates USL pursuant to this Section 7.5, USL shall have no obligation to pay the accrued Shortfall Royalty for the Year that triggered Orion’s right to terminate under this Section 7.5.

7.6                                                  USL Efforts to Launch. USL shall use commercially reasonable efforts to launch the Product in the Territory within three (3) months following receipt of the NDA Approval for the Product in the Territory. In no event shall USL have any liability if USL is unable to launch within such three-month period due to Orion’s failure to supply required ordered amounts of Product sufficient to satisfy Product launch needs.

8                                                            REGULATORY MATTERS

8.1                                                  Ownership of Regulatory Filings in the Territory. All INDs and NDAs for the Product(s) in the Territory shall be owned by and held in USL’s name as sponsor of record. Following the Date of Agreement, Orion shall license, transfer, provide a letter of reference with respect to, or take such other action necessary to make available all possible liNDs, if any, in the Territory held in Orion’s name at any time during the Term in order to permit USL to exercise its rights under this Agreement.

8.2                                                  USL’s Diligence Obligations Regarding Development of Product and Preparation of Product NDA. USL shall be responsible for diligently compiling the Product NDA in accordance with the Development Plan, and for having it filed with the FDA within five (5) months after USL’s receipt of all data, information and documents (including without limitation, all analyses and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

re-analyses) necessary or beneficial to prepare such filing, and for obtaining FDA Acceptance of the Product NDA. Such filing shall include all data and documentation reasonably required for such Product NDA filing and be made in accordance with the then prevailing FDA requirements for form and content for such a filing.

8.3                                                  Regulatory Submissions for the Territory. USL shall be responsible for diligently compiling and preparing all Product NDAs for the Territory and seeking, obtaining and maintaining Regulatory Approval for the Product in the Territory in accordance with the terms and conditions of this Agreement. USL will be responsible for all costs and expenses associated therewith. If the FDA requires, or USL otherwise determines that it would be beneficial to obtain, additional clinical or pre-clinical data, in connection with obtaining or maintaining Regulatory Approval for the Product in the Territory, USL shall be responsible for the associated costs; provided that, if such costs exceed the budget in the then current Development Plan (“Budget”), USL agrees to undertake such additional studies and does not terminate the Agreement in accordance with Section 4.4.3(b). Orion shall furnish such assistance as USL may reasonably request, or as specified in the Development Plan, and. USL shall reimburse Orion for its costs for so assisting in accordance with the Budget in the then current Development Plan, or as pre-approved by USL to the extent such costs exceed or are not included in the Budget. Without limitation, Orion shall prepare and submit to USL on a timely basis as specified by USL any and all data or other information available to Orion or developed by or on behalf of Orion pursuant to this Agreement related to the manufacture and analytical testing (including without limitation stability testing and all associated protocols and procedures) of the Product, the manufacturing process for the Product, including without limitation any quality control procedures, or any facility used to manufacture the Product to be included in any regulatory filings for Product. Following the Date of Agreement, USL shall oversee, monitor, control and coordinate all regulatory actions, communications and filings with and submissions, including filings and submissions to INDs and Product NDAs for Product, and any supplements and amendments thereto, to the FDA and other Regulatory Authorities in the Territory with respect to all Product. USL shall keep Orion reasonably informed of its efforts and activities in seeking, obtaining and maintaining Regulatory Approval for the Product in the Territory. Orion shall defer to USL’s strategy, recommendations and guidance with respect to matters involving preparation of such Product NDA and dealings with the FDA and other Regulatory Authorities on all such Product NDA and other regulatory related matters relating to Product within ethical and legal limits; provided that Orion shall have the right to comment on the proposed labeling as well as on matters concerning safety and efficacy in the Product NDA, provided further that any such comments are submitted to USL in accordance with such timelines as USL applies internally. Orion will provide all documentation required to compile the chemistry, manufacturing, controls and the pre-clinical pharmacology and toxicology sections of the IND and NDA in accordance with the Development Plan. Orion will be responsible for obtaining for USL all (a) authorizations permitting USL to reference their suppliers’ DMFs for Compound, excipients and packaging supplies (as applicable) as required to support USL’s regulatory filings in the Territory, (b) certifications of CGMP compliance on the part of each Supplier, and (c) certifications on nondebarment under Section 306(a) and (b) of the Generic Drug Enforcement Act of 1992 in form reasonably satisfactory to USL for each supplier. Orion shall promptly furnish to USL copies of all such authorizations and certifications. In addition, Orion will provide, as applicable, USL with all available clinical study reports, electronic data sets and copies of case report forms (and any such reports, data sets and forms as are developed by or on behalf of Orion pursuant to this Agreement) for USL to complete the clinical and safety sections of the IND and NDA in accordance with the Development Plan. All documents, including without limitation, any master batch records (and any subsequent modifications thereof), to be furnished

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

by Orion under this Agreement for use in filings with the FDA shall be provided by Orion in English, except as the parties may otherwise agree in writing.

8.4                                                  Regulatory Liaison. USL shall be responsible for interfacing, corresponding and meeting with the FDA and other Regulatory Authorities in the Territory with respect to the Product. Without limiting the generality of the foregoing, USL will act as the Sponsor upon whom service of all processes, notices, orders, decisions, requirements, and other FDA communications shall be made with regard to all INDs and Product NDAs for the Product in the Territory. Orion shall have the right to participate and cooperate in such meetings (and planning therefor), as may be appropriate and reasonable.

8.5                                                  Regulatory Fees. All fees payable during the Term to the Regulatory Authority in the Territory, including without limitation any so called “annual user fee” or Regulatory Approval maintenance fees for the Product, as well as annual prescription drug product fees shall be borne and paid solely by [***]. Further, any fees payable to FDA or other Regulatory Authority in the Territory in connection with the filing or Regulatory Approval of Product shall be borne and paid solely by [***]. Any fees payable to FDA or other Regulatory Authorities related to any facilities used to manufacture the Product shall be the sole responsibility of [***]; provided, however, the foregoing shall not apply with respect to Product in the case where Orion elects not to, or is not entitled to, supply such Product pursuant to the provisions of Section 6.1.

8.6                                                  Manufacturer’s Documentation for Regulatory Purposes (“DMF”). Notwithstanding anything contained in this Agreement to the contrary, Orion shall at its expense have secured as of the Date of Agreement and shall maintain for so long as USL has the right to sell Product in the Territory under this Agreement, an authorization permitting USL to cross-refer to the DMF related to Compound used by Orion for manufacture of Product for reference by the Product NDAs. Such DMF shall contain all information related to the manufacture of Compound and the manufacturing facility used to produce Compound that is reasonably necessary to facilitate obtaining Regulatory Approvals for the Product in the Territory. Such authorization shall include the right of reference to such DMFs by all of the INDs and Product NDAs submitted under this Section 8.

8.7                                                  Manufacturing Regulatory Matters. Notwithstanding the provisions of Section 8.3, Orion will be responsible for any reporting of matters regarding the manufacturing of Product to USL, and USL will notify the FDA in accordance with pertinent laws and regulations. Orion shall immediately notify USL of any such matter if significant or serious and promptly furnish to USL complete copies of such reports submitted by Orion to the FDA. Orion shall also advise USL of any occurrence or information which arise out of Orion’s manufacturing activities, which have or could reasonably be expected to have adverse regulatory compliance and/or reporting consequences or adverse impact on the Development or commercialization of Product. Orion shall be responsible for handling and responding to any appropriate governmental agency inspections with respect to manufacturing of Product, and shall provide information related thereto to USL in accordance with the provisions of Section 8.10. In addition, Orion must immediately communicate to USL any quality issues or failures of audits of the FDA that affect USL’s ability to obtain, promote or sell Product in the Territory. Orion will furnish USL with copies of all investigation reports directly relating to or impacting the Product. Without limiting the generality of the foregoing, Orion shall supply USL with the following information in a timely manner for USL’s annual regulatory filing: copies of all exception reports; copies of all complaint reports; analytical results for all lots manufactured; an inspection report of all house samples; stability data for all lots for which stability testing is ongoing; reports regarding any formulation changes, manufacturing or packaging process changes and production batch record

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

alterations (including a complete description and rationale for all such changes); and any data involving recalls or field corrections. No changes shall be made without following the change control process as described in the Quality Assurance Agreement.

8.8                                                  Pharmacovigilance. As soon as reasonably possible, the drug safety departments of both Parties shall meet and determine the approach to be taken for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Product, which approach shall be documented in a Schedule 5 to this Agreement to be finalized and attached to, and incorporated in, this Agreement not later than one hundred eighty days (180) days after the Date of Agreement. Schedule 5 will, without limitation, cover current pre-marketing situation in the Territory. Prior to approval in any country of the Territory both Parties will meet to discuss and agree on amendments to be made to the Schedule 5. Also without limitation, Schedule 5 shall provide that Orion and USL shall each notify the other Party within fifteen (15) days after any labeling changes related to safety or adverse events associated with the Product submitted by them to, or required of them by, local Regulatory Authorities. Moreover, Schedule 5 shall provide that Orion shall forward to USL within fifteen (15) days after Orion receives, or learns of, any similar labeling changes submitted by other licensees of Orion to local regulatory authorities.

USL shall be responsible for collection, review, assessment and tracking of information related to adverse events associated with the Product in the Territory, and filing with applicable Regulatory Authorities in the Territory any reports, individual and/or periodic, regarding any adverse events related to the Product as required by local Regulatory Authorities in the Territory, including without limitation any information regarding such adverse events which is received from Orion or from a Third Party. Orion shall be responsible for collection, review, assessment and tracking of information related to adverse events associated with the Product (a) in countries where Orion itself markets the Product, and (b) elsewhere outside the Territory to the extent Orion receives, or learns of, learns of such information. Orion and USL shall co-operate closely for purposes of having safety data exchanged between the drug safety departments of both companies in as timely fashion as possible.

8.9                                                  Quality Assurance Agreement. Orion and USL will agree upon a Quality Assurance Agreement for the Product. Such Agreement shall be finalized and executed on the Date of Agreement and not be inconsistent with Orion’s and USL’s current quality assurance programs or require material investments by Orion to implement, except to the extent such investments are required to enable the Parties to comply with applicable laws.

8.10                                           Assistance. In addition to any obligations of the Parties under other subsections of this Section 8, each Party shall promptly inform the other Party of any notification of any action by, or notification or other information which it receives from the FDA or any other Regulatory Authority, which (a) raises any material concerns regarding the safety or efficacy of any Product, or (b) which indicates a reasonable potential for a recall or market withdrawal of any Product, provided that neither Party shall be obliged to disclose information which would violate or cause a waiver of its attorney/client privilege or similar right. Information that shall be disclosed pursuant to this Section 8.10 shall include, but not be limited to:

(i)                                     inquiries by governmental or Regulatory Authorities concerning clinical investigation activities (including inquiries of investigators, clinical monitoring organizations and other related parties) relating to Product, and any responses related thereto;

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(ii)                                  any material communication from governmental or Regulatory Authorities pertaining to the manufacture, sale, promotion or distribution of Product, and any responses related thereto;

(iii)                               receipt of a warning letter relating to any of the Product, and any responses related thereto; and

(iv)                              an initiation of any governmental or regulatory authority investigation, detention, seizure or injunction concerning any Product.

9                                                            SAMPLES

9.1                                                  In order to support USL’s marketing and promotion efforts for Product in the Territory, Orion will supply Samples to USL for use in the Territory all on the terms and conditions set forth in this Section 9.

(a)                                 Orion will supply USL with Samples of the Product for distribution in the Territory at a price equal to Orion’s FAMC (the “Sample Price”).

(b)                                 The Forecasts that USL provides in accordance with Section 6.2 above shall include USL’s forecast for Samples, and the Purchase Orders that USL provides in accordance with Section 6.3 above shall include USL’s Purchase Orders for Samples. The payment terms for Samples shall be the same as for other units of Product as set forth in Section 6.7.

It is agreed that the supply of Samples by Orion to USL shall not exceed the following maximum Sample volumes for each such Year:

Maximum Volume of Samples of Product
Year 1	Year 2	Year 3 and each Year thereafter
[***] units	[***] units	[***] units

10                                                     MARKETING, ADVERTISING AND PROMOTIONAL EFFORTS FOR PRODUCT

10.1                                           Marketing and Sales Personnel. USL agrees that during the Term of this Agreement it will maintain, and ensure that its Affiliate(s) and Agents dealing with Product in the Territory maintain (it being understood that USL’s obligation for marketing, advertising and promotion) shall be satisfied with respect to Canada if USL uses reasonable commercial efforts to secure a sublicense with respect to Canada, in which event, the sublicense shall perform marketing, advertising and promotional efforts in Canada as contemplated by this Agreement), active and efficient sales, marketing and customer service organizations with adequately trained personnel for marketing, pre-marketing and selling Product throughout the Territory.

10.2                                           Inventory Requirements. Subject to receiving sufficient quantities of Product from Orion pursuant to Section 6, USL will maintain an adequate stock of the Product in the Territory consistent with USL’s projected Net Sales estimates for each Year to meet normal market demand.

10.3                                           Potential Marketing and Promotional Activities. Without limiting its undertakings in Section 10.1 above, USL will conduct marketing, advertising and promotional activities throughout the Territory, which may include advertising of Product by mail to health care professionals,

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advertisements in major professional periodicals and journals, promotion of Product at major events in the trade within the Territory and personal calls by USL representatives on prescribers of Product in the Territory, consistent with USL’s own products of similar nature, value and status.

10.4                                           Responsibility for Content of Promotional Materials and other Marketing Collaboration. USL shall bear all responsibility with regard to the nature, content and use of all advertising, promotional materials, packaging and the like for the Product which it and/or its Affiliates or Agents use in connection with the marketing, promotion and sale of the Product in the Territory. It shall be USL’s responsibility to ensure that all of said materials it uses conform to the legal requirements in the Territory including approved labeling, directions, and inserts for Product under the approved Product NDA or Regulatory Approval as applicable. Upon request, USL shall, without undue delay, provide Orion with current copies of advertising and promotional materials related to Product, which it utilizes in the Territory. It is agreed that Orion’s review of such materials shall not be deemed a qualification of or otherwise release USL of its sole and exclusive responsibility relating to any use of same, nor shall any Orion prior review be a prerequisite for USL’s use of such materials.

10.5                                           Inclusion of Orion’s Name on Packaging, Labeling and other Materials. USL agrees that, to the extent consistent with and subject to regulatory requirements in the Territory and subject to availability of sufficient space, appropriate language shall be included on the labeling and packaging for the Product, consistent with regulatory requirements in the Territory, identifying the Product as being manufactured by Orion and marketed or distributed by USL.

10.6                                           Supplies for Phase IV Studies. Orion shall (a) provide, on a timely basis, necessary quantities of Product and placebo for use in Phase IV studies required by the FDA, and (b) use reasonable efforts to provide, on a timely basis, reasonable quantities of Product and placebo for use in investigator initiated studies, pharmaco-economic studies, outcomes studies and other studies that are designed to support marketing of Product in the Territory. In the case of Product to be used in such studies, USL shall pay the Sample Price for such materials.

10.7                                           Responsibility for Packaging. Orion will furnish to USL copies of Orion’s existing labeling and packaging. USL will revise that labeling and packaging to include USL’s logos, trademarks and other modifications, whether required by the Regulatory Approval or proposed by USL. USL will prepare and submit to Orion specifications and all artwork and copy, in camera ready form, for all packaging and labeling. Orion will furnish USL a reasonable opportunity (but in no event exceeding 10 days) to review and approve all specifications (including art proofs) for Product packaging and labeling before their submission to the printer. Product delivered by Orion shall be complete with appropriate packaging, labeling and assembly as approved by USL. For the avoidance of doubt, it is hereby acknowledged and agreed that USL shall, as the Regulatory Approval owner and holder of record for Product in the Territory, be responsible for the label content and design, and for proof of the labeling for the Product for the Territory.

11                                                     COMPETING PRODUCT

11.1                                           Potential Termination for Dealing with a Competing Product. Should USL commence Dealing with a Competing Product at any time after the Date of Agreement, Orion shall have the right to terminate this Agreement on thirty (30) days written notice, provided that, if an event described in Section 11.2 occurs and the Competing Product is not divested in the Territory within eighteen (18) months following the event described in Section 11.2, such notice of termination must be provided to USL within thirty (30) days after the expiration of such eighteen

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(18) month period. Should Orion commence Dealing with a Competing Product at any time after the Date of Agreement, USL shall have the right to terminate this Agreement on thirty (30) days written notice, provided that, if an event described in Section 11.2 occurs and the Competing Product is not divested in the Territory within eighteen (18) months following the event described in Section 11.2, such notice of termination must be provided to Orion within thirty (30) days after the expiration of such eighteen (18) month period. Such termination by Orion or USL (as applicable) shall be deemed, for purposes of Section 20, to be a termination due to an uncured material breach under Section 20.2.

“Dealing with a Competing Product” for purposes of this Agreement shall mean, directly or indirectly, developing, selling, marketing or manufacturing for sale in the Territory any Competing Product.

11.2                                           Acquisition of Competing Product. In the event that either Party acquires a Competing Product in the Territory as a result of a merger with, or acquisition of control over the business or assets of a Third Party, or is acquired by a Third Party who controls such a Competing Product, that party (a) must give prompt written notice of the date of closing of such transaction, and (b) shall have a period of eighteen (18) months following the closing of such merger, consolidation or acquisition to divest, or have divested, the Competing Product in the Territory before the other Party may exercise its termination rights stipulated for in Section 11.1 of this Agreement.

12                                                     TRADEMARKS

12.1                                           Ownership and Maintenance of Trademark and Internet Domain Names Incorporating the Trademark. The Product shall be marketed and distributed under either (a) the Divigel® trademark, which is owned by Orion (and, if used by USL in connection with the Product in the Territory, shall be registered (if not yet registered) in Canada, and maintained in the Territory by USL at its expense), or (b) another trademark that USL would develop and own, in either case subject to FDA approval for use of such trademark with the Product in the Territory. Orion hereby grants to USL an exclusive, non-transferable license to use the Divigel® Trademark in the Territory solely in connection with the marketing and distribution of Product under this Agreement. All rights not expressly granted in the Divigel® Trademark are reserved by Orion, and USL acknowledges that nothing in this Agreement shall give it any right, title or interest in or to any Orion trademarks other than the license to the Divigel® Trademark granted herein. Alternatively, USL, at its cost and expense, may develop, own and maintain a different trademark for use with the Product in the Territory.

If, during the Term, the Divigel® Trademark is used in connection with the Product, then upon expiration of the Term, USL shall have a fully-paid-up, irrevocable, perpetual and transferable license to use the Divigel® Trademark in the Territory. Such post-Term use shall be at the sole risk and expense of USL.

USL shall have the right, at its discretion, to seek registration for, and to register in its own name and for its own account with any interne domain name register any available domain name incorporating the Trademark for use within the Territory. Such use of an internet domain name shall be at the sole risk and expense of USL.

12.2                                           Registration of Other Marks. Each Party hereby agrees that at no time during the Term will it or any of its Affiliates attempt to use or register any trademarks, domain names or trade names confusingly similar to the Trademark or any domain names containing the same, or take any other action with a view to damaging the rights or goodwill in the Trademark, in the Territory.

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12.3                                           12.3 Third Party Infringers. Each Party agrees to promptly inform the other Party in writing of any of the following acts or claims which come to such Party’s notice:

(a)                                 any actual or perceived acts of unfair competition by any Third Party with respect to the Trademark;

(b)                                 any actual or apparent infringement of Trademark by any Third Party. 12.4 Prosecution of Infringers.

Should any Third Party infringe, or reasonably appear to be infringing the Trademark, USL may pursue Third Party, including (if necessary) bringing and directing in its own name, any legal or other action concerning the Trademark, including any settlement negotiation or proceeding with respect to such acts or infringements, at its own expense. Orion agrees, at USL’s expense, to render such reasonable assistance as may be requested by USL with respect to such actions and to consult with USL prior to any action being taken by Orion in that regard. Orion may be represented by counsel of its own selection at its own expense in any suit or proceeding brought to restrain or otherwise deal with such infringement by any Third Party, but may not independently initiate any such legal or other action without USL’s prior written consent. In the event that USL institutes any action against an infringer of any Trademark pursuant to this Section 12.4, it shall promptly notify Orion and keep Orion reasonably informed as to the developments of such suit.

12.4                                           Allocation of Recovery Against Third Party Infringer. All amounts recovered from a Third Party pursuant to this Section shall be used:

(a)                                 first to reimburse the reasonable costs and expenses (including reasonable attorney’s fees and costs) of the Parties in such action; and

(b)                                 second the balance shall belong to USL, provided that such balance shall be deemed Net Sales of USL in the quarter in which such balance is received, and USL shall pay Orion a Know-how Royalty on such Net Sales in accordance with the terms of Section 6.9 above.

Where the amounts recovered do not fully reimburse the costs and expenses described in (a) above, such amounts shall be paid to the Parties pro-rata to the costs and expenses incurred by the Parties.

12.5                                           No Rights to Other Trademarks. Each party hereby acknowledges that it does not have, and shall not acquire, any right or interest in any of the other party’s trademarks or trade names unless otherwise expressly provided in this Agreement. Each party agrees not to use any trade names or trademarks of the other party, except as provided in this Agreement or as otherwise specifically authorized by the other party in writing both as to the names or marks which may be used and as to the manner and prominence of use. USL hereby grants to Orion a non¬exclusive license to use USL’s trade names and/or trademarks, including without limitation the Trademark, as specified by USL in writing strictly for the purpose of such Product labeling and packaging and to use the USL logo and trademark to manufacture (or have manufactured) and supply the Product hereunder and, for the avoidance of doubt, no other license to, or right in, any of USL’s trade names, trademarks or other intellectual property rights is hereby granted to Orion. Each use of any trademark, trade name, logo or other intellectual property rights belonging to particular Party that is used on or in conjunction with the Product will inure to the benefit of that Party, and if any such use vests in the other Party any rights in the owning Party’s

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trademark, trade name, logo or other intellectual property rights, the other Party hereby transfers such right to the owning party or its designee upon request of the owing Party.

13                                                     PATENT OWNERSHIP AND PROSECUTION

13.1                                           Disclosure of Inventions. Each Party shall promptly disclose to the other Party the making, conception or reduction to practice of any inventions relating to the Product, whether or not patentable, by employees or others acting on behalf of such Party in the course of the Development of Product. All disclosures under this Section 13.1 shall be made at least sixty (60) days prior to any public disclosure of such invention or any required submission to government agencies in compliance with the requirements of government supported research.

13.2                                           USL and Orion shall consult with one another in good faith regarding a patent strategy for the Product in the Territory. Orion shall have the right, but no obligation, at its sole risk and at its expense, to pursue the initial filing of a potential Orion Patent, or support the continued prosecution of an Orion Patent. If Orion elects not to pursue the initial filing of a potential Orion Patent, or support the continued prosecution of an Orion Patent, Orion shall notify USL in writing promptly before the date required for the deadline date by which an action must be taken to establish or preserve an Orion Patent right. USL shall then have the right, but no obligation, at its sole risk and at its expense, to pursue the filing or support the continued prosecution of such Orion Patent. If USL elects to pursue such filing or continue such support, then it shall notify Orion of such election, and Orion shall promptly assign to USL, for a nominal consideration (the receipt and sufficiency of which is hereby acknowledged), all of its right, title and interest in such Orion Patent; provided however, Orion and its Affiliates shall have a perpetual, royalty-free, non-exclusive, non-sublicensable right under such assigned Orion Patent for use in the Territory which, during the Term shall be for the limited purpose of Orion’s performance under this Agreement. In the event patent applications are filed covering the Product, its formulation or manufacture, in the Territory the Parties will consult with one another as to the desired scope of coverage of claims in the patent applications. The Party that is not prosecuting the patent application (the “Non-Prosecuting Party”) shall have reasonable opportunities to offer the party prosecuting the patent application (the “Prosecuting Party”) comments with respect to patent applications under the Patent Rights in the Territory. The Prosecuting Party shall keep the Non-Prosecuting Party fully advised of the status of patent applications and the patents in the Patent Rights by giving the Non-Prosecuting complete information with respect thereto, including but not limited to, copies of all patent applications, office actions, amendments, copies of issued patents and copies of notices from the United States Patent and Trademark Office. The Prosecuting Party shall give the Non-Prosecuting Party reasonable written notice before the issuance of an allowed patent application on a Patent Right of Prosecuting Party’s intentions regarding the filing of continuations and/or divisionals.

13.3                                           Cooperation. Each of Orion and USL shall make available to the other Party (or to the other Party’s authorized attorneys, agents or representatives) at the other Party’s request and expense, its employees, agents or consultants to the extent reasonably necessary to enable the appropriate Party to exercise its rights hereunder in relation to Patent Rights for periods of time sufficient for such Party to obtain the necessary assistance from such personnel. Where appropriate, each of the Party shall sign or cause to have signed all documents necessary for such purposes.

13.4                                           Post-term Royalties. Following the expiration of the Term, USL shall pay Orion, in consideration for USL’s having obtained a license under Orion Patent Rights (if any), Proprietary Information and the Divigel® Trademark (if the Divigel® Trademark is used for the Product in the Territory) for purposes of this Agreement, a running residual know-how and

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Trademark use royalty of [***] of Net Sales of Product in the Territory hereunder for as long as such Products are sold under the Divigel® Trademark, and [***] of Net Sales of Product in the Territory hereunder not under the Divigel® Trademark. Any successor to USL by reason of merger acquisition or otherwise shall expressly be bound by the royalty obligations of USL under this Agreement. Notwithstanding anything contained herein to the contrary, no royalty shall be payable pursuant to this Section 13.4 in any circumstance whatsoever if, after expiration of the Term, Orion commences sale of a generic Product in the Territory (it being understood that Orion may, after expiration of the Term, develop and sell a generic Product in the Territory, under its own label and own Regulatory Approval (without reference rights to USL’s Product NDA)).

13.5                                           Payment of Post-Term Royalties. The royalties payable pursuant to Section 13.4 shall be calculated and reported to Orion in accordance with Section 6.10, and paid by USL in accordance with Section 6.10.

14                                                     PATENT INFRINGEMENT MATTERS

14.1                                           Notice of Infringement. Each Party agrees to promptly inform the other Party in writing of any of the following acts or claims which come to such Party’s notice:

(a)                                 any actual or apparent infringement in the Territory of any Orion Patent Rights by any Third Party as well as any Third Party claims or threatened claims of invalidity with respect to any Orion Patent Rights; and

(b)                                 any lawsuits, claims or threatened claims of alleged infringement of a Third Party’s intellectual property rights made by any Third Party in the Territory involving Product, or its manufacture, use or sale.

(c)                                  Any “Paragraph N Certification Notice” with respect to the Product (it being understood that either Party receiving a Paragraph N Notice shall immediately notify the other Party).

14.2                                           Prosecution of Infringers.

(a)                                 Upon giving or receiving notice of any alleged Third Party infringer, USL shall promptly, but in any event within the Applicable Period, advise Orion if it intends to initiate action with respect to the alleged infringer. If USL advises Orion that it does not desire to initiate such action, Orion may, but has no obligation to, do so. The “Applicable Period” shall, in the context of a Paragraph IV Certification by a Third Party, mean (a) a period of twenty-one (21) days after USL receives notice of the Third Party Paragraph IV certification, and (b) shall otherwise mean a period of thirty (30) days after giving or receiving notice under Section 14.1 of this Agreement of the alleged Third Party infringement.

(b)                                 The party initiating the action will bear its expense, and the other party will cooperate, at the expense (with respect to out-of-pocket expenses only) of the party initiating the action.

14.3                                           Allocation of Recovery Against Third Party Infringer. Any recovery in such action against the third party infringer shall first be distributed to reimburse the reasonable out of pocket expenses of the Party that bore the enforcement action. The balance of any recovery shall belong to USL,

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as the party of commercial interest in the Territory, whose damages will be the basis of any recovery in the enforcement action. The amount of that balance will, however, be deemed Net Sales of USL, and Know-how Royalties shall be paid to Orion thereon in accordance with Sections 6.9 or 13.4 (as applicable) above.

14.4                                           Potential Violations of Court Orders. In the event of patent infringement litigation in the United States or Canada (as the case may be) involving a claim that the Product infringes the patent rights of a third party, then USL and/or its Affiliates or sublicensees may be requested by Orion to consider suspension of the import, distribution, marketing, sale, use or other activities in connection with the Product in that country to the extent this may be necessary based upon advice of Orion’s outside legal counsel in order to (i) comply with any court ordered injunction, or an arbitrator(s) award or order whether interim or final or (ii) prevent or limit a material level of damages or liability to Orion with respect to such third party. Such request by Orion and compliance by USL and its Affiliates (and/or its sublicensees), if agreed, (1) shall be deemed a temporary suspension of USL’s and/or its Affiliates’ or sublicensees’ obligations to market and sell the Product in the Territory, including any obligation under Section 9 of this Agreement, but (2) shall not excuse Orion’s obligations to deliver for sale in the Territory by USL, its Affiliates and/or any sublicensees, Product that does not infringe the patent rights of any Third Party, and (3) shall be a material breach of this Agreement by Orion; and USL, its Affiliates and sublicensees shall be deemed not to have waived such breach (or release Orion from any liability with respect to such breach) even if USL, its Affiliates and/or sublicensees comply with Orion’s request.

14.5                                           Potential Termination for Infringement. Should Orion or USL or any of its or their Affiliates be prevented by reason of an adverse, non-appealable or unappealed court judgment or arbitral award against it from selling or supplying the Product in a particular country in the Territory due to infringement liability which would arise as a result of such decision(s), then (a) USL may (in addition to other remedies) terminate this Agreement (effective as of such time as stated in USL’s written notice of termination) in whole or with respect only to the country in the Territory in which the judgment or award applies and such termination shall be deemed a termination for uncured breach by Orion under Section 20.2.1 of this Agreement; and (b) Orion may also terminate this Agreement upon thirty (30) days prior written notice, provided that (1) such termination shall be with respect only to the country in the Territory in which the judgment or award applies (unless USL has given its prior written consent to permit the termination to be effective with respect to this Agreement in whole); and (2) any such termination by Orion shall be deemed a material breach by Orion and shall be treated the same as termination by USL for uncured breach by Orion under Section 20.2.1 of this Agreement, and Orion shall have all responsibility and liability, and USL all rights and remedies, subject to Section 16.13, as arise in the case of Orion’s material breach of its obligations to deliver for sale in the Territory by USL, its Affiliates and/or any sublicensees, Product that does not infringe the patent rights of any Third Party.

14.6                                           Indemnification for Infringement of Third Party Intellectual Property Rights.

14.6.1                                 USL shall defend, indemnify and hold Orion Indemnified Persons (as defined in Section 16.10(a) below) harmless from and against any and all liabilities, damages, claims, costs or expenses (including reasonable attorneys’ fees) arising out of any Third Party claim, suit, demand or action for any economic or property loss or damage, personal injury or death to the proportionate extent due to any claim that the use of a Trademark in connection with the Product violates the intellectual property rights of any Third Party. USL’s obligations under this Section 14.6.1 are conditioned upon the terms set forth in Section 16.10(b).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

14.6.2                                 Orion shall defend, indemnify and hold the USL Indemnified Persons (as defined in Section 16.11(a) below) harmless from and against any and all liabilities, damages, claims, costs, or expenses (including reasonable attorneys’ fees) arising out of any Third Party claim, demand, suit or action for any economic or property loss or damage or personal injury or death to the proportionate extent due to any claim that the Product violates the intellectual property rights of any Third Party except to the proportionate extent that any such claimed infringement arises the use of a Trademark used in connection with the Product. Orion’s obligations under this Section 14.6.2 are conditioned upon the terms set forth in Section 16.11(b). If Orion asserts a counterclaim against any such Third Party and obtains a recovery on such counterclaim against such Third Party, such recovery in such action shall first be distributed to reimburse the reasonable out of pocket expenses of Orion in such action. The balance of any recovery shall belong to USL, as the party of commercial interest in the Territory, whose damages will be the basis of any recovery in such counterclaim. The amount of that balance will, however, be deemed Net Sales of USL, and Know-how Royalties shall be paid to Orion thereon in accordance with Sections 6.9 or 13.4 (as applicable) above.

15                                                     LIAISON AND REPORTS - MARKETING AND SALES REPORTS, FORECASTS

15.1                                           Marketing Plans. USL shall furnish to Orion, on a confidential basis, a draft launch plan for the Product timely in advance of the First Commercial Sale. The parties shall meet annually at USL (unless otherwise agreed upon by the Parties), on or about the anniversary of the First Commercial Sale, to discuss, on a confidential basis, USL’s annual marketing and sales plan for Product, including USL’s marketing strategy for the Product, including key promotional messages, as well as anticipated Net Sales for the upcoming Year. At such meeting, the Parties shall also review USL’s main marketing activities for the prior year, as well as the market share and sales performance of Product, including internally developed information and reports (to the extent existing in the ordinary course of USL’s business) regarding (a) market share development of Product in the Territory during the prior Year, as compared to the prior Year, (b) actual Net Sales during the prior Year as compared to anticipated/budgeted Net Sales in the Territory for that Year, (c) the market share and sales performance of Product compared with competing products in the Territory, market performance and trends for the class of products in which Product competes in the Territory, as well as a listing of potential competing products in the Territory of which USL is aware, and (d) a summary of prescription data regarding total and new prescriptions for Product in the Territory during the prior Year. It is understood that nothing in this Section 15.1 shall require USL to provide Orion with any information that USL has not already generated for its own internal reporting purposes or to provide any information in a format other than that used for its own purposes.

16                                                     PRODUCT SPECIFICATIONS, QUALITY, WARRANTIES, INDEMNITIES

16.1                                           The Parties agree on the following with respect to issues related to each Product’s specifications and quality assurance, subject to any future, mutually agreed amendment(s) hereto that may be made.

16.2                                           Product Warranties.

16.2.1                                 Orion represents and warrants to USL that any Product supplied to USL under this Agreement:

(a)                                 was manufactured, labeled (to the extent of Orion’s responsibility as described in Section 10.7 above) packaged, tested and shipped in accordance with all laws and regulations applicable to manufacture of Product in the country of manufacture and in

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

accordance with CGMP, the Product NDA and the Act. Orion further warrants that, to the extent applicable, the Product supplied to USL shall be manufactured in a facility approved in the NDA, and (to the extent applicable) as of the date of shipment are not adulterated or misbranded (within the meaning of the Act), and are not an article which may not, under the provisions of Section 404, 505 or 513 of the Act, be introduced in interstate commerce; and

(b)                                 conforms to the Specifications from the time of delivery to USL until the end of the specified Product shelf life, provided that it is handled and stored properly and in accordance with the pertaining instructions.

NO OTHER WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY, ARE MADE OR WILL BE DEEMED TO HAVE BEEN MADE BY ORION REGARDING THE PRODUCT.

16.2.2                                 Each of Orion and USL represents and warrants that neither it nor any of its Affiliates have been debarred or is subject to debarment and will not use in any capacity, in connection with the services to be performed under this Agreement, any person who has been debarred pursuant to Section 306 of the Act, and that (in the case of Orion) its manufacturing facilities conform, and shall continue to conform throughout the term of this Agreement, in all respects to applicable law and regulations governing such facilities.

16.3                                           Changes to Specifications. Orion will not modify any of the Specifications, specifications for any of the raw materials used in producing the Product (including without limitation the Compound), or any process or procedure used to manufacture the same, or change the equipment used in the manufacture of Product (except for repair or replacement of existing equipment), or change any of its suppliers of any raw materials used in producing Product, in each case without obtaining the prior written consent of USL, such consent not to be unreasonably withheld, and any approvals required for purposes of obtaining or maintaining any Regulatory Approval of the Product affected by such modification. Any such change shall be implemented only after all necessary consents and approvals of, and notifications to, the FDA have been obtained or made, and shall be implemented in a manner that does not impact Orion’s ability to supply Product to USL in accordance with the provisions of Section 6. Orion shall be solely responsible for all costs and expenses incurred in making any such changes or modifications, except to the extent such changes or modifications have been requested by USL, in which case such costs shall be borne by USL; provided further that should such changes result in economic benefit for Orion the allocation of such costs and expenses between the Parties shall be separately agreed, as reasonable.

The Parties acknowledge that the Specifications for Product attached hereto as Schedule 4 are preliminary and the Parties shall work in good faith to finalize such Specifications at the appropriate time; provided, however, for clarity, such final Specifications shall be subject to FDA approval.

16.4                                           Certificate of Analysis. Orion shall deliver with each shipment of Product a certificate of analysis, accompanied by a statement that the batch was manufactured according to the Quality Assurance Agreement, together with any other batch related records specified in the Quality Assurance Agreement. Without limitation, the certificate of analysis shall set forth the items tested, specifications and test results for each lot delivered, all in a manner which complies with the NDA, the Act and other applicable laws and regulatory requirements. Batch records for that

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

shipment (including all deviation reports and investigations) will, within seven (7) working days after release of the Product, be shipped to USL’s Quality Assurance Unit for review.

16.5                                           Analytical Methods and Stability Studies. Prior to Orion’s first delivery of Product, Orion will provide USL with the relevant analytical test methods information for Product to enable USL to exercise its inspection rights under Section 16.6 below and/or to qualify- as a back-up manufacturer of bulk gel/gel sachets of Product, which test methods shall be deemed Confidential Information of Orion. Orion shall be responsible for conducting, at its expense, all required stability studies for Product (except for studies relating to Product that is not manufactured by Orion). Without limitation, Orion must perform its standard stability test program as committed to in the Product NDA and as defined in Orion’s SOPs, the applicable FDA guidelines and ICH. Orion will provide USL with a copy of its stability reports, as they become available, for each Product. Orion will within, three working (3) days, after a confirmed Out Of Specification (“OOS”) result in the stability testing for a Product, and prior to re-testing for stability, notify USL of those results. In addition, to the extent applicable, Orion will undertake all validation work as may be required by the NDA, CGMP, the Act or other applicable law, Orion’s standard operating procedures, or as otherwise agreed upon by the parties.

16.6                                           Inspection of Batches.

(a)                                 USL shall inspect and analyze each batch of Product delivered after receipt. If USL reasonably believes the delivered Product does not meet Specifications, or has any other defect, USL shall notify Orion in writing of any such claims within forty-five (45) days after USL’s receipt of Product and all documentation as provided in this Agreement or the Quality Assurance Agreement. In the event USL does not notify Orion of any such defect within the applicable forty-five (45) day period, USL shall be deemed to have accepted the shipment, except for latent defects that could not have been reasonably discovered upon said inspection. Acceptance will not affect USL’s rights if any certification provided by Orion is false or inaccurate.

Any claims regarding delivered Product shall specify in reasonable detail the nature and basis for the claim and cite relevant Orion control numbers or other information to enable specific identification of Product involved. All claims made by USL regarding quantity or quality of Product shall be handled on a case by case basis during which time Orion shall have the right to first inspect any delivery of Product involved before being required to take any action with respect thereto. USL shall not be required to accept Product which has an actual shelf life after delivery from Orion of less than [***] of the shelf-life approved in the Regulatory Approval for the Product or [***], whichever is longer.

(b)                                 Orion shall promptly review any such claim of Product non-conformity timely made by USL within seven (7) days of being notified of same, or more expediently if the FDA requires a more prompt response from Orion or USL.

If such review and testing by Orion confirms that a delivery of Product being objected to by USL does not meet the required Specifications, or was otherwise defective, then USL shall dispose of or return such delivery as Orion shall direct in writing, at Orion’s expense, and Orion shall use all reasonable efforts to replace, at Orion’s expense, that rejected Product with conforming Product as soon as possible, but not later than sixty (60) days after USL’s notice of rejection.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Orion shall grant USL full credit for the original invoiced amount (plus interest thereon from the date paid through the date credited at a rate of [***] annually) for any rejected Product paid, plus any additional reasonable out-of-pocket expenses incurred by USL in the transportation and importation, inspection, and disposal of such defective or non-conforming Product. If the Parties fail to agree as to whether a delivered quantity meets its required Specifications, or was otherwise defective, then the Parties agree to have the batch in dispute tested and further analyzed by a recognized independent testing laboratory located in the Territory selected by agreement of the Parties. Should said laboratory’s testing determine that the required Specifications were not met, or the Product was otherwise defective, then their decision shall be deemed final and in such case Orion will bear the costs of said independent laboratory’s testing. If said quantity of Product is determined by said independent laboratory to have met its Specifications, and to have not otherwise been defective, then USL shall bear all costs of the independent laboratory testing.

Orion shall deliver a replacement quantity of Product to USL meeting required Specifications even while a dispute as described the preceding paragraph is awaiting resolution by such testing laboratory (it being understood that such delivery of replacement Product will not impair any claims or defenses relating to said dispute).

16.7                                           Storage Conditions. USL, its Affiliates and Agents dealing with Product shall ensure that Product under it or their control is at all times properly stored under conditions that will not adversely affect its quality or Specifications or actual shelf life required under an applicable Regulatory Approval.

16.8                                           Inspection Rights. Upon reasonable prior notice, Orion shall permit USL to review periodically Orion’s quality control procedures and records, during normal business hours and not more than once per Year (absent unusual circumstances when more frequent access is reasonable), in order to assure satisfaction with Orion’s compliance with the requirements of this Agreement, and the Quality Assurance Agreement. To the extent reasonably required in order for USL to comply with applicable laws and regulations or verify compliance with this Agreement, USL’s personnel may visit Orion’s production facilities used to manufacture or store Product upon reasonable prior notice. Such visits shall be conducted in a reasonable manner and shall be limited to the equipment, records, production facilities and laboratories pertinent to the manufacture, testing, and storage of the Product.                Orion shall, reasonably cooperate with USL representatives who may visit Orion’s production facility as provided in this Section 16.8. In addition, USL shall be given reasonable opportunity, to assist Orion, at USL’s expense, Orion in preparation for a pre-approval inspection by the FDA.

16.9                                           Records. USL and Regulatory Authorities shall have the right to audit Orion’s records relating to its manufacture of Product under this Agreement. Orion shall maintain reserve samples, all batch and other manufacturing and analytical records, all records of shipments of the Product, and all validation data relating to the Product and other applicable records, to the extent and for the time periods required by applicable laws and regulations, and shall make such data available to USL and Regulatory Authorities upon USL’s reasonable request or if required by law. Orion shall have the corresponding rights as USL under this Section and USL the corresponding obligations as Orion under this Section with respect to such matters in the event USL exercises its back-up manufacturing rights for Product under this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.10                                    Orion Indemnification.

(a)                                 USL shall defend, indemnify and hold Orion, its Affiliates, and the officers, directors and employees of each (collectively, the “Orion Indemnified Persons”) harmless from and against any and all liabilities, damages, claims, costs or expenses (including reasonable attorneys fees) arising out of any Third Party claim, suit, demand or action for any economic or property loss or damage, personal injury or death to the proportionate extent due to (1) any breach by USL of its warranties or representations under or related to this Agreement; (ii) any breach by USL of any of the other terms of this Agreement; (iii) any breach of or noncompliance, by USL, its agents, representatives, consultants or contractors, in any respect, with applicable laws or regulations; or (iv) any negligent act or omission, or intentional act or omission of misconduct, on the part of USL, its agents or representatives.

(b)                                 Conditions to be met for the above indemnification obligation to become applicable are that (1) Orion shall notify USL promptly in writing of any claim, suit, demand or action, including reasonable details thereof as are available to Orion which may give rise to an indemnification obligation on the part of USL hereunder, (2) USL is allowed to timely undertake sole control of the defense of any such claim, suit or action against it, including all negotiations for the settlement or compromise of such claim, suit or action at its sole expense, and, (3) Orion renders such reasonable assistance, information, cooperation and authority to permit USL to defend such claim, suit or action, it being agreed that any reasonable out-of-pocket expenses incurred by Orion in rendering the same shall be borne or reimbursed promptly by USL. USL shall not be liable for any litigation costs or expenses incurred by the Orion Indemnified Persons without USL’s prior written authorization. In addition, USL shall not be responsible for the indemnification or defense of any claims compromised or settled without its prior written consent.

16.11                                    USL Indemnification.

(a)                                 Orion shall defend, indemnify and hold USL, its Affiliates and the officers, directors, and employees of each (collectively, the “USL Indemnified Persons”), harmless from and against any and all liabilities, damages, claims, costs, or expenses (including reasonable attorneys fees) arising out of any Third Party claim, demand, suit or action for any economic or property loss or damage or personal injury or death the proportionate extent due to (i) any breach by Orion of its warranties or representations under or related to this Agreement; (ii) any breach by Orion of any of the other terms of this Agreement; (iii) any breach of or noncompliance, by Orion, its agents, representatives, consultants or contractors, in any respect, with applicable laws or regulations; or (iv) any negligent act or omission, or intentional act or omission of misconduct, on the part of Orion, its agents or representatives.

(b)                                 Conditions to be met for the above indemnification obligation to become applicable are that (1) USL shall notify Orion promptly in writing of any claim, suit, demand or action, including reasonable details thereof available to USL, which may give rise to an obligation on the part of Orion hereunder, (2) Orion is allowed to timely undertake the sole control of the defense of any such claim, suit or action made against it, including all negotiations for the settlement or compromise of such claim, suit or action at its sole expense, and (3) USL renders such reasonable assistance, information, cooperation and authority to permit Orion to defend such action, it being agreed that any reasonable out-

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

of-pocket expenses incurred by USL in rendering the same shall be borne or reimbursed promptly by Orion. Orion shall not be liable for any litigation costs or expenses incurred by the USL Indemnified Persons without Orion’s prior written authorization. In addition, Orion shall not be responsible for the indemnification or defense of any claims compromised or settled without its prior written consent.

16.12                                    Insurance. Each Party shall obtain and maintain reasonable product liability insurance with respect to Product and appropriate comprehensive general liability insurance, which may be self-insurance. Each party shall maintain product liability insurance in an amount not less than [***] United States dollars (US$[***]); in the aggregate. At the inception of this Agreement and thereafter periodically upon request, each Party shall furnish the other with a certificate of insurance evidencing that such insurance coverage is in force. Each Party shall diligently pursue recovery of insurance proceeds from a Third Party when a claim arises.

16.13                                    Limitation of Liability. Except as otherwise and expressly provided for in this Agreement, in no event shall either Party be held liable to the other Party, its Affiliate(s), or any “Contractual Third Party” (except for a Contractual Third Party claim for damage that may be indemnifiable (i) under Section 14.6.2, or (ii) under Section 16.10(a) or 16.11(a) (as applicable) for personal injury or death), for lost profits or, without limitation, any other indirect, incidental, consequential or punitive damages incurred by the other Party or its Affiliates, or any Contractual Third Party (except as stated above in this Section 16.13), and arising out of or in connection with this Agreement, or any breach thereof in excess (in the aggregate) of the “Applicable Consequential Damages Cap.” For purposes of this Agreement “Applicable Consequential Damages Cap” shall mean with respect to such indirect, incidental, consequential or punitive damages owed by either Party to the other, an amount equal to [***] of the aggregate Minimum Net Sales for Years 1 through 5 as stated in Section 7.2, except with respect to such indirect, incidental, consequential or punitive damages owed by Orion to USL arising from or related to any failure to deliver or suspension of delivery of Product by Orion in connection with a claim that the Product infringes a Third Party’s intellectual property rights, in which case the “Applicable Consequential Damages Cap” shall equal [***] of the aggregate Minimum Net Sales for Years I through 5 as stated in Section 7.2. In addition, any claim by Orion for Shortfall Royalties shall be deemed a claim for consequential damages (rather than direct damages). Other than as stated above in this Section 16.13, nothing in this Agreement is intended to, nor shall it, limit or restrict the obligation of either party to indemnify the other in connection with Third Party claims as provided in this Agreement. A “Contractual Third Party” means a Third Party that, with respect to a Party, (A) is such Party’s Agent, sublicensee, Third Party private label distributor, or (B) otherwise has a contractual relationship with such Party, its Agent, sublicensee or Third Party private label distributor related to the manufacture, testing, development, or sale, distribution, supply or purchase in the Territory, of the Product.

16.14                                    Product Recalls. In the event (i) the FDA issues a request, directive or order that any Product be recalled, or (ii) a court of competent jurisdiction orders such a recall, or (iii) Orion reasonably determines, after consultation with USL, that any Product should be recalled because the Product does not conform to Specifications, or (iv) USL, after consultation with Orion, reasonably determines that any Product should be recalled for any reason, the parties will take all appropriate corrective actions reasonably requested by the other party or by the FDA. In the event that any such recall results from the breach of Orion’ warranties or obligations under this Agreement, or Orion is otherwise responsible for the recall, Orion will be responsible for all of the reasonable expenses of the recall. In the event that any such recall results from the breach of USL’s warranties or obligations under this Agreement, or USL is otherwise responsible for the recall, USL will be responsible for all of the reasonable expenses of the recall. For the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

purposes of this Agreement, the reasonable expenses of the recall include, without limitation, all expenses for notification of customers and the destruction or return of the recalled Product, as well as all reasonable out-of-pocket costs incurred by Orion and USL in connection with any corrective action taken by Orion and USL. USL will conduct the recall process in accordance with applicable law and regulation, as well as USL’s standard operating procedures. USL and Orion will fully cooperate with the other party to assist in the recall process as reasonably necessary to complete the process.

16.15                                    Complaints. Each Party agrees to provide the other Party with such patient experience data as are available, consistent with applicable law, to each Party to assist the other Party in responding to “complaints” pertaining to Product characteristics; i.e. patient complaints of sub-potency, unpleasant taste and the like. Orion will be responsible for conducting investigations for all complaints related to Product manufacture, primary packaging or nonconformance to the Specifications. Orion will report the results of such investigation within thirty (30) days after notification of the complaint. All other complaints such as those relating to secondary packaging features or other Product related matters will be the responsibility of USL to address.

17                                                     CONFIDENTIALITY

17.1                                           USL Acknowledgement. USL hereby acknowledges that certain Orion Proprietary Information which may include confidential information of Orion’s principals and/or licensors, relating without limitation to the Product, other Orion products, and the plans, activities and business of Orion may be provided to USL, its Affiliates and/or its Agents under this Agreement.

17.2                                           Orion Acknowledgement. Orion hereby acknowledges that USL, its Affiliates and/or Agents either have or may develop certain confidential proprietary information relating to their sales and marketing plans and activities for the Product in the Territory or relating, without limitation, to USL’s other business and activities that may be provided to Orion in connection with the Parties’ collaboration and activities under this Agreement.

17.3                                           Confidentiality Obligations. A Party shall not disclose Confidential Information of the other Party to any Third Parties or otherwise use such Confidential Information, except to the extent such use or disclosure is expressly permitted by the terms of this Agreement, or required or reasonably necessary for proper performance of this Agreement, or the exercise of its rights under this Agreement. By way of example, USL or its Affiliates may disclose Orion’s Confidential Information to health or Regulatory Authorities in the Territory to the extent necessary to comply with any laws applicable to it as distributor of Product therein or in order to obtain Regulatory Approval for Product

17.4                                           Limitation on Disclosures. USL and Orion and their respective Affiliates may divulge each other’s Confidential Information to only those of their, and their Affiliates’ employees and such permitted independent contractors, agents or other Third Parties who have a bona fide “need to know” to permit USL or Orion to properly perform their obligations or exercise their rights under this Agreement, provided such persons are first bound by confidentiality undertakings that are materially no less stringent and consistent with the receiving Party’s confidentiality obligations hereunder.

17.5                                           Exceptions to Confidentiality Obligations. Each Party’s confidentiality undertakings pursuant to this Agreement shall not apply to any information of the other Party:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(a)                                 which at the time of disclosure is or later has come into the public domain by publication or otherwise through no fault of the receiving Party; or

(b)                                 which the receiving Party’s documentation demonstrates to have been in the receiving Party’s possession prior to disclosure of it from the disclosing Party; or

(c)                                  which is received by the receiving Party from a Third Party in possession of same and not bound by any confidentiality undertaking with respect to said information to the disclosing Party, or to any Affiliate, licensor, licensee, distributor or agent of the disclosing Party; or

(d)                                 which is independently developed by the receiving Party without access to the disclosing Party’s Confidential Information; or

(e)                                  which a Party is required by law to disclose provided that, prior to such disclosure, the receiving Party promptly notifies the disclosing Party in writing of any such obligation and affords the disclosing Party the opportunity to oppose such order; or

(f)                                   which a Party is required to disclose or to use to reasonably defend its position under trial or judicial or arbitration proceedings or to disclose to its attorneys of record or retained experts in connection with same, provided such disclosure is on a confidential basis, where possible, and restricted to the minimum extent required and to such persons solely for such purposes.

17.6                                           Duration of Confidentiality Obligations. The confidentiality obligations of both Parties under this Section 17 shall remain in effect with respect to any particular item of Confidential Information until [***] from the expiry or earlier termination of this Agreement.

17.7                                           Terms of Agreement. Except as permitted by the foregoing provisions or as otherwise required by law or the rules of any relevant stock exchange, the Parties shall not disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party; provided that each Party shall be entitled to disclose the terms of this Agreement without such consent to its advisors and financing sources on the condition that such entities or persons agree to keep such terms confidential for the same time periods and to the same extent as such Party is required to keep such terms confidential. Each Party shall give the other Party a reasonable opportunity to review all filings with any stock exchange describing the terms of this Agreement prior to submission of such filings, and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including without limitation the provisions of this Agreement for which confidential treatment should be sought.

17.8                                           Termination of Prior Agreement. The Parties agree that as of the Date of Agreement the Confidentiality Agreement dated as of January 7, 2003, between USL and Orion is hereby terminated and superseded by the provisions of this Agreement, and any disclosures made under the terms of that confidentiality agreement shall be deemed to have been made under the terms of this Agreement, notwithstanding that the information was disclosed prior to the Date of Agreement.

18                                                     FORCE MAJEURE

18.1                                           No Liability for Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in

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fulfilling or performing any term of this Agreement to the extent such failure or delay is caused by or results from causes that are beyond the reasonable control of the affected Party and that could not have been avoided by the exercise of reasonable diligence, provided, however, that the Party so affected shall use commercially reasonable and diligent efforts to avoid or remove or mitigate such causes of non-performance, and shall continue performance with reasonable dispatch wherever such causes are removed. In the event of a force majeure effecting either party’s performance, that party will allocate materials, personnel and resources equitably among all of Orion, USL and Orion’s other customers and commitments.

18.2                                           Notification of Force Majeure. The Party so affected shall give prompt written notice to the other Party of the nature and date of commencement of the force majeure and expected duration.

19                                                     SEVERABILITY OF CLAUSES

In case one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed by limiting such invalid, illegal or unenforceable provision, or if such is not possible, by deleting such invalid, illegal or unenforceable provision from this Agreement; provided that should this Agreement as a result of any such deleting not any more reasonably correspond to the good faith intent of the Parties, either Party may propose to the other Party amendments also to the other provisions of this Agreement in order to have the Agreement correspond to such good faith intent and negotiate in good faith on such amendment(s).

20                                                     RIGHT TO EARLIER TERMINATION

20.1                                           Insolvency. Either of the Parties shall have the right, without prejudice to any other rights or remedies or other relief available to it under the governing law and this Agreement, to terminate this Agreement forthwith if the other Party becomes insolvent, is adjudged bankrupt, applies for judicial or extra-judicial settlement with its creditors, makes an assignment for the benefit of its creditors, voluntarily files for bankruptcy or has a receiver or trustee or the like in bankruptcy appointed by reason of its insolvency, or in the event an involuntary bankruptcy action is filed against the other Party and not dismissed within ninety (90) days, or if the other Party becomes the subject of liquidation or dissolution proceedings or otherwise discontinues business.

20.2                                           Material Breach.

20.2.1                                 In the event a Party materially breaches any of the terms or conditions of this Agreement (the “Defaulting Party”) the other Party (the “Non-Defaulting Party”) may give written notice of such breach to the Defaulting Party, specifying the nature of the material breach and requesting a cure (the “Default Notice”). If the Defaulting Party fails to fully cure or to take appropriate action to cure such breach within thirty (30) days of receipt of the Default Notice from the Non-Defaulting Party, then the Non-Defaulting Party may terminate this Agreement effective immediately upon written notice of termination to the Defaulting Party provided such termination notice must be given within thirty (30) days after the expiration of the applicable cure period. Termination under this Section 20.2.1 shall be automatically stayed for the duration of any proceedings initiated under Section 25. Notwithstanding anything contained in this Agreement to the contrary, in the event of an uncured material breach by USI, with respect to its performance under this Agreement only in Canada, Orion may terminate this Agreement only with respect to Canada, and thereafter (1) the term “Territory” shall exclude Canada, and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(2) the Agreement shall remain in force and effect with respect to the United States, its Territories and possessions.

20.2.2                                 In the event of termination by USL under Section 20.2.1, USL shall have an ongoing license for the Product in the Territory, including the right to manufacture, as further contemplated in Section 20.9 below.

20.2.3                                 In the event of termination by Orion under Section 20.2.1, USL shall, upon Orion’s request, promptly, and without charge to Orion, execute assignments (in form reasonably acceptable to Orion) transferring to Orion the following: (i) all development data and other information arising out of or in connection with the development work conducted in accordance with the Development Plan by or on behalf of USL pursuant to this Agreement, including without limitation, copies of its correspondence with Regulatory Authorities regarding the same, a copy of all information in its possession or under its control that is contained in its regulatory and/or safety databases relating to the Product, including all materials prepared by USL relating to the Product NDA for the Product for the Territory, all in the format then currently maintained by USL; (ii) all Regulatory Approvals for the Product, including but not limited to the NDA, and any applications therefor, in Territory; and (iii) at the request of Orion any ongoing development work in relation to the Product and the management of any studies forming part of the Development Plan being carried out by or on behalf of USL at the date of termination. In addition, USL will grant Orion a royalty-free, nonexclusive license under the USL Patent Rights in the Territory, if any, to the extent they relate specifically to the Product, for the purpose of enabling Orion to make, have made, use, import, sell, offer to sell and import Product in the Field in the Territory.

Moreover, USL shall use commercially reasonable efforts to provide, at Orion’s expense, all cooperation and assistance reasonably requested by Orion to enable Orion (or its nominee) to assume with as little disruption as possible, the Development and commercialization of Product in the Field in the Territory. Such cooperation and assistance shall be provided as promptly as possible (having regard to the nature of the cooperation or assistance requested) and shall include without limitation the following, for a period of eighteen (18) months following termination, USL shall in response to requests from Orion or its nominee, continue to use commercially reasonable efforts to provide such information, advice and assistance relating to the Product as may be reasonably required from time to time.

The Parties shall use commercially reasonable efforts to complete the transition of the Development and commercialization of the Product from USL to Orion pursuant to this Section 20.2.3 as soon as is reasonably possible.

20.3                                           Termination Due to Shortfall.

20.3.1                                 Orion may terminate this Agreement in accordance with and subject to Section 7.5 and USL may terminate this Agreement in accordance with and subject to Section 7.4. In the event that this Agreement is terminated pursuant to Section 7.5 or Section 7.4, Section 20.2.3 shall apply subject to Section 20.3.2.

20.3.2                                 If USL terminates this Agreement pursuant to Section 7.4, or Orion terminates this Agreement pursuant to Section 7.5, and within two years after the date of termination enters into an agreement granting a Third Party rights to distribute the Product in the Territory, Orion must give USL’s independent accountants a copy of such agreement (the “Third Party Agreement”). The independent accountant shall not disclose the terms of the Third Party Agreement to USL

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

unless (a) the terms of the Third Party Agreement are more favorable than the terms of this Agreement, including, without limitation, with respect to royalty rate, supply price, minimum obligations requirements, or other material terms, or (b) in the case of termination under Section 7.4, if the parties entered into good faith negotiations to adjust the Minimum Net Sales in accordance with Section 7.4, the terms of the Third Party Agreement are more favorable than those set forth in the last proposal of Orion to adjust the Minimum Net Sales during those negotiations. If the Third Party Agreement is more favorable, then Orion shall owe USL fair value for the assignment and grant of license made in accordance with Section 20.3.1 above. Upon USL’ s request, Orion shall (within 30 days) meet with to negotiate in good faith the amount and payment terms to be paid by Orion. If the parties are unable to reach a written agreement within sixty (60) days after the date of USL’ s request, either party may initiate arbitration in accordance with Sections 25.3 and 25.4, and the arbitrators shall have authority to determine the amount to be paid by Orion to USL pursuant to this Section based upon fair value of the assets assigned and license granted taking into account, among other reasonable commercial factors, the amounts incurred or paid by USL in connection with the Regulatory Approvals, and development data, including payments to Orion for milestones hereunder and to reimburse Orion its expenses. In the event of arbitration, the Parties agree that the arbitrators must, and hereby direct the arbitrators to, (1) assign a value ranging from a minimum of [***] to a maximum of [***] of USL’s total investment and out-of-pocket expenses incurred in connection with the Development and Regulatory Approval for the Product in the Territory, including any license fee and milestone payments to Orion, amounts otherwise reimbursed and paid to Orion, and any and all other out of pocket expenses of USL in connection with the Development and Regulatory Approval for the Product in the Territory, and (2) provide for payment of said fair value in three (3) equal installments payable one-third at the time the arbitral award is issued, one-third six (6) months thereafter, and one-third twelve (12) months thereafter.

20.4                                           Termination in Case of Lack of Efficacy. USL may terminate the Agreement upon sixty (60) days written notice of termination if any of the clinical studies are not completed successfully (success in the case of each such clinical study being the successful achievement of the study’s protocol criteria). However, if any of the clinical studies are not completed successfully and USL does not give notice of termination of this Agreement prior to filing the Product NDA, USL may not terminate this Agreement under this Section for Product efficacy reasons pursuant to this Section while the Product NDA is filed and pending at the FDA, until an official non-approvable FDA decision has been issued, or the FDA has otherwise officially notified Orion or USL in writing that the Product is considered non-approvable for efficacy reasons.

20.5                                           Termination by USL under Section 4.4.3(b).

20.5.1                                 USL may terminate this Agreement in accordance with, and subject to, Section 4.4.3(b).

20.5.2                                 If USL terminates this Agreement pursuant to Section 20.5.1 Orion may give notice within sixty (60) days following Orion’s receipt of USL’s written notice of termination that Orion desires to obtain an assignment from USL of USL’s right and interest in: (i) all development data and other information arising out of or in connection with the development work conducted in accordance with the Development Plan by or on behalf of USL pursuant to this Agreement; (ii) all submission and materials prepared by or on behalf of USL in connection with Regulatory Approvals sought by USL for the Product, including but not limited to the NDA or any IND, and any applications therefor including without limitation, copies of its correspondence with Regulatory Authorities regarding the same, a copy of all information in its possession or under its control that is contained in its regulatory and/or safety databases relating to the Product,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

including all materials prepared by USL relating to the Product NDA for the Product for the Territory, all in the format then currently maintained by USL; and (iii) at the request of Orion any ongoing development work in relation to the Product and the management of any studies forming part of the Development Plan being carried out by or on behalf of USL at the date of termination. In addition, USL will grant Orion a royalty-free, nonexclusive license under the USL Patent Rights in the Territory, if any, to the extent they relate specifically to the Product, for the purpose of enabling Orion to make, have mad; use, import, sell, offer to sell and import Product in the Field in the Territory. Moreover, USL shall use commercially reasonable efforts to provide, at Orion’s expense, all cooperation and assistance reasonably requested by Orion to enable Orion (or its nominee) to assume with as little disruption as possible, the Development and commercialization of Product in the Field in the Territory. Such cooperation and assistance shall be provided as promptly as possible (having regard to the nature of the cooperation or assistance requested) and shall include without limitation the following, for a period of eighteen (18) months following termination, USL shall in response to requests from Orion or its nominee, continue to use commercially reasonable efforts to provide such information, advice and assistance relating to the Product as may be reasonably required from time to time. The Parties shall use commercially reasonable efforts to complete the transition of the Development and commercialization of the Product from USL to Orion pursuant to this Section as soon as is reasonably possible.

20.5.3                                 USL’s assignment and grant of license in accordance with Section 20.5.2 above, Orion shall owe USL fair value for the assignment and grant of license made in accordance with Section 20.5.2 above. Determination of the amount to be paid by Orion to USL shall not delay USL’s assignment and grant as provided in Section 20.5.2. Upon Orion’s request for an assignment and license under Section 20.5.3, Orion and USL shall (within 30 days) meet with to negotiate in good faith the amount and payment terms to be paid by Orion, it being agreed that the amount to be paid shall (a) not be less than [***] nor more than [***] of USL’s total investment and out-of-pocket expenses incurred in connection with the Development and Regulatory Approval for the Product in the Territory, including any license fee and milestone payments to Orion, amounts otherwise reimbursed and paid to Orion, and any and all other out of pocket expenses of USL in connection with the Development and Regulatory Approval for the Product in the Territory, and (b) shall be payable in three (3) equal installments, one-third at the time the parties reach written agreement as to the amount to be paid, USL’s assignment and license grant under Section 20.5.2, and one-third twelve (12) months after USL’s assignment and license grant under Section 20.5.2. If the parties are unable to reach a written agreement within ninety (90) days after the date of USL’s request, either party may initiate arbitration in accordance Sections 25.3 and 25.4, and the arbitrators shall have authority to determine the amount to be paid by Orion to USL pursuant to this Section based upon fair value of the assets assigned and license granted taking into account, among other reasonable commercial factors, the amounts incurred or paid by USL in connection with the Regulatory Approvals, and development data, including payments to Orion for milestones hereunder and to reimburse Orion its expenses. In the event of arbitration, the Parties agree that the arbitrators must, and hereby direct the arbitrators to, (1) assign a value ranging from a minimum of [***] to a maximum of [***] of USL’s total investment and out-of-pocket expenses incurred in connection with the Development and Regulatory Approval for the Product in the Territory, including any license fee and milestone payments to Orion, amounts otherwise reimbursed and paid to Orion, and any and all other out of pocket expenses of USL in connection with the Development and Regulatory Approval for the Product in the Territory, and (2) provide for payment of said fair value in three (3) equal installments payable one-third at the time the arbitral award is issued, one-third six (6) months after USL’s assignment and license grant under Section 20.5.2, and one-third twelve (12) months after USL’s assignment and license grant under Section 20.5.2.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

20.6                                           Termination by Either Party Upon Safety Concerns, or FDA Ordered Discontinuance. Either Party may terminate this Agreement effective upon thirty (30) days written notice of termination to the other upon the occurrence of any of the following events:

(i)                                     Prior to the filing of the Product NDA, the FDA requires that Development of the Product be discontinued; or

(ii)                                  Safety considerations arise or become known, which are of such nature as to make it unsafe, or commercially unreasonable due to safety concerns, to market and sell the Product in the Field in the Territory.

Prior to such election, the Parties shall review such situation and intended decision and give good faith consideration to the other Party’s views regarding the seriousness of such safety issue. If a party has not given notice of termination of this Agreement before the product NDA is filed, neither Party may give notice of termination of this Agreement for Product safety reasons pursuant to this Section while the Product NDA is filed and pending at the FDA, until an official non¬approvable FDA decision has been issued, or the FDA has otherwise officially notified Orion or USL in writing that the Product is considered non-approvable for safety reasons. The non-terminating Party may elect (by written notice to the terminating Party given within sixty (60) days of the terminating Party’s notice of termination under this Section 20.6), in the case of Orion, to obtain the rights specified in Section 20.2.3 on the terms stated in that Section, and in the case of USL, to obtain the rights specified in Section 20.2.2 on the terms stated in that Section.

20.7                                           Post-Termination Continued Purchase and Supply under Current Purchase Orders; Continued Sale of Product in the Territory and Disposal of Inventory.

20.7.1                                 Upon termination of this Agreement for any reason, other than by Orion under Section 20.2 (due to USL’s uncured material breach) or under Section 20.6: (a) USL shall, for a period of twelve months (12) months following .USL’s last receipt of Product by USL in accordance with 20.7.3 (or if USL is manufacturing Product, upon USL’s last production of Product utilizing raw materials ordered in the ordinary course prior to termination), be free to sell its remaining and then existing inventory as of the termination date, as well as Product purchased pursuant to Section 20.7.3, and (b) Orion shall continue, at USL’s request, to supply USL Product under purchase orders submitted through the termination date of this Agreement, all in accordance with the terms of this Agreement.

20.7.2                                 Upon termination of this Agreement by Orion under Section 20.2 (due to USL’s uncured material breach) USL shall dispose of its inventory of Product, at its expense.

20.7.3                                 Upon termination of this Agreement, other than by USL under Section 20.2 (due to Orion’s uncured material breach) or under Section 20.6, USL shall purchase from Orion, and Orion shall supply to USL, all Product subject to the then current Purchase Orders.

20.7.4                                 Upon termination of this Agreement by USL under Section 20.2 (due to Orion’s uncured material breach), upon USL’s request, Orion shall repurchase any remaining inventory of Product under USL’s ownership and control, at the supply price originally paid by USL to Orion for same. Orion will pay for such Product within a forty-five (45) day period after receiving USL’s request, and USL shall deliver such repurchased quantity of Product to Orion or its designee within forty-five (45) after receiving such payment.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

20.8                                           Certain Rights and Obligations Upon Termination. Neither termination of this Agreement under Section 20, nor expiration of the Term, shall relieve either party of obligations under this Agreement or for liability for any breach of this Agreement incurred prior to or in connection with its termination or expiration. Any liability for either Party to the other Party for any post termination compensation for consequential damages, including without limitation, loss of business, sales, or profits, resulting from or incident to such termination, shall be subject to the limitation on consequential damages set forth in Section 16.13. Rights and remedies specified in Section 20 upon termination by either Party due to the other Party’s uncured material breach shall be in addition to any and all other rights and remedies available in the event of breach under this Agreement or applicable law. The provisions of Sections 6.10, 6.11, 6.12, 12.5, 13.4, 13.5, 14.3, 14.6, 16.2, 16.10, 16.11, 16.12, 16.13, 16.14, 16.15, 17, 20, and 25; and any other provision which by its terms is intended to survive the termination of this Agreement will survive the termination or expiration or non-renewal of this Agreement and remain in full force and effect thereafter in accordance with their terms.

20.9                                           License Upon Expiration of Term or Certain Events of Termination. Upon expiration of the Term, or upon termination of this Agreement by USL under Section 20.1 (due to Orion’s insolvency) or under Section 20.2 (due to Orion’s uncured material breach), USL shall have an irrevocable, license under the Orion Patent Rights (if any) and Orion Proprietary Information existing as of the date of the expiration of the Agreement (excluding, however, the right to utilize Orion’s manufacturing identifier code in connection with Product acquired by USL from manufacturer(s) other than Orion) to develop, make, have made, use, sell, offer to sell and import such Product. Such license shall be non-exclusive in the event of expiration of the Term, but shall be exclusive in the event of termination by USL under Section 20.1 (due to Orion’s insolvency) or under Section 20.2 (due to Orion’s uncured material breach). USL shall pay royalties in accordance with Section 13.4 in the event of expiration of the Term, but shall have no obligation for payment of any royalty under Section 13.4 or otherwise in the event termination by USL under Section 20.1 (due to Orion’s insolvency) or under Section 20.2 (due to Orion’s uncured material breach). Orion shall furnish all technical assistance reasonably requested, and do such other things as contemplated in this Agreement upon USL’s commencing manufacture, to enable USL promptly and with as little interruption as possible conclude Development, obtain and maintain Regulatory Approval, and to manufacture or have manufactured its requirements for the Product for the Territory. Without limitation, Orion shall use commercially reasonable efforts to provide, at USL’ s expense, all cooperation and assistance reasonably requested by USL to enable USL (or its nominee) to assume with as little disruption as possible, the Development and manufacture of Product in the Field in the Territory. Such cooperation and assistance shall be provided as promptly as possible (having regard to the nature of the cooperation or assistance requested) and shall include without limitation the following, for a period of eighteen (18) months following termination, Orion shall in response to requests from USL or its nominee, continue to use commercially reasonable efforts to provide such information, advice and assistance relating to the Product as may be reasonably required from time to time.

The Parties shall use commercially reasonable efforts to complete the transition of the Development and manufacture of the Product from Orion to USL pursuant to this Section 20.9.

20.10                                    Upon any termination of this Agreement, USL and its Affiliates shall thereafter not, except as contemplated in Section 6.18 and Section 20.7.1, hold themselves out as Orion’s distributor of Product in the Territory.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

21                                                     21 NOTICES

21.1                                           Any notice or other communication hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier (with receipt confirmed), by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or upon receipt if sent by certified mail, return receipt requested, as follows (or to such other persons and/or addresses as may be specified in writing to the other party hereto):

21.2                                           Notices to Orion shall be to:

Orion Corporation Orion Pharma
Orionintie 1 (P.O. Box 65) FIN-02200 ESPOO,
Finland

Facsimile No. +358-10-429 3815

Attention: President with a separate copy to Vice President Legal Affairs at same address.

Notices to USL shall be to:

Upsher-Smith Laboratories, Inc.
6701 Evenstad Drive
Maple Grove, MN United States 55369

Facsimile: (763) 315-2370

Attention: President and Chief Operating Officer

With a separate copy to:

Attention: Vice President, Legal Affairs, at the same address
Facsimile: (763) 258-5578

22                                                     INTEGRATION CLAUSE

22.1                                           This Agreement, together with the attached Schedules, represents the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior arrangements, understandings, correspondence, notes, minutes and agreements between the Parties with respect to the subject matter of this Agreement, whether written or oral. In case of an inconsistency between this Agreement and its Schedule(s) this Agreement shall take precedence over its Schedule(s).

No supplement, modification or amendment of this Agreement shall be binding unless executed by the Parties in writing and signed by the duly authorized representatives of both Parties hereto.

23                                                     COUNTERPARTS

23.1                                           No waiver of any of the provisions of this Agreement shall be deemed binding unless executed in writing by the Party to be bound by it.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

23.2                                           This Agreement is executed in duplicate originals, one being retained by each Party and either original of which shall be deemed sufficient to evidence the existence of and terms of this Agreement.

24                                                     ASSIGNMENT

24.1                                           This Agreement is deemed personal to USL and Orion. Therefore, neither Party shall, without the prior written consent of the other, assign this Agreement or any of its rights hereunder, nor delegate any of its duties or obligations hereunder without the prior written consent of the other, except as expressly provided for otherwise by this Agreement.

24.2                                           Notwithstanding the foregoing, a Party may assign this Agreement to an Affiliate; provided, however, the assigning Party shall remain liable for the performance of its Affiliate under the terms of this Agreement. Furthermore, either Party shall be entitled to assign this Agreement (a) in connection with a merger, consolidation or sale of substantially all of such Party’s business or assets that are the subject of this Agreement to an unrelated Third Party of good financial standing; provided, however, that such Party’s rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets that are the subject of this Agreement, or (b) if a Party or its Affiliates is required to divest Product or a competing product in order to comply with applicable laws or regulations or any governmental agency or authority as a result of merger or acquisition; provided, however, that (1) the assignee shall be of good financial standing and the assigning Party has given the other Party at least thirty (30) days prior written notice or the proposed assignment, accompanied by information as may reasonably permit the other Party to evaluate the financial standing of the proposed assignee (it being understood that if the other party gives written notice reasonably requesting additional information regarding the proposed assignee’s financial standing or otherwise gives written notice reasonably objecting to the financial standing of the proposed assignee, the assignment shall not occur unless either (i) the other Party consents to such assignment, which consent shall not be unreasonably withheld, or (ii) the assigning Party agrees that the assignment shall not release the assigning party from its duties and obligations under this Agreement) and (2) the non-assigning Party receives reasonable written assurances from the assignee of its adherence to its obligations under this Agreement. Any assignment or delegation in derogation of this provision shall be deemed null and void. Any assignment to an Affiliate shall not release the original party hereto from its duties and obligations under this Agreement.

25                                                     GOVERNING LAW AND DISPUTE RESOLUTION

25.1                                           Governing Law. This Agreement is acknowledged to have been made in and shall be construed, governed, interpreted and applied in accordance with the laws of [***] without giving effect to its conflict of laws provisions.

25.2                                           Efforts to Resolve Disputes. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, or the rights or obligations of the Parties hereunder, the Parties shall try to settle their differences amicably between themselves. Either Party may initiate such informal dispute resolution by sending written notice of the dispute to the other Party, and within thirty (30) business days after such notice appropriate representatives of the Parties shall meet for attempted resolution by good faith negotiations. If such representatives are unable to resolve promptly such disputed matter within the said thirty (30) business days, either party may refer the matter by written notice to the other to the President of Orion Pharma for Orion and either the Vice Chairman or Chief Operating Officer of USL (or

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

their designees) for discussion and resolution. If such Officers are unable to resolve such dispute within thirty (30) Business Days of such written notice, either Party may initiate arbitration proceedings in accordance with the provisions of Section 25.4.

25.3                                           Arbitration. Should the Parties fail to settle any controversy, claim, or dispute arising out of or relating to any provision of this Agreement after following the procedures set forth in Section 25.2, then the matter in dispute shall be finally and exclusively settled by binding international arbitration.

25.4                                           Conduct of Arbitration.

(a)                                 The Parties hereto hereby agree that all disputes arising out of or in connection with this Agreement shall be finally and exclusively settled by arbitration by a panel of three (3) arbitrators. The arbitrators must be knowledgeable or experienced in the pharmaceutical industry. The arbitration proceeding shall be conducted under the Rules of Arbitration and Conciliation of the International Chamber of Commerce with such proceedings to be held in [***] in English language. Judgment upon the award rendered by arbitration may be issued and enforced by any court having competent jurisdiction.

(b)                                 If a Party intends to begin an arbitration to resolve a dispute, such Party shall provide written notice to the other Party, informing the other Party of such intention and the issues to be resolved. Within twenty (20) business days after its receipt of such notice, the other Party shall, by written notice to the Party initiating arbitration, add any additional issues to be resolved which would be considered mandatory counterclaims under [***] law. For clarity, the resolution of any disputes regarding such counterclaims shall be conducted in the same proceedings as the initial claims, and the applicable law governing any such disputes shall be the same law that is applicable to the initial claims made by the other Party.

(c)                                  Within forty-five (45) days following the receipt of the notice of arbitration, the Party referring the matter to arbitration shall appoint an arbitrator and promptly notifying the other Party of such appointment. The other Party shall, upon receiving such notice, appoint a second arbitrator within twenty one (21) days, and the two (2) arbitrators shall, within fifteen (15) days of the appointment of the second arbitrator, agree on the appointment of a third arbitrator who will act with them and be chairperson of the arbitration panel. In the event that either Party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceeding, the arbitrator shall be appointed by the International Chamber of Commerce. In the event of the failure of the two (2) arbitrators to agree within sixty (60) days after the commencement of the arbitration proceeding to appoint the chairperson, the chairperson shall also be appointed by the International Chamber of Commerce. The arbitrators shall not be employees, directors or shareholders of either Party or any of their Affiliates.

(d)                                 Each Party shall have the right to be represented by counsel.

(e)                                  To the extent possible, the arbitration hearings and award will be maintained in confidence.

(f)                                   In any arbitration pursuant to this Agreement, the award or decision shall be rendered by a majority of the members of the panel provided for herein, with each member having one (1) vote. The arbitrators shall render a written decision with their resolution of the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

dispute. The decision of the arbitrators shall be final and non-appealable and binding on the Parties. Any determination as to the arbitrability of an issue or dispute shall be made by the arbitrators.

(g)                                  Each party has the right before or during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

25.5                                           It is the specific intent and agreement of the Parties that the United Nations Convention on the International Sale of Goods shall not apply to this Agreement.

26                                                     TERM OF AGREEMENT

26.1                                           This Agreement shall become effective as of the Date of Agreement and, unless earlier terminated in accordance with the provisions of Section 20 or another provision of this Agreement, shall remain in effect for the Term. Following the expiration of such period, the Parties may agree to extend this Agreement for the Product upon mutual written agreement. Absent extension or renewal of the Term, after the expiration of the Term, the Parties shall have such rights and obligations under this Agreement as are described in this Agreement

26.2                                           This Agreement may also be earlier terminated or modified according to other provisions as set out herein.

27                                                     INDEPENDENT CONTRACTOR STATUS OF PARTIES

The status of Orion and USL under the business arrangement established by this Agreement is that of independent contractors. It is expressly agreed that for tax, legal or other purposes (i) this Agreement or any portion of this Agreement shall not be considered to be a partnership agreement, and (ii) the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Party has any authority whatsoever to act as an agent or representative of the other, nor has either any authority or power to contract for, or create or assume any obligation or liability in the other’s name or on behalf of the other or otherwise bind the other in any way for any purpose, nor shall either Party hereto represent to any Third Parties it possesses any such authority to bind the other Party. USL shall purchase the Product from Orion for resale to USL’s customers in USL’s own name and for USL’s own account.

28                                                     REPRESENTATIONS AND WARRANTIES - GENERAL

28.1                                           Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:

(a)                                 It is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

(b)                                 It has the power and authority to execute and deliver this Agreement, and to perform its obligations hereunder;

(c)                                  Except for regulatory filings and approvals for the Product referenced herein, no authorization, consent or approval of any governmental authority or Third Party is required for the execution, delivery and performance by it of this Agreement, and the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

execution, delivery and performance of this Agreement will not violate any Jaw, rule or regulation applicable to such Party.

(d)                                 There is no claim, investigation, suit, action or proceeding pending or, to the knowledge of such Party’s management, expressly threatened, against such Party before or by any Third Party governmental entity or arbitrator that, individually or in the aggregate, could reasonably be expected to (i) materially impair the ability of such Party to perform any obligation under this Agreement, or (ii) prevent or materially delay or alter the consummation of any or all of the transactions contemplated hereby.

(e)                                  Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate such Party’s corporate charter and bylaws or any requirement of applicable laws of regulations, and (ii) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation of such Party.

28.2                                           Additional Representations and Warranties of Orion. Orion represents and warrants to USL as follows:

(a)                                 It owns and/or Controls the Orion Proprietary Information existing at the Date of Agreement and has the rights and authority to grant the rights and licenses under Orion Proprietary Information to USL. No third party has been granted any rights or license (including any lien or security interest in any Orion Proprietary Information or Orion Patent Rights in the Territory).

(b)                                 To the best of its management’s knowledge (after diligent inquiry) as of the Date of Agreement: (1) Orion is not aware of any existing valid Third Party Patent Rights in the Territory that might be infringed by the manufacture, import, marketing, sale or use of Product or Compound in accordance with this Agreement; however, Orion makes no warranty or representation that such Third Party Patent Rights might not in fact prove to exist in the Territory; (2) no claim has been made against it challenging its right to use or ownership of any of the Orion Proprietary Information or making any adverse claim of ownership thereof; and (3) the inception, development, and reduction to practice of the Orion Proprietary Information has not constituted or involved, the misappropriation of trade secrets, or infringement of any other intellectual property rights, of any third party. Nothing in this Section 28.2(b) is intended to, nor shall it, limit Orion’s obligations and liability and this Agreement in the event the Product infringes Third Party Patent Rights.

(c)                                  To the best of its management’s knowledge after diligent inquiry, Orion has disclosed to USL all material information available and known to Orion and/or its Affiliates with respect to the safety or efficacy of the Compound and any human risk factors related thereto, as well as to the extent free to be disclosed by Orion all material pre-clinical and non-clinical data relating to the Compound. Without limitation, Orion has no knowledge of any adverse test results regarding the Product indicating that the Product is unsuitable or unsafe for the purposes contemplated by this Agreement;

(d)                                 To the best of its management’s knowledge after reasonable inquiry Orion has not received any notification of, and has no knowledge that there is now pending or that

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

there have been any U.S. governmental regulatory orders to restrict or limit the use of the Product in the Territory.

(e)                                  To the best of Orion’s management’s knowledge, no Third Party is using the Orion Proprietary Information in the Territory.

(f)                                   To the best of Orion’s management’s knowledge, no part of Orion’s Proprietary Information has been disclosed except in patent applications filed prior to public disclosure, in submissions to regulatory authorities or pursuant to suitable confidentiality agreements.

28.3                                           Additional Representations and Warranties of USL. USL represents and warrants to Orion as follows:

(a)                                 USL has disclosed to Orion all material information available and known to USL and/or its Affiliates with respect to the safety or efficacy of the Compound and any human risk factors related thereto, as well as all material pre-clinical and non-clinical data relating to the Compound.

29                                                     LANGUAGE

The meaning of all words and phrases in this Agreement shall be defined, construed and interpreted in English, and the Parties acknowledge that the terms and provisions of this Agreement, as stated in English, accurately reflect their intent and understanding. USL shall not be responsible in any manner for any interpretation or translation of this Agreement that Orion may obtain.

30                                                     NON-WAIVER CLAUSE

No waiver by either Party of any nonperformance or violation by the other Party of any of the covenants, obligations or agreements of such other Party hereunder shall be deemed to be a waiver of any subsequent violation or non-performance of the same or any other covenant, agreement or obligation, nor shall forbearance by either Party be deemed to be a waiver by such Party of its rights or remedies with respect to such violation or nonperformance.

31                                                     HEADINGS

The headings in this Agreement are inserted for the convenience of the Parties only and may not be used in the interpretation of any provisions hereof.

32                                                     PUBLICITY

Unless agreed upon in writing beforehand by the Parties, neither Party shall discuss with Third Parties or originate any publicity, news release or other public announcement, written or oral, whether to the public press, stockholders or otherwise, regarding any matters relating to the content or terms of this Agreement, or any amendment hereto, or the performance by either of the Parties hereunder, except for such announcement as in the opinion of legal counsel to the Party making such announcement is required under applicable law or stock exchange regulations, in which event such Party shall give the other Party an opportunity reasonable under the circumstances (i.e. and save as for applicable legal, regulatory or stock exchange

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

requirements requiring a shorter period, a period of no less than fourteen (14) days) to review the form and content of the announcement before such legally required disclosure is made.

The Parties acknowledge their mutual desire to issue a public announcement concerning the execution of this Agreement generally describing the nature of the Agreement, the extent of the rights granted to USL. The Parties shall mutually agree in writing on the contents and timing of such announcement(s) prior to their issuance.

33                                                     NO THIRD PARTY BENEFICIARIES

No person or entity other than USL, Orion and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

IN WITNESS WHEREOF, the Parties’ duly authorized representatives hereto have executed this Agreement as of the day and year first above written.

SIGNATURES

Signed		Signed
ORION CORPORATION ORION PHARMACEUTICALS		UPSHER-SMITH LABORATORIES, INC.

By		By

/s/ Risto Hämäläinen	/s/ Timo Lappalainen	/s/ Mark Evenstad
Signature	Signature	Signature

Risto Hämäläinen	Timo Lappalainen	Mark Evenstad
Name	Name	Name

President	Senior Vice President	Vice Chairman and President
Title	Title	Title
(Authorized Officer)	(Authorized Officer)	(Authorized Officer)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 1

Orion Patents

US Application 60/498,611 titled “Transderrnal Compositions” (Kiesvaara et al.); filing date 29 August, 2003

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SCHEDULE 2

Initial Development Plan

The Initial Development Plan is attached in its entirety after Schedule 5.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 3

Initial Specifications for Product

Item	Method reference	At release	During stability
Appearance of content	[***]	[***]	[***]
Appearance of dose package	[***]	[***]	[***]
Average mass:	[***]	[***]	[***]
0.25g dose package		[***]	[***]
0.5g dose package		[***]	[***]
1.0 g dose-package		[***]	[***]
[***]		[***]	[***]
Minimum fill	[***]	[***]	—
Content uniformity	[***]	[***]	—
pH	[***]	[***]	[***]
Viscosity	[***]	[***]	[***]
Identification, HPLC	[***]	[***]	—
Identification, TLC	[***]	[***]	—
Assay	[***]	[***]	[***]
In-vitro Release Test	[***]	[***]	[***]
Related substances:	[***]
Specified Identified		[***]	[***]
Specified Unidentified		[***]	[***]
Any Unspecified		[***]	[***]
Total		[***]	[***]
Ethanol content	[***]	[***]	[***]
Total viable aerobic count	[***]	[***]	[***]
Enterobacteria and other gram-negative bacteria	[***]	[***]	[***]
Staphylococcus aureus	[***]	[***]	[***]
Pseudomonas aeruginosa	[***]	[***]	[***]

Microbiological requirements tested as per FDA requirements

Eventual skip testing to be applied only after FDA approval

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Specifications for the Drug Substance **

Item	Method Reference	for DS from Schering	for DS from Dlosynth	Comments
Appearance	[***]	—	—
Identification A	[***]	[***]	[***]	[***]
Identification B	[***]	[***]	[***]	[***]
Melling Range	[***]	[***]	[***]	[***]
Specific Rotation	[***]	[***]	[***]	[***]
Water	[***]	[***]	[***]	[***]
Assay	[***]	[***]	[***]	[***]
Related Substances	[***]			[***]
Specified Identified:	[***]			[***]
17alpha-estradiol	[***]			[***]
Estrone	[***]			[***]
4-mehtyl estradiol	[***]			[***]
6-keto estradiol	[***]			[***]
delta 9(11) estradiol	[***]			[***]
other named peaks	[***]			[***]
Specified Unidentified: list each separately by retention time relative to estradiol	[***]			[***]
Any unspecified	[***]			[***]
Total	[***]			[***]
Residual solvents (ethanol)	[***]	[***]	[***]
OVI	[***]	[***]	[***]	[***]

Based on due diligence discussions between USL and Orion, Orion will replace the current, single incoming drug substance specification with separate specifications for the two suppliers. Orion specification will reflect tests and limits as presented by each supplier on their respective Certificate of Analysis.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 4

Manufacturing Cost Principles

DEFINITION OF FULLY ABSORBED MANUFACTURING COST (“FAMC”)

I.                                  FAMC includes the costs of all direct material, direct labor and manufacturing overhead consumed, provided or procured by a manufacturing facility in the manufacture of Product.

A.                                    Direct Material costs include:

1.                                      The cost of raw materials, process consumables (i.e., resins, membranes, etc.), containers, container components, packaging, labels and other printed materials used in production.

2.                                      Scrap of raw materials, work in progress and finished goods (excluding losses in excess of a reasonable allowance for normal wastage limits, and also excluding losses due to failure of Product to meet specifications).

B.                                    Direct Labor costs include:

1.                                      Salaries and fringe and other benefits and employer’s contributions for personnel directly involved in the manufacturing process. (engineering & development moved to overhead section)

C.                                    Direct Service costs include:

Costs of services provided by third parties for the manufacture of Product or any component thereof (e.g., sterilization and specialized testing, manufacturing of raw materials).

D.                                    Manufacturing Overhead includes all direct and indirect manufacturing costs that cannot be identified in a practical manner with specific units of production and, therefore, cannot be included in specific FAMC as direct material or direct labor. Such overhead costs include:

1.                                      Department specific manufacturing overhead allocations, including, but not limited to, utilities (e.g., oil, electric, steam, water), indirect manufacturing materials and supplies, consumables (e.g., production supply materials, tools, spare parts), supervision, production management, plant management and support, engineering and development support, maintenance and repair of the production plant and production equipment, taxes (excluding income taxes) and insurance.

2.                                      Depreciation, which reflects on a pro rata basis, the use of assets used for manufacturing the Product, including depreciation on investments in new equipment required for production of the Product under this Agreement.

3.                                      Overhead allocations from involved service areas, including human resources, IT, quality assurance analysis of raw materials in production including analysis of semi-finished and finished goods produced, materials management (including wages and salaries relating to materials administration, purchasing and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

warehousing), regulatory affairs, validation, outside services (security, laundry, testing, etc.), cost accounting, inventory storage related to raw materials and semi-finished goods, process documentation, and other services required to be performed in connection with the manufacturing of the Product.

4.                                      Overhead allocations for general services used at the production facility including telephones and fax, library, postal services (internal and external), copying and office services/equipment, cleaning, health services, energy maintenance, security, and cafeterias.

5.                                      Freight, warehousing costs, taxes and import duties, and forwarding costs on raw materials payable by Orion.

6.                                      Rent and other costs allocable to the lease of facilities, equipment or materials used to manufacture the Product.

7.                                      Actual cost incurred for engineering services, permitting, equipment or otherwise in connection with compliance with environmental laws (including waste disposal) as a result of the manufacture of the Product.

II.                             FAMC does not include:

A.                                    Plant costs incurred due to product rework, except the reasonable allowance included under item A.2.

B.                                    The value of product discarded in the manufacturing operation (other than process related scrap as stated above).

C.                                    Allocations of (i) overhead incurred outside of the manufacturing plant such as support, business development, accounting, taxes and legal, and (ii) overhead for any portion of Orion’s production facility not fully utilized for production in Orion’s customary manner.

D.                                    Freight, property and sales taxes on finished good shipment and warehousing related to finished goods.

E.                                     Inventory carrying costs

F.                                      Development Costs or other research and development costs.

G.                                    Costs associated with the change of site of manufacture and the change of container, including without limitation the costs of satisfying all registration and other requirements of Regulatory Authorities.

H.                                   Any intercompany margins/markups on intercompany transfers between or among manufacturing plants or any of its affiliates.

I.                                        Insurance related to product liability.

J.                                        Costs related to pharmaceutical development, manufacturing process development or validation, or process scale-up

K.                                    General and administrative expenses.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

III.                        FAMC will be calculated in accordance with generally accepted accounting principles (GAAP) applied on a consistent basis in the country of manufacture. The procedures shall ensure that Product are allocated a fair and reasonable portion of costs on a basis that is consistent with all products produced or to be produced at the manufacturing facility. The “cost” for purchased materials or services will include the actual amount paid including the benefit of any price reductions, payment or terms discounts, or other reimbursements, such as volume discounts, that may be applicable to such purchases.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE 5

Pharmacovigilance

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID		Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
1		Divigel Development	843 days	10/13/03	1/16/07	0%
2		Project Initiation	15 days	11/3/03	11/21/03	0%
3	✓	Start Project	0 days	11/3/03	11/3/03	100%
4		Identify USL Team	2 wks	11/3/03	11/14/03	0%		USL
5		Identify Orion Team	2 wks	11/3/03	11/14/03	0%	4FF	Orion
6		Identify Steering Committee	3 wks	11/3/03	11/21/03	0%	4SS	USL,Orion
7		Create Project Tracking Tools	3 wks	11/3/03	11/21/03	0%	4SS	USL,Orion
8		Establish Project Update Schedule	3 wks	11/3/03	11/21/03	0%	4SS	USL,Orion
9		IND Preparation and Review	125 days	11/10/03	5/13/04	0%	3FS+5 days
10		CMC Tasks	75 days	11/10/03	3/4/04	0%
11		API Drug Substance	45 days	11/10/03	1/22/04	0%
12		Specification and method development	6 wks	11/10/03	12/19/03	0%		Orion
13		Write report of justification of DS specifications	6 wks	11/10/03	12/19/03	0%	12FF	Orion
14		Provide confirmation that full USP testing will be done for each lot of estradiol drug substance used in drug product for manufacture and include HPLC potency and appropriate impurity assays	6 wks	11/17/03	1/8/04	0%	12FF	Orion
15		File specifications for each DS supplier	40 days	11/17/03	1/22/04	0%		Orion
16		Review of Orion raw data (chromatograms) for impurity levels present in DS - compile data including 2 batches per year from both suppliers since product launch in Europe	8 wks	11/17/03	1/22/04	0%	14SS	Orion
17		Provide the potential synthesis impurities for API. Provide the degradation pathway(s) for API including name/chemical structures for potential degradants	6 wks	11/17/03	1/8/04	0%	14FF	Orion
18		DS - Identify impurities, if needed	40 days	11/10/03	1/15/04	0%		Orion Lead/USL Support
19		Identify unknown impurities > 0.1%	4 wks	11/10/03	12/5/03	0%		Orion Lead/USL Support
20		Write identification report, if needed, and provide name/chemical structure for each impurity >0.1%	2 wks	12/8/03	12/19/03	0%	19	Orion Lead/USL Support
21		Review and approve identification report	2 wks	12/29/03	1/15/04	0%	20	Orion Lead/USL Support
22		Batch Analysis	40 days	11/17/03	1/22/04	0%
23		Tabulate release data from tox, stability, and clinical batches using US guidelines	40 days	11/17/03	1/22/04	0%		Orion
24		Provide list of relevant batches	8 wks	11/17/03	1/22/04	0%		Orion
25		Method Numbers	8 wks	11/17/03	1/22/04	0%	24FF	Orion
26		Specification limits	8 wks	11/17/03	1/22/04	0%	25FF	Orion
27		Date(s)) assayed	8 wks	11/17/03	1/22/04	0%	25FF	Orion

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
28	List location where DS lots were used. For a given lot of DP which lots of DS were used. (reference to DP lots made from DS batches.)	8 wks	11/17/03	1/22/04	0%	27SF	Orion
29	Methods	70 days	11/10/03	2/26/04	0%
30	Provide specification and methods that are ready to use	4 wks	12/29/03	1/29/04	0%	12	Orion
31	Impurity/Degradation Method	55 days	12/1/03	2/26/04	0%
32	Evaluate USP method for impurities/degradants if not supplied by vendor	4 wks	1/23/04	2/19/04	0%	33	Orion
33	DS Stress study to identify degradants to show what impurites are in API	6 wks	12/1/03	1/22/04	0%
34	Validate method for impurities/degradants if not supplied by vendor	1 wk	2/20/04	2/26/04	0%	32	Orion
35	Residual Solvents Method	17 days	11/10/03	12/2/03	0%		Orion Lead/USL Support
36	Verify residual solvents method validated by vendor, request copy if available	2 days	11/10/03	11/11/03	0%		Orion
37	Write method transfer protocol (if method is supplied by DS vendor)	1 wk	11/12/03	11/18/03	0%	36	Orion
38	Perform method transfer (Verification of results, 3 batches both suppliers and reporting/results)(Vendor qualification for OVI)	2 wks	11/19/03	12/2/03	0%	37	Orion Lead/USL Support
39	Drug Product Excipients	40 days	11/10/03	1/15/04	0%	3FS+5 days
40	Confirm specifications and test methods conform to USP	6 wks	11/10/03	12/19/03	0%		Orion
41	DMFs, Debarments and cGMP documents from suppliers	8 wks	11/10/03	1/15/04	0%		Orion
42	specification and methods ready to use	2 days	12/29/03	1/5/04	0%	40	Orion
43	Drug Product Studies	55 days	11/10/03	2/5/04	0%	3FS+5 days
44	Tabulate release data from the DP lots used for tox, stability and clinical, including formulation number, packaging material, DS lot numbers used, release limits, etc. Provide C of A’s see notes	8 wks	11/17/03	1/22/04	0%		Orion
45	DP stress study to ID degradants if found under ICH conditions to be above 0.1% ; 0.5% specification and 0.1% reporting requirement	8 wks	11/10/03	1/15/04	0%		Orion
46	Provide or conduct studies to show conclusively that DP prepared from the two API sources provide identical degradation/impurity profiles and that the EF-108 formulation does not have a different impurity/degradation profile from the original formulation.	8 wks	11/10/03	1/15/04	0%		Orion
47	Provide the name/chemical structure for drug product degradants.	8 wks	11/10/03	1/15/04	0%		Orion
48	Use Test	55 days	11/10/03	2/5/04	0%
49	Write protocol for patient use test (IC laminate)	4 wks	11/10/03	12/5/03	0%		Orion
50	Review of protocol by USL	1 wk	12/8/03	12/12/03	0%	49	USL
51	Finalize protocol	1 wk	12/15/03	12/19/03	0%	50	Orion

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
52	Perform use test 0.25, 0.5, 1.0 and [***] dose packages	3 wks	12/29/03	1/22/04	0%	51	Orion
53	Finalize report that defines and justifies fill volume	2 wks	1/23/04	2/5/04	0%	52	Orion
54	DP Analytical Methods/Validation	60 days	11/10/03	2/12/04	0%	3FS+5 days	Orion
55	Present data to support standard solution stability conclusion given on page 200206	1 wk	1/30/04	2/5/04	0%		Orion
56	Validation of HPLC Assay - Provide or perform specificity validation for EF-108 formulation with new ingredients. (Forced Degradation)	8 wks	12/1/03	2/5/04	0%	33SS	Orion
57	Provide the viscosity test sample size for release method and validation -11g	1 wk	11/10/03	11/14/03	0%		Orion
58	Provide copy of all final analytical method validation documents,	1 wk	2/6/04	2/12/04	0%	56	Orion
59	DP Specifications	75 days	11/10/03	3/4/04	0%	3FS+5 days	Orion
60	Will Be Outsourced -Develop in vitro release test and specification limits per SUPAC Guidance, May 1997, page 19 (which means a Franz cell method) and qualify pivotal clinical studThis in-vitro method will also be used for future formulation changes.	15 wks	11/10/03	3/4/04	0%		Orion
61	Perform Microbial Challenge Test USP<51>(Antimicrobial Effectiveness Testing) or other relevant studies and provide report, see notes	9 wks	11/10/03	1/22/04	0%		Orion
62	Statement from Orion that there have been no microbial limit testing failures over X Years and Y Batches	10 wks	11/10/03	1/29/04	0%		Orion
63	US specifications and methods, 0.5g, 1g and [***]	25 days	1/30/04	3/4/04	0%	30	Orion
64	Development of specification and methods	4 wks	1/30/04	2/26/04	0%		Orion
65	Write report justifying DP specifications	1 wk	2/27/04	3/4/04	0%	67,68,69,70,71
66	Perform the content uniformity per USP weight variation on each batch release. If required by FDA perform individual assays and provide copy of method. Note Sept 12 update	4 wks	1/30/04	2/26/04	0%	64FF	Orion
67	Change Uniformity of Mass to USP “Minimum Fill”, Follow USP limits, see notes (Sent to Orion via Email)	4 wks	1/30/04	2/26/04	0%	64FF	Orion
68	Change specifications such that content uniformity, related substance assay, and viscosity measurements are performed for every drug product batch. (Testing of only every 10th batch is not acceptable.)	4 wks	1/30/04	2/26/04	0%	64FF	Orion
69	Add Ethanol assay test and acceptance criteria per FDA. Provide copy of test method and validation document	4 wks	1/30/04	2/26/04	0%	64FF	Orion
70	Modify pH limits probably from 4.0 — 6.0 to 4.5 — 5.5 since minimum seen to date is 4.8 and maximum is 5.1	4 whs	1/30/04	2/26/04	0%	64FF	Orion
71	DP -Change single related substance from Max 1.0% to 0.5% (per ICH Guidance Q3BR 5 February 2003), e.g., for 1 mg/day maximum dose for doses >1 mg/day i.e. 1.0 and [***] strengths	4 wks	1/30/04	2/26/04	0%	54FF	Orion

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
72	US specifications and methods, 0.5g, 1g and [***] ready to use in systems	4 wks	1/30/04	2/26/04	0%	64FF
73	Provide details of reference standards used for estradiol assay — purchased from USP, EP, or characterized in-house? (Should use USP reference standard or show equivalence to USP RS). See notes	4 wks	1/30/04	2/26/04	0%	64FF	Orion
74	DP Container/Closure	40 days	11/10/03	1/15/04	0%	3FS+5 days	Orion
75	Obtain DMF,cGMP certificate and debarment for the IC container/closure system for components and fabrication See Notes	8 wks	11/10/03	1/15/04	0%		Orion
76	Provide history of laminates: current versus those used in stability batches, ELI, ELIIA. ELIIB, etc. Short History of one paragraph to be included in the Product development summary for IND submission	8 wks	11/10/03	1/15/04	0%		Orion
77	IR test development for Laminate IC — Internal test	3 wks	11/10/03	11/28/03	0%		Orion
78	Updated specification and method ready to use	3 wks	12/1/03	12/19/03	0%	77	Orion
79	Provide existing Leachible/Extractable report	8 wks	11/10/03	1/15/04	0%		Orion
80	DP Stability - see notes	75 days	11/10/03	3/4/04	0%	3FS+5 days	Orion
81	For newest DP stability studies in 1C laminate (started May 2003), provide details, e.g., number of batches, package sizes stored, drug substance suppliers, protocols including pull dates. It is suggested that the 30’C/60%RH samples be stored but not les	4 wks	11/10/03	12/5/03	0%		Orion
82	Provide Stability protocols	1 wk	2/27/04	3/4/04	0%	64
83	Provide formulation EF-108 in IB stability data in ICH format as supportive	1 wk	2/27/04	3/4/04	0%	82FF
84	Provide EF-108 formulation in IC stability data as primary	1 wk	2/27/04	3/4/04	0%	82FF
85	Perform ICH Light Stability study for DP in sealed sachets. Since ethanol will evaporate from open dish, expose solution (gel) in sealed quartz bottles for one lot of drug product.	4 wks	2/6/04	3/4/04	0%	82FF	Orion
86	Perform a freeze-thaw stability study on the DP	4 wks	2/6/04	3/4/04	0%	82FF	Orion
87	CMC Tasks -Not linked to IND-EXCEPT 94,95,108,115	125 days	11/10/03	5/13/04	0%
88	Stability batch	1 day	4/30/04	4/30/04	0%
89	3rd stability batch (=clinical batch) to stability studies .5, 1.0, [***] dosages	1 day	4/30/04	4/30/04	0%	113,82	Orion
90	Manufacture small 0.25 batches for stability study	125 days	11/10/03	5/13/04	0%
91	Manufacture	1 wk	12/1/03	12/5/03	0%		Orion
92	Packages	1 wk	12/1/03	12/5/03	0%		Orion
93	Analysis	2 wks	12/8/03	12/19/03	0%	92	Orion
94	0.25g stability study initiation	2 days	1/7/04	1/8/04	0%	93	Orion
95	1 month stability data available for 0.25g	6 wks	1/9/04	2/19/04	0%	94	Orion

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
96	Drug Product Manufacture	65 days	11/10/03	2/19/04	0%
97	Material master USA bulk gel ready to use in systems	2 wks	11/10/03	11/21/03	0%		Orion
98	Material masters USA packaging 0.5g 1g and [***] ready to use in systems	2 wks	2/6/04	2/19/04	0%	78,53,108	Orion
99	Development of 0.25 mg dose	70 days	11/10/03	2/26/04	0%	3FS+5 days	Orion
100	0.1% gel in 0.25g dose package	70 days	11/10/03	2/26/04	0%		Orion
101	Finalize report that defines and justifies fill volume	2 wks	1/23/04	2/5/04	0%	52	Orion
102	method development	1 wk	11/10/03	11/14/03	0%		Orion
103	specification and methods ok in systems	3 wks	2/6/04	2/26/04	0%	102,101	Orion
104	method validation	3 wks	11/17/03	12/5/03	0%	102	Orion
105	master documents for packaging	2 wks	2/6/04	2/19/04	0%	101	Orion
106	Manufacturing of clinical batches (all sizes)	125 days	11/10/03	5/13/04	0%	3FS+5 days
107	Drug order USL	1 day	12/1/03	12/1/03	0%		USL
108	Sachet printing information from USL Printed online during production.	4.8 wks	11/10/03	12/11/03	0%		USL
109	Raw material analyses	3 wks	1/30/04	2/19/04	0%	42,30	Orion
110	Manufacturing of (EF108) bulk gels (placebo and actives)	1 wk	2/27/04	3/4/04	0%	109,97,103	Orion
111	Packaging of clinical samples (filling into sachets)	2 wks	3/5/04	3/18/04	0%	110,123,117,98	Orion
112	Analyses	4 wks	3/19/04	4/15/04	0%	111,121,118,72	Orion
113	Release	2 wks	4/16/04	4/29/04	0%	112	Orion
114	Shipment to USL (if clinical packaging not at Orion)	2 wks	4/30/04	5/13/04	0%	113	Orion
115	Provide to USL copy of current master manufacturing directions and in-process controls for bulk and filling	77 days	11/10/03	3/8/04	0%		Orion
116	Development of placebo for 0.25g dose package	65 days	11/10/03	2/19/04	0%	3FS+5 days	Orion
117	Master document for packaging	2 wks	2/6/04	2/19/04	0%	101	Orion
118	Specification and methods ok in systems	6 wks	11/10/03	12/19/03	0%		Orion
119	Development of placebo for 0.5g 1.0g and [***]	65 days	11/10/03	2/19/04	0%	3FS+5 days	Orion
120	Method development	2 wks	11/10/03	11/21/03	0%		Orion
121	Specifications and methods ok in systems	4 wks	11/24/03	12/19/03	0%	120	Orion
122	Master documents for bulk gel manufacturing	2 wks	1/6/04	1/19/04	0%	42	Orion
123	Master documents for packaging	2 wks	2/6/04	2/19/04	0%	53	Orion
124	Clinical Tasks	94 days	11/10/03	3/31/04	0%	3FS+5 days
125	Pharmacokinetics - (Phase I)	62 days	11/10/03	2/16/04	0%
126	Pharmacokinetics Summary	22 days	11/10/03	12/9/03	0%
127	Create summary of existing PK studies for IND submission	4 wks	11/10/03	12/5/03	0%		USL Lead/Orion Support

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
128	Submit summary to FDA with IND submission	2 days	12/8/03	12/9/03	0%	127
129	PK Study	36 days	12/16/03	2/16/04	0%		USL
130	Draft Phase I Protocol	4 wks	12/16/03	1/23/04	0%	256	CRO
131	Review Protocol	2 wks	1/26/04	2/6/04	0%	130	USL
132	Finalize Protocol	1 wk	2/9/04	2/13/04	0%	131	USL/CRO
133	Submit Protocol to FDA with IND submission	1 day	2/16/04	2/16/04	0%	132	USL
134	Transferability Study	36 days	11/10/03	1/9/04	0%		USL
135	Draft Phase I Protocol	4 wks	11/10/03	12/5/03	0%		CRO
136	Review Protocol	2 wks	12/8/03	12/19/03	0%	135	USL
137	Finalize Protocol	1 wk	12/29/03	1/8/04	0%	136	USL/CRO
138	Submit Protocol to FDA with IND submission	1 day	1/9/04	1/9/04	0%	137	USL
139	Washability Study	36 days	11/10/03	1/9/04	0%		USL
140	Draft Phase I Protocol	4 wks	11/10/03	12/5/03	0%		CRO
141	Review Protocol	2 wks	12/8/03	12/19/03	0%	140	USL
142	Finalize Protocol	1 wk	12/29/03	1/8/04	0%	141	USL/CRO
143	Submit Protocol to FDA with IND submission	1 day	1/9/04	1/9/04	0%	142	USL
144	Non-Clinical Pharmacology	22 days	11/10/03	12/9/03	0%
145	Create summary of existing non- clinical Pharm studies for IND submission	4 wks	11/10/03	12/5/03	0%		USL Lead/Orion Support
146	Submit summary to FDA with IND submission	2 days	12/8/03	12/9/03	0%	145
147	Pharmacology	22 days	11/10/03	12/9/03	0%
148	Create summary of existing Pharm studies for IND submission	4 wks	11/10/03	12/5/03	0%		USL Lead/Orion Support
149	Submit summary to FDA with IND submission	2 days	12/8/03	12/9/03	0%	148
150	Toxicology	22 days	11/10/03	12/9/03	0%
151	Create summary of existing Tox studies for IND submission	4 wks	11/10/03	12/5/03	0%		USL Lead/Orion Support
152	Submit summary to FDA with IND submission	2 days	12/8/03	12/9/03	0%	151
153	Clinical Studies	94 days	11/10/03	3/31/04	0%
154	Clinical Development Plan (CDP)	48 days	1/26/04	3/31/04	0%		USL
155	Planning meeting with CRO	2 wks	1/26/04	2/6/04	0%	296	USL
156	Draft CDP	2 wks	2/9/04	2/20/04	0%	155	USL Lead/Orion Support
157	Review CDP	2 wks	2/23/04	3/5/04	0%	156	USL Lead/Orion Support
158	Final Draft of CDP	2 wks	3/8/04	3/19/04	0%	157	USL Lead/Orion Support
159	Review Final Draft Of CDP	1 wk	3/29/04	3/26/04	0%	158	USL Lead/Orion Support
160	Sign off CDP	3 days	3/29/04	3/31/04	0%	159	USL Lead/Orion Support
161	Phase III	45 days	1/26/04	3/26/04	0%	3FS+5 days
162	Draft protocol	6 wks	1/26/04	3/5/04	0%	296	CRO

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
163	Review protocol	2 wks	3/8/04	3/19/04	0%	162	USL
164	Review protocol by expert panel	2 wks	3/8/04	3/19/04	0%	162	USL
165	Finalize protocol	2 wks	3/8/04	3/19/04	0%	164FF	USL CRO
166	Submit protocol to FDA with IND	1 wk	3/22/04	3/26/04	0%	165	USL
167	Investigator Drug Brochure (IDB)	35 days	1/26/04	3/12/04	0%		Orion Lead/USL Support
168	CRO Draft Investigator Brochure	4 wks	1/26/04	2/20/04	0%	296	Orion Lead/USL Support
169	USL Review of Investigator Brochure	2wks	2/23/04	3/5/04	0%	168	USL Lead/Orion Support
170	Finalize IDB	1 wk	3/8/04	3/12/04	0%	169	USL Lead/Orion Support
171	Previous Human Experience	30 days	11/10/03	12/19/03	0%		Orion Lead/USL Support
172	Summary of existing studies	6wks	11/10/03	12/19/03	0%		Orion Lead/USL Support
173	General Tasks For IND Submission	15 days	1/26/04	2/13/04	0%
174	Clinical Tasks	15 days	1/26/04	2/13/04	0%
175	Prepare clinical and toxicology reports	3 wks	1/26/04	2/13/04	0%	296	USL and Orion
176	IND Submission Tasks	119 days	10/13/03	4/7/04	0%
177	Milestone Task - All CMC tasks ready for IND documentation	0 days	3/4/04	3/4/04	0%	10
178	Milestone Task - All Clinical tasks ready for IND documentation	0 days	3/31/04	3/31/04	0%	173,124
179	Send “most current/complete” registration document for marketed dosage forms (both electronically [as available] and in hard copy)	1 wk	10/13/03	10/17/03	0%		Orion
180	Prepare draft of CMC documents from registration document	6 wks	10/20/03	11/28/03	0%	179	USL DR
181	Request additional details of existing studies	2 wks	11/17/03	11/28/03	0%	180FF	USL DR
182	Provide additional details of existing studies	2 wks	12/1/03	12/12/03	0%	181	Orion
183	Send comparable documents for 0.25 g fill volume	2 wks	12/1/03	12/12/03	0%	182FF	Orion
184	Update to include 0.25 g dosage form	2 wks	12/15/03	1/8/04	0%	183	USL DR
185	Request additional details for 0.25 g fill volume	2 wks	12/15/03	1/8/04	0%	184FF	USL DR
186	Provide additional details for 0.25 g fill volume	2 wks	12/15/03	1/8/04	0%	184FF	Orion
187	Provide data from new CMC studies	4 wks	12/1/03	1/8/04	0%	184FF	Orion
188	Incorporate data from new CMC/Clinical	2 wks	1/9/04	1/22/04	0%	187	USL DR
189	Request additional details from new CMC studies	1 wk	1/16/04	1/22/04	0%	188FF	USL DR
190	Provide additional details including COAs for all clinical batches	2 wks	1/23/04	2/5/04	0%	189	Orion
191	Provide 1st draft CMC for review	0 wks	1/30/04	1/30/04	0%	190FS-1 wk	USL DR
192	Review CMC 1st draft	2 wks	2/20/04	3/4/04	0%	191,105	Orion/USL
193	Make revisions to 1st draft CMC	2 wks	3/5/04	3/18/04	0%	192	USL DR
194	Provide 2nd draft CMC for review	0 wks	3/18/04	3/18/04	0%	193	USL DR
195	Review CMC 2nd draft	1 wk	3/19/04	3/25/04	0%	194	Orion USL

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
196	Make revisions to 2nd draft CMC (Deadline for all CMC & Clinical Materials)	1 wk	4/1/04	4/7/04	0%	177.178	USL DR
197	Provide final CMC	0 days	4/7/04	4/7/04	0%	196	USL DR
198	IND Final Prep	13 days	4/8/04	4/26/04	0%	197	USL DR
199	IND Review	3 days	4/8/04	4/12/04	0%	166	USL ORION
200	IND Revisions	3 days	4/13/04	4/15/04	0%	199	USL DR
201	Paginate	2 days	4/16/04	4/19/04	0%	200	USL
202	Table of Contents	1 day	4/20/04	4/20/04	0%	201	USL
203	Copying	1 day	4/21/04	4/21/04	0%	202	USL
204	Color Code & Compile	2 days	4/22/04	4/23/04	0%	203	USL
205	Final On-site Review	1 day	4/26/04	4/26/04	0%	204	USL
206	Package for Shipment	1 day	4/26/04	4/26/04	0%	204	USL
207	Submit IND	26 days	4/27/04	6/1/04	0%	206	USL
208	Ship submission	1 day	4/27/04	4/27/04	0%		USL
209	30 Day Wait Trigger	25 days	4/28/04	6/1/04	0%	208
210	FDA Informational Meeting	41 days	4/28/04	6/23/04	0%
211	Request Meeting	1 day	4/28/04	4/28/04	0%	208	USL
212	Conduct Meeting	2 mons	4/29/04	6/23/04	0%	211	USL
213	Post IND CMC Activities	290 days	5/3/04	6/10/05	0%
214	CMC Tasks	290 days	5/3/04	6/10/05	0%
215	Stability	290 days	5/3/04	6/10/05	0%
216	Manufacture two additional 0.25 batches for stability study (2 different suppliers of DS)	27 days	5/3/04	6/8/04	0%		Orion
217	Manufacture	2 wks	5/3/04	5/14/04	0%		Orion
218	Packages	1 wk	5/17/04	5/21/04	0%	217	Orion
219	Analysis	2 wks	5/24/04	6/4/04	0%	218	Orion
220	Stability storage	2 days	6/7/04	6/8/04	0%	219	Orion
221	Stability Phase III Lot	290 days	5/3/04	6/10/05	0%	89	USL
222	Write & Approve Stability Protocols	4 wks	5/3/04	5/28/04	0%	113FF	USL
223	Accelerated stability 40/75	7 mons	5/31/04	12/10/04	0%	222	USL
224	QA Audit Accelerated Stability	2 wks	12/13/04	12/24/04	0%	223	USL
225	Long term stability on going	12 mons	5/31/04	4/29/05	0%	222	USL
226	12month stability complete	13 mons	5/31/04	5/27/05	0%	222	USL
227	Audit Stability Data	2 wks	5/30/05	6/10/05	0%	226	USL
228
229	DP Container/Closure	70 days	6/2/04	9/7/04	0%

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
230	Determine if new Leachables/extractables study must be performed based on FDA directive.	2 wks	6/2/04	6/15/04	0%	209	Orion
231	Perfrom new leachables/extractables test, if required	3 mons	6/16/04	9/7/04	0%	230
232	Clinical Studies	564 days	10/13/03	12/21/05	0%
233	Packaging Selection	101 days	10/13/03	3/12/04	0%		Orion
234	USL to provide number of units and coding/labeling	1 wk	10/13/03	10/17/03	0%		USL
235	Identify Packaging	4 wks	2/2/04	2/27/04	0%		Orion Lead/USL Support
236	Packaging Samples	1 wk	3/1/04	3/5/04	0%	235	Orion Lead/USL Support
237	Finalize Packaging selection	1 wk	3/8/04	3/12/04	0%	236	Orion Lead/USL Support
238	Clinical Study Material Packaging	119 days	2/2/04	7/15/04	0%		Orion Lead/USL Support
239	Package PK, Transferability, Washability study material if in Orion	6 wks	4/30/04	6/10/04	0%	113	Orion
240	Create Blind Study Packaging	2 wks	2/2/04	2/13/04	0%		USL Lead/Orion Support
241	Package Phase III Material if packaging in Orion	6 wks	4/30/04	6/10/04	0%	240,113	Orion
242	Package Sample Packets	2 wks	4/30/04	5/13/04	0%	240,113	USL Lead/Orion Support
243	Label/Blind Phase III Material	3 wks	6/11/04	7/1/04	0%	241	USL Lead/Orion Support
244	Ship Phase III Material to USL	1 wk	7/2/04	7/8/04	0%	243	USL Lead/Orion Support
245	Release of Clinical Material to CRO	1 wk	7/9/04	7/15/04	0%	244	USL
246	CRO Selection	66 days	10/13/03	1/23/04	0%
247	CRO Selection for PK	46 days	10/13/03	12/15/03	0%
248	Identify potential CROs	1 day	10/13/03	10/13/03	0%		USL
249	Put CDAs in place	1 wk	10/14/03	10/20/03	0%	248	USL
250	Develop questionnaire/RFP	1 wk	10/21/03	10/27/03	0%	249	USL
251	Review Questionnaire/RFP	1 wk	10/28/03	11/3/03	0%	250	USL
252	Send out Questionnaire/RFP	1 wk	11/4/03	11/10/03	0%	251	USL
253	CRO Responses	2 wks	11/11/03	11/24/03	0%	252	USL
254	Review CRO responses	2 wks	11/25/03	12/8/03	0%	253	USL
255	Audit CRO	1 wk	12/9/03	12/15/03	0%	254FF	USL
256	Select CRO	1 day	12/15/03	12/15/03	0%	255FF	USL
257	CRO Selection for Transferability	46 days	10/13/03	12/15/03	0%		USL
258	Identify potential CROs	1 day	10/13/03	10/13/03	0%
259	Put CDAs in place	1 wk	10/14/03	10/20/03	0%	258	USL
260	Develop questionnaire/RFP	1 wk	10/21/03	10/27/03	0%	259	USL
261	Review Questionnaire/RFP	1 wk	10/28/03	11/3/03	0%	260	USL
262	Send out Questionnaire/RFP	1 wk	11/4/03	11/10/03	0%	261	USL
263	CRO Responses	2 wks	11/11/03	11/24/03	0%	262	USL

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
264	Review CRO responses	2 wks	11/25/03	12/8/03	0%	263	USL
255	Audit CRO	1 wk	12/9/03	12/15/03	0%		USL
266	Select CRO	1 day	12/15/03	12/15/03	0%	265FF	USL
267	CRO Selection for Washability	46 days	10/13/03	12/15/03	0%		USL
268	Identify potential CROs	1 day	10/13/03	10/13/03	0%		USL
269	Put CDAs in place	1 wk	10/14/03	10/20/03	0%	268	USL
270	Develop questionnaire/RFP	1 wk	10/21/03	10/27/03	0%	269	USL
271	Review Questionnaire/RFP	1 wk	10/28/03	11/3/03	0%	270	USL
272	Send out Questionnaire/RFP	1 wk	11/4/03	11/10/03	0%	271	USL
273	CRO Responses	2 wks	11/11/03	11/24/03	0%	272	USL
274	Review CRO responses	2 wks	11/25/03	12/8/03	0%	273	USL
275	Audit CRO	1 wk	12/9/03	12/15/03	0%		USL
276	Select CRO	1 day	12/15/03	12/15/03	0%	275FF	USL
277	Contract Bioanalvtical Lab Selection (Phase I)	60 days	10/13/03	1/15/04	0%		USL
278	Identify Contract Bioanalytical Laboratories	2 wks	10/13/03	10/24/03	0%		USL
279	Develop RFP	2 wks	10/27/03	11/7/03	0%	278	USL
280	Send out RFP	2 wks	11/10/03	11/21/03	0%	279	USL
281	Review Proposals	3 wks	11/24/03	12/12/03	0%	280	USL
282	Audit CRO	1 wk	12/15/03	12/22/03	0%		USL
283	Select CRO	1 day	12/19/03	12/22/03	0%	282FF	USL
284	Letter of Intent/Contract Negotiations	2 wks	12/29/03	1/15/04	0%	283	USL
285	CRO Selection Clinical Phase III Study	66 days	10/13/03	1/23/04	0%		USL
286	Identify potential CROs	1 day	10/13/03	10/13/03	0%
287	Put CDAs In place	1 wk	10/13/03	10/17/03	0%
288	Select CROs for Web Demonstrations	1 wk	10/20/03	10/24/03	0%	287	USL
289	Web Demonstrations	1 wk	10/27/03	10/31/03	0%	288.287	USL
290	Prepare RFPs	2 wks	11/3/03	11/14/03	0%	289	USL
291	Send out RFPs to 3-4 CROs	1 wk	11/17/03	11/21/03	0%	290	USL
292	CRO Responses	3 wks	11/25/03	12/15/03	0%	291FF
293	Review Proposals	1 wk	12/16/03	12/29/03	0%	292	USL
294	Inhouse Presentations	2 wks	1/5/04	1/16/04	0%	293	USL
295	Audit CRO	1 wk	1/19/04	1/23/04	0%	294	USL
296	Select CRO	1 day	1/23/04	1/23/04	0%	295FF	USL
297	Conduct Studies	564 days	10/13/03	12/21/05	0%
298	PK Studies (Phase I)	239 days	12/16/03	11/25/04	0%		USL Lead/Orion Support

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
299	Protocol Revisions from FDA	3 wks	6/2/04	6/22/04	0%	209	USL Lead/Orion Support
300	Draft CRFs	2 wks	1/26/04	2/6/04	0%	130	USL Lead/Orion Support
301	Review CRFs	2 wks	2/9/04	2/20/04	0%	300	USL Lead/Orion Support
302	Finalize CRFs	1 wk	6/23/04	6/29/04	0%	299,301	USL Lead/Orion Support
303	Pre-study Site Visit	3 wks	12/16/03	1/16/04	0%	256	USL Lead/Orion Support
304	Draft Informed Consent Document	1 wk	6/23/04	6/29/04	0%	299	USL Lead/Orion Support
305	IRB Submission	2 wks	6/30/04	7/13/04	0%	304	USL Lead/Orion Support
306	IRB Approval	2 wks	7/14/04	7/27/04	0%	305	USL Lead/Orion Support
307	Ship Study Material	2 wks	7/16/04	7/29/04	0%	245,209	USL Lead/Orion Support
308	Study Conduction	3 wks	7/30/04	8/19/04	0%	302,304,306,30	USL Lead/Orion Support
309	Ship Samples to Lab	1 wk	8/20/04	8/26/04	0%	308	USL Lead/Orion Support
310	Sample Analysis	4 wks	8/27/04	9/23/04	0%	309	USL Lead/Orion Support
311	Preliminary Statistical Results	1 wk	9/24/04	9/30/04	0%	310	USL Lead/Orion Support
312	Draft Report	4 wks	10/1/04	10/28/04	0%	311	USL Lead/Orion Support
313	USL review of Draft Report	2 wks	10/29/04	11/11/04	0%	312	USL Lead/Orion Support
314	Final Report	2 wks	11/12/04	11/25/04	0%	313	USL Lead/Orion Support
315	Transferability Studies (Phase I)	300 days	10/13/03	12/16/04	0%		USL Lead/Orion Support
316	Protocol Revisions from FDA	3 wks	6/2/04	6/22/04	0%	209	USL Lead/Orion Support
317	Draft CRFs	2 wks	12/8/03	12/19/03	0%	135	USL Lead/Orion Support
318	Review CRFs	2 wks	12/29/03	1/15/04	0%	317	USL Lead/Orion Support
319	Finalize CRFs	1 wk	6/23/04	6/29/04	0%	316,318	USL Lead/Orion Support
320	Pre-study Site Visit	3 wks	10/13/03	10/31/03	0%		USL Lead/Orion Support
321	Draft Informed Consent Document	1 wk	6/23/04	6/29/04	0%	316	USL Lead/Orion Support
322	IRB Submission	2 wks	6/30/04	7/13/04	0%	321	USL Lead/Orion Support
323	IRB Approval	2 wks	7/14/04	7/27/04	0%	322	USL Load/Orion Support
324	Ship Study Material	2 wks	7/16/04	7/29/04	0%	245,209	USL Load/Orion Support
325	Study Conduction	6 wks	7/30/04	9/9/04	0%	319,321,323,32	USL Lead/Orion Support
326	Ship Samples to Lab	1 wk	9/10/04	9/16/04	0%	325	USL Lead/Orion Support
327	Sample Analysis	4 wks	9/17/04	10/14/04	0%	326	USL Lead/Orion Support
328	Preliminary Statistical Results	1 wk	10/15/04	10/21/04	0%	327	USL Lead/Orion Support
329	Draft Report	4 wks	10/22/04	11/18/04	0%	328	USL Lead/Orion Support
330	USL review of Draft Report	2 wks	11/19/04	12/2/04	0%	329	USL Lead/Orion Support
331	Final Report	2 wks	12/3/04	12/16/04	0%	330	USL Lead/Orion Support
332	Washability studies (Phase I)	285 days	10/13/03	11/25/04	0%		USL Lead/Orion Support
333	Protocol Revisions from FDA	3 wks	6/2/04	6/22/04	0%	209	USL Lead/Orion Support

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
334	Draft CRFs	2 wks	12/8/03	12/19/03	0%	140	USL Lead/Orion Support
335	Review CRFs	2 wks	12/29/03	1/15/04	0%	334	USL Lead/Orion Support
336	Finalize CRFs	1 wk	6/23/04	6/29/04	0%	333,335	USL Lead/Orion Support
337	Pre-study Site Visit	3 wks	10/13/03	10/31/03	0%		USL Lead/Orion Support
338	Draft Informed Consent Document	1 wk	6/23/04	6/29/04	0%	333	USL Lead/Orion Support
339	IRB Submission	2 wks	6/30/04	7/13/04	0%	338	USL Lead/Orion Support
340	IRB Approval	2 wks	7/14/04	7/27/04	0%	339	USL Lead/Orion Support
341	Ship Study Material	2 wks	7/16/04	7/29/04	0%	245,209	USL Lead/Orion Support
342	Study Conduction	3 wks	7/30/04	8/19/04	0%	336,338,340,34	USL Lead/Orion Support
343	Ship Samples to Lab	1 wk	8/20/04	8/26/04	0%	342	USL Lead/Orion Support
344	Sample Analysis	4 wks	8/27/04	9/23/04	0%	343	USL Lead/Orion Support
345	Preliminary Statistical Results	1 wk	9/24/04	9/30/04	0%	344	USL Lead/Orion Support
346	Draft Report	4 wks	10/1/04	10/28/04	0%	345	USL Lead/Orion Support
347	USL review of Draft Report	2 wks	10/29/04	11/11/04	0%	346	USL Lead/Orion Support
348	Final Report	2 wks	11/12/04	11/25/04	0%	347	USL Lead/Orion Support
349	Conduct Clinical Phase III Study	498 days	1/26/04	12/21/05	0%		USL Lead/Orion Support
350	Protocol Revisions from FDA	4 wks	6/24/04	7/21/04	0%	209,212	USL Lead/Orion Support
351	Revise CRFs per FDA changes	4 wks	7/8/04	8/4/04	0%	350FS-2 wks	USL Lead/Orion Support
352	Review CRFs	2 wks	8/5/04	8/18/04	0%	351	USL Lead/Orion Support
353	Finalize CRFs	1 wk	8/19/04	8/25/04	0%	352	USL Lead/Orion Support
354	Print CRFs	4 wks	8/26/04	9/22/04	0%	353	USL Lead/Orion Support
355	Identify Investigators	4 wks	1/26/04	2/20/04	0%	296	USL Lead/Orion Support
356	Pre-study Site Visit	4 wks	2/23/04	3/19/04	0%	355	USL Lead/Orion Support
357	Select Investigators	2 wks	3/22/04	4/2/04	0%	356	USL Lead/Orion Support
358	Investigators Meeting	2 wks	4/5/04	4/16/04	0%	357	USL Lead/Orion Support
359	Arrange Lab Kits	4 wks	7/22/04	8/18/04	0%	350	USL Lead/Orion Support
360	Send Lab Kits to Sites	3 wks	8/19/04	9/8/04	0%	359	USL Lead/Orion Support
361	Draft Informed Consent Document	1 wk	7/22/04	7/28/04	0%	350,357	USL Lead/Orion Support
362	IRB Submissions	2 wks	7/29/04	8/11/04	0%	357,361	USL Lead/Orion Support
363	IRB Approvals	4 wks	8/12/04	9/8/04	0%	362	USL Lead/Orion Support
364	Ship Study Materials	2 wks	9/23/04	10/6/04	0%	363FS-2 wks,35	USL Lead/Orion Support
365	Study Initiation Visits	4 wks	10/7/04	11/3/04	0%	364	USL Lead/Orion Support
366	Enroll First Study Subjects	2 wks	10/7/04	10/20/04	0%	365SSS	USL Lead/Orion Support
367	Monitor Study	6 mons	11/4/04	4/20/05	0%	366SS+4 wks	USL Lead/Orion Support
368	Last Study Patient enrolled	1 day	4/21/05	4/21/05	0%	367	USL Lead/Orion Support

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
369	Last Patient Complete Study	12 wks	4/22/05	7/14/05	0%	368	USL Lead/Orion Support
370	Data Entry	4 wks	7/15/05	8/11/05	0%	369	USL Lead/Orion Support
371	Database Lock	4 wks	8/12/05	9/8/05	0%	370	USL Lead/Orion Support
372	Preliminary Statistical Results	4 wks	9/9/05	10/6/05	0%	371	USL Lead/Orion Support
373	Draft Report	4 wks	10/7/05	11/3/05	0%	372	USL Lead/Orion Support
374	USL review of Draft Report	4 wks	11/4/05	12/1/05	0%	373	USL Lead/Orion Support
375	Final Report	2 wks	12/2/05	12/15/05	0%	374	USL Lead/Orion Support
376	Phase III Reports to USL	3 days	12/16/05	12/20/05	0%	375	USL Lead/Orion Support
377	Reports to RA	1 day	12/21/05	12/21/05	0%	376	USL Lead/Orion Support
378	FDA Pre-NDA Meeting	61 days	7/15/05	10/7/05	0%
379	Request Meeting	1 day	7/15/05	7/15/05	0%	369	USL
380	Conduct Meeting	60 days	7/18/05	10/7/05	0%	379	USL
381	NDA Preparation and Review	539 days	6/2/04	6/26/06	0%	209
382	CMC Tasks - Prep	288 days	6/2/04	7/8/05	0%
383	FDA API specifications	15 days	6/2/04	6/22/04	0%
384	Address FDA directive relative to API specifications see note 14	3 wks	6/2/04	6/22/04	0%	209	USL
385	Update release data from stability, tox, and clinical DS lots using US guidelines	10 days	6/2/04	6/15/04	0%		Orion
386	Method Numbers, Specifications limits, Dates assayed, Location where DS lots were used for a given lot of DP which lots of DS were used, (reference to DP lots made from DS batches)	2 wks	6/2/04	6/15/04	0%		Orion
387	Drug Product Manufacturing	20 days	6/2/04	6/29/04	0%
388	Confirm studies performed to evaluate sealing temperature ranges	4 wks	6/2/04	6/29/04	0%		Orion
389	Address cleaning validation: ensure analytical method validation is complete; perform validation for manufacturing equipment cleaning process	2 days	6/2/04	6/3/04	0%		Orion
390	Drug Product Specifications	40 days	6/2/04	7/27/04	0%
391	Transfer ID test method to USL	8 wks	6/2/04	7/27/04	0%		USL ORION
392	Establish USL specifications for receipt of incoming labeled finished product	4 wks	6/2/04	6/29/04	0%		USL
393	DP Container/Closure	113 days	6/2/04	11/5/04	0%		Orion
394	Perform and provide report on new leachables/extractables study if given directive by FDA	8 wks	9/13/04	11/5/04	0%	230	Orion
395	Provide history of laminates: current versus those used in stability batches, ELI, ELIIA, ELIIB, etc, Short History of one paragraph to be Included in the Product development summary for IND submission	8 wks	6/2/04	7/27/04	0%	209	Orion
396	DP Stability	20 days	6/13/05	7/8/05	0%		Orion

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
397	Update stability reports - need data requirements	4 wks	6/13/05	7/8/05	0%	215,221	Orion
398	Process validation	50 days	6/2/04	8/10/04	0%		Orion
399	Review available EF-108 ValidationData in IIB laminate	2 wks	6/2/04	6/15/04	0%		USL GR
400	Two development batches need to be made to support EF-108 formulation as follows: See Notes May need to include 0.25 dosage	10 wks	6/2/04	8/10/04	0%		Orion
401	Weight checker system (sachet weigher) validated, including 0.25 g fill volume	1 wk	6/2/04	6/8/04	0%		USL
402	Environmental Exclusive Assessment	120 days	6/2/04	11/16/04	0%		Orion?
403	Conduct Assessment	6 mons	6/2/04	11/16/04	0%
404	NDA Document Prep	539 days	6/2/04	6/26/06	0%
405	Overall CTD Table of Contents (2.1)	3 days	6/2/04	6/4/04	0%		USL
406	Introduction to the Summary documents (one page) (2.2)	1 wk	6/2/04	6/8/04	0%		USL
407	Quality Overall Summary 2.3	10 days	12/12/05	12/23/05	0%	214,472	USL
408	Drug Substance	2 wks	12/12/05	12/23/05	0%		USL
409	Drug Product	2 wks	12/12/05	12/23/05	0%		USL
410	Nonclinical Overview (2.4)	2 days	6/2/04	6/3/04	0%		USL
411	Pharmacology	2 days	6/2/04	6/3/04	0%		USL
412	Pharmacokinetics	2 days	6/2/04	6/3/04	0%		USL
413	Toxicology	2 days	6/2/04	6/3/04	0%		USL
414	Integrated Overview and Conclusions	2 days	6/2/04	6/3/04	0%		USL
415	List of Literature Citations	2 days	6/2/04	6/3/04	0%		USL
416	Clinical Overview (2.5)	56 days	12/7/05	2/22/06	0%		USL
417	Product Development Rationale	2 wks	12/7/05	12/20/05	0%	490FF-2 mons	USL
418	Overview of Biopharmaceutics	2 wks	12/7/05	12/20/05	0%	490FF-2 mons	USL
419	Overview of Clinical Pharmacology	1 day	12/20/05	12/20/05	0%	490FF-2 mons	USL
420	Pharmacokinetics	2 wks	1/25/06	2/7/06	0%	445	USL
421	Pharmacodynamics	2 wks	1/25/06	2/7/06	0%	445	USL
422	Overview of Efficacy	2 wks	1/26/06	2/8/06	0%	437	USL
423	Overview of Safety	2 wks	1/26/06	2/8/06	0%	438	USL
424	Benefits and Risk Conclusions	2 wks	2/9/06	2/22/06	0%	422,423	USL
425	References	2 wks	12/7/05	12/20/05	0%	490FF-2 mons	USL
426	Nonclinical Written and Tabulated Summaries (2.6)	40 days	11/23/05	1/17/06	0%		USL
427	Introduction	8 wks	11/23/05	1/17/06	0%	490FF-1 mon	USL
428	Pharmacology Written Summary	8 wks	11/23/05	1/17/06	0%	490FF-1 mon	USL
429	Pharmacology Tabulated Summary	8 wks	11/23/05	1/17/06	0%	490FF-1 mon	USL

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline -Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
430	Pharmacokinetics Written Summary	8 wks	11/23/05	1/17/06	0%	490FF-1 mon	USL
431	Pharmacokinetics Tabulated Summary	8 wks	11/23/05	1/17/06	0%	490FF-1 mon	USL
432	Toxicology Written Summary	8 wks	11/23/05	1/17/06	0%	490FF-1 mon	USL
433	Toxicology Tabulated Summary	8 wks	11/23/05	1/17/06	0%	490FF-1 mon	USL
434	Clinical Summary (2.7)	25 days	12/22/05	1/25/06	0%	298,315,332,345	USL
435	Summary of Biopharmaceutic Studies and Associated Analytical Methods	5 wks	12/22/05	1/25/06	0%		USL
436	Clinical Pharmacology Studies	5 wks	12/22/05	1/25/06	0%		USL
437	Summary of Clinical Efficacy	5 wks	12/22/05	1/25/06	0%		USL
438	Summary of Clinical Safety	5 wks	12/22/05	1/25/06	0%		USL
439	References	5 wks	12/22/05	1/25/06	0%		USL
440	Synopsis of Individual Studies	5 wks	12/22/05	1/25/06	0%		USL
441	Non Clinical Study Reports (Module 4)	20 days	1/18/06	2/14/06	0%	426	USL
442	Table of Contents	2 days	1/18/06	1/19/06	0%		USL
443	Study Reports	5 days	1/18/06	1/24/06	0%		USL
444	Pharmacology	1 wk	1/18/06	1/24/06	0%		USL
445	Pharmacokinetics	1 wk	1/18/06	1/24/06	0%		USL
446	Toxicology	1 wk	1/18/06	1/24/06	0%		USL
447	Literature References	4 wks	1/18/06	2/14/06	0%		USL
448	Clinical Study Reports (Module 5)	120 days	8/3/05	1/17/06	0%		USL
449	Table of Contents	6 mons	8/3/05	1/17/06	0%	377SS-5 mons	USL
450	Tabular Listing of all Clinical Studies	6 mons	8/3/05	1/17/06	0%	449FF	USL
451	Study Reports and Related Information	6 mons	8/3/05	1/17/06	0%	449FF	USL
452	Literature References	6 mons	8/3/05	1/17/06	0%	449FF	USL
453	Labeling	397 days	12/17/04	6/26/06	0%		USL Lead/Orion Support
454	Draft PI	16 wks	12/17/04	4/7/05	0%	314,331,348
455	Revise PI Labeling with Clinical Data	4 wks	2/14/06	3/13/06	0%	480	USL Lead/Orion Support
456	Finalize PI on Disk	4 wks	3/14/06	4/10/06	0%	455	USL Lead/Orion Support
457	Dev. Final Draft Labeling PI and labels/cartons	8 wks	3/14/06	5/8/06	0%	455	USL Lead/Orion Support
458	Approve Labeling	3 wks	5/9/06	5/29/06	0%	457	USL Lead/Orion Support
459	Label Specifications	2 wks	5/30/06	6/12/06	0%	458	USL Lead/Orion Support
460	Order Final Draft Labeling (printer’s proofs)	2 wks	6/13/06	6/26/06	0%	457,458,459	USL Lead/Orion Support
461	NDA CMC Document Prep	135 days	7/11/05	1/13/06	0%		USL
462	Provide new/additional data per project plan (in hard copy and electronically, where possible)	3 wks	7/11/05	7/29/05	0%	382	Orion
463	Update CMC with additional data and detail	6 wks	8/1/05	9/9/05	0%	462	USL DR

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
464	Request additional details	6 wks	8/1/05	9/9/05	0%	463FF	USL DR
465	Provide additional details	3 wks	9/12/05	9/30/05	0%	463	Orion
466	Provide 1st draft CMC for review	0 wks	9/30/05	9/30/05	0%	465	USL DR
467	Review CMC 1st draft	2 wks	10/3/05	10/14/05	0%	466	Orion USL
468	Make revisions to CMC 1st draft	2 wks	10/17/05	10/28/05	0%	467	USL DR
469	Provide 2nd draft CMC for review	0 wks	10/28/05	10/28/05	0%	468	USL DR
470	Review CMC 2nd draft	6 wks	10/31/05	12/9/05	0%	469	Orion USL
471	Make revisions to 2nd draft CMC	6 wks	10/31/05	12/9/05	0%	470FF	USL DR
472	Provide Final CMC	0 wks	12/9/05	12/9/05	0%	471	USL DR
473	Prepare 1st draft CMC Application Summary	2 wks	12/12/05	12/23/05	0%	472	USL DR
474	Review 1st draft CMC Application Summary	1 wk	12/26/05	12/30/05	0%	473	Orion USL
475	Make revisions to 1st draft CMC Application Summary	1 wk	12/26/05	12/30/05	0%	474FF	USL DR
476	Provide 2nd draft CMC Application Summary	0 wks	12/30/05	12/30/05	0%	475	USL DR
477	Review 2nd draft CMC Application Summary	1 wk	1/2/06	1/6/06	0%	476	Orion USL
478	Make revisions to 2nd draft CMC Application Summary	1 wk	1/9/06	1/13/06	0%	477	USL DR
479	Provide final CMC Application Summary	0 wks	1/13/06	1/13/06	0%	478	USL DR
480	NDA Document Preparation Final Submission Package	21 days	1/16/06	2/13/06	0%	461,297	USL
481	NDA Final Prep	1 wk	1/16/06	1/20/06	0%	479	USL DR
482	NDA Review	1 wk	1/23/06	1/27/06	0%	481	USL ORION
483	NDA Revisions	3 days	1/30/06	2/1/06	0%	482	USL DR
484	Paginate	2 days	2/2/06	2/3/06	0%	483	USL
485	Table of Contents	2 days	2/6/06	2/7/06	0%	484	USL
486	Copying	1 day	2/8/06	2/8/06	0%	485	USL
487	Color Code & Compile	2 days	2/9/06	2/10/06	0%	486	USL
488	Final On-site Review	1 day	2/13/06	2/13/06	0%	487	USL
489	Package for Shipment	1 day	2/13/06	2/13/06	0%	487	USL
490	Submit NDA	1 day	2/14/06	2/14/06	0%	489	USL
491	Ship submission	1 day	2/14/06	2/14/06	0%		USL
492	FDA REVIEW	240 days	2/15/06	1/16/07	0%	490	USL
493	FDA Review	12 mons	2/15/06	1/16/07	0%		USL
494	Six Mo. Point	6 mons	2/15/06	8/1/06	0%		USL
495	Target Approval	0 mons	1/16/07	1/16/07	0%	493	USL
496	Process validation	240 days	1/18/06	12/19/06	0%	555FS-34 wks	Orion
497	USL reccomendations for commercial process validation (PV) protocol	12 wks	1/18/06	4/11/06	0%		USL
498	USL recommendations In-Process Delays (IPD) protocol	12 wks	1/18/06	4/11/06	0%		USL

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
499	USL recommendations for Packaging Validation (PackV) protocol	12 wks	1/18/06	4/11/06	0%		USL
500	Orion prepares PV protocol	3 wks	4/12/06	5/2/06	0%	499	Orion
501	Orion prepares In-Process delays (IPD) protocol	3wks	4/12/06	5/2/06	0%	498	Orion
502	Orion prepares PackV protocol	3 wks	5/3/06	5/23/06	0%	500	Orion
503	Orion approves PV protocol	1 wk	5/24/06	5/30/06	0%	502	Orion
504	USL approves PV protocol	2 wks	5/31/06	6/13/06	0%	503	USL
505	Orion approves IPD protocol	1 wk	5/3/06	5/9/06	0%	501	Orion
506	USL approves IPD protocol	1 wk	5/10/06	5/16/06	0%	505	USL
507	Orion approves PackV protocol	1 wk	5/24/06	5/30/06	0%	502	Orion
508	USL approves PackV protocol	2 wks	5/31/06	6/13/06	0%	507	Orion
509	Start PV protocol execution	1 day	6/14/06	6/14/06	0%	504,512SS	Orion
510	Start IPD protocol execution	1 day	5/17/06	5/17/06	0%	506,514SS-12 wks	Orion
511	Start PackV protocol execution	1 day	4/12/06	4/12/06	0%	499.515SF-12 wks	Orion
512	Manufacture first (of three) commercial batches	1 day	6/14/06	6/14/06	0%	504	Orion
513	Manufacture second (of three) commercial batches	1 day	6/15/06	6/15/06	0%	512	Orion
514	Manufacture third (of three) commercial batches (Portion used for IPD)	1 day	6/16/06	6/16/06	0%	513	Orion
515	Package first (of three) commercial batches	2 days	6/14/06	6/15/06	0%	508	Orion
516	Package second (of three) commercial batches	2 days	6/16/06	6/19/06	0%	515	Orion
517	Package third (of three) commercial batches	2 days	6/20/06	6/21/06	0%	516	Orion
518	Perform PV testing	6 wks	6/15/06	7/26/06	0%	512	Orion
519	Perform IPD testing	6 wks	7/27/06	9/6/06	0%	514,518	Orion
520	Perform PackV testing	75 days	6/20/06	10/2/06	0%	517SS	Orion
521	Prepare PV Summary Report	3 wks	7/27/06	8/16/06	0%	518	Orion
522	Prepare IPD Summary Report	3 wks	9/7/06	9/27/06	0%	519	Orion
523	Prepare PackV Summary Report	3 wks	10/3/06	10/23/06	0%	520	Orion
524	Audit PV, IPD, PackV data	5 wks	10/24/06	11/27/06	0%	521,522,523	Orion
525	Orion approves PV Summary Report	1 wk	11/28/06	12/4/06	0%	524	Orion
526	USL approves PV summary report	2 wks	12/5/06	12/18/06	0%	525	USL
527	Orion approves IPD Summary report	1 wk	11/28/06	12/4/06	0%	524	Orion
528	USL Approves IPD summary report	2 wks	12/5/06	12/18/06	0%	527	USL
529	Orion approves PackV Summary Report	1 wk	11/28/06	12/4/06	0%	524	Orion
530	USL approves PackV summary report	2 wks	12/5/06	12/18/06	0%	529	USL
531	Product available to ship	1 day	12/19/06	12/19/06	0%	526,530	USL
532	PAI Preparation and FDA Inspection	120 days	2/15/06	8/1/06	0%	490	Orion
533	Strategy for Formulary	2 wks	2/15/06	2/28/06	0%		USL and Orion

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID	Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
534	Formulary Submissions	4 wks	3/1/06	3/28/06	0%	533	USL and Orion
535	Development Report	6 wks	2/15/06	3/28/06	0%		USL and Orion
536	Audit DR	3 wks	3/29/06	4/18/06	0%	535	USL and Orion
537	Review/Approve DR	3 wks	4/19/06	5/9/06	0%	536	USL and Orion
538	Prep Contract Mfr for PAI	120 days	2/15/06	8/1/06	0%		USL and Orion
539	Visit Contract Mfr	2 days	2/15/06	2/16/06	0%		USL and Orion
540	CM Audit Report	2 wks	2/17/06	3/2/06	0%	539	USL and Orion
541	CM Follow-up	6 mons	2/15/06	8/1/06	0%		USL and Orion
542	Prep API Mfr for PAI	120 days	2/15/06	8/1/06	0%		USL and Orion
543	Visit API Mfr	2 days	2/15/06	2/16/06	0%		USL and Orion
544	API Mfr Audit Report	2 wks	2/17/06	3/2/06	0%	543	USL and Orion
545	API Mfr Follow-up	6 mons	2/15/06	8/1/06	0%		USL and Orion
546	Prep Clinical Supply Mfr for PAI	120 days	2/15/06	8/1/06	0%		USL and Orion
547	Visit Clinical Supply Mfr	2 days	2/15/06	2/16/06	0%		USL and Orion
548	Clinical Supply Mfr Audit Report	2 wks	2/17/06	3/2/06	0%	547	USL and Orion
549	Clinical Supply Mfr Follow-up	6 mons	2/15/06	8/1/06	0%		USL and Orion
550	Prep Clinical Sites for PAI	120 days	2/15/06	8/1/06	0%		USL
551	Visit Clinical Sites	6 wks	2/15/06	3/28/06	0%		USL
552	Clinical Site Audit Report	4 wks	3/29/06	4/25/06	0%	551	USL
554	Clinical Site Follow-up	6 mons	2/15/06	8/1/06	0%		USL
554	FDA PAI - Address and Respond to PAI Observations and/or 483 Items	60 days	8/2/06	10/24/06	0%	490	USL
555	Receive results	6 wks	8/2/06	9/12/06	0%	538.542,546,551	USL
556	Respond to 483. if needed	6 wks	9/13/06	10/24/06	0%	555	USL
557	Marketing Prep.	120 days	10/13/03	4/8/04	0%		USL
558	Market Research	1 mon	10/13/03	11/7/03	0%		USL
559	Preliminary Sales Forecast	2 wks	10/13/03	10/24/03	0%		USL
560	Secondary Sales Forecast	3 days	10/27/03	10/29/03	0%	559
561	Select Marketing Packaging	4 wks	10/13/03	11/7/03	0%	558SS	USL
562	Select NDC #	1 day	10/13/03	10/13/03	0%		USL
563	Finalize Secondary Packaging for Commercial	2 wks	10/13/03	10/24/03	0%		USL
564	Develop Target Package Insert	2 mons	10/13/03	12/5/03	0%		USL
565	Order Competitor products- Mkt./RA	4 wks	10/13/03	11/7/03	0%	558SS	USL
566	Dev. Prelim. Labels (Request for Labeling)	4 wks	10/13/03	11/7/03	0%		USL
567	Market Surveillance	6 mons	10/13/03	4/8/04	0%		USL
568	Market Research/Focus Groups	8 wks	10/13/03	12/5/03	0%		USL

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

ID		Task Name	Duration	Start	Finish	% Complete	Predecessors	Resource Names
569		Identify/Register Trade Name	10 wks	12/8/03	2/26/04	0%	568	USL
570		Concept Development/Initial Marketing Plan	10 wks	12/8/03	2/26/04	0%	568	USL
571	✓	Budget	1 day	10/13/03	10/13/03	100%
572	✓	USL Project Budget	1 day	10/13/03	10/13/03	100%		USL

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

15                  File specifications for each DS supplier

Note Addition 9/22/03:

Current plan is to submit IND with two sets of specifications (Rather than a single unified set) and wait for FDA directive on this item. (Sec if FDA requests a single specification)

17                  Provide the potential synthesis Impurities for API. Provide the degradation pathway(s) for API Including name/chemical structures for potential degradants

Note Addition 9/22/03-USL would like impurity data compiled from the start of European commercialization (19967)

41                  DMFs, Debarments and cGMP documents from suppliers

Information needed from all suppliers (API, ethanol, excipients and laminate.)

44                  Tabulate release data from the DP lots used for tox, stability and clinical, including formulation number, packaging material, DS lot numbers used, release limits, etc. Provide C of A’s see notes

Provide C of A s for each DP lot used in the toxicology program (3 studies) clinical and stability program to include the lot number of the drug substance used in the DP lot reporting all impurities quantitatively.

45                  DP stress study to ID degradants if found under ICH conditions to be above 0.1%; 0.5% specification and 0.1% reporting requirement

DP forced degradation and ICH photostability studies to be performed using matenats from both API suppliers.

56                  Validation of HPLC Assay - Provide or perform specificity validation for EF-108 formulation with new ingredients. (Forced Degradation)

(Original validation referenced without providing the data.) Also, provide information to show that there is no interference with assay from placebo.

57                  Provide the viscosity test sample size for release method and validation -11g

Current procedure to be clarified to USL, and if needed number of sachets to be included instead of 11g sample size

60                  Will Be Outsourced -Develop in vitro release test and specification limits per SUPAC Guidance, May 1997, page 19 (which means a Franz cell method) and qualify pivotal clinical studThis in-vitro method will also be [ILLEGIBLE]

This item must be submitted with IND. Test method and test results are required; however, the IND specification can be to “report results.”

61                  Perform Microbial Challenge Test USP<51>(Antimicrobial Effectiveness Testing) or other relevant studies and provide report, see notes

•                  Information must be sufficient to support elimination of annual microbial testing for lot release or stability or,

•                  Change frequency to include microbial testing for every batch if above task is unable to be completed.

•                  According to our opinion, the relevant method to demonstrate the possibility to eliminate the microbiological release testing for Divigel is described in USP <51> Microbial Limit Test (Preparatory testing). The sample is inoculated with a low number of separate viable cultures of Staphylococcus aureus. Escherichia coll. Pseudomonas aeruginosa and Salmonella. The failure to isolate the inoculated microbes serves to indicate that the product is not likely to be contaminated with this microbe. This item needs to be discussed further.

62                  Statement from Orion that there have been no microbial limit testing failures over X Years and Y Batches

To aid in justification to delete Mcirobial Limits test statement is required that Orion has tested “X Lots” on skip basis over “Y Years” since product European registration and no failures have been observed. (See Q6B, Decision tree 8)

66                  Perform the content uniformity par USP weight variation on each batch release. If required by FDA perform individual assays and provide copy of method. Note Sept 12 update

Sept 12 weight variations vs estradiol assay of individual sachet

1. file IND based on weight variation with scientific justification

2. Address FDA directives in NDA

Orion may need to perfrom estradiol assay based CU per USP, since USP criteria isn’t explicit for this dosage form.

67                  Change Uniformity of Mass to USP “Minimum Fill”. Follow USP limits. - see notes (Sent to Orion via Email)

Minimum Fill vs. Uniformity of Mass

Orion Definition of Uniformity or Mass as Defined in DP Specification

Number of units tested: 20

Specification: Minimum of 90% within mean mass ± 0.075 x mean mass

100% within mean mass ±0.15 x mean mass

Uniformity of Mass (worded another way)

Number of units tested: 20

Specification: Two outside 92.5 – 107.5% label claim

None outside 85-115% label claim

Minimum Fill (USP <755>) Applies to gels

Number tested 10 or 30 depending upon results

Specification:

First 10 units: 10/10 NLT 90% claim

If 1 is outside this limit, test an additional 20 units

Additional 20 units: A average of 30 is NLT 90% of label claim.

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

73                  Provide details of reference standards used for estradiol assay - purchased from USP, EP, or characterized in-house? (Should use USP reference standard or show equivalence to USP RS). See notes

Also provide reference standards information for related substances and show equivalency or traceability to USP.

75                  Obtain DMF,cGMP certificate and debarment for the IC container/closure system for components and fabrication See Notes

Verify the following:

A DMF,cGMP and debarment authorization exists for the IC container/closure system. Clarify whether it covers the components of the laminate or just the fabrication of the laminate. Clarify the source and composition of each component used in the laminate and provide appropriate DMF authorizations. May also need information on all other suppliers for other laminate components

79                  Provide existing Leachible/Extractable report

File current study in IND

Address FDA direction in NDA

May need to conduct additional study- The revision may involve leachible isolation and identification, or tox study of the leachibles.

80                  DP Stability - see notes

Orion stability studies need to be representative of proposed market package Including all ink sources. Note is from 8/2003

USL DD Results - 9/11/03

Provide a justification as to why the [***] stability samples are out of specifications (high) for fill volume in the first set of stability data presented, e.g., Lot CAC21F1, CAC22F1.

Investigate the average weight exceeding the upper [***] limit for the [***] lots on stability.

•                  Answer: These two lots of  [***] sachets were filled with a 100 mg overage (i.e., [***] acceptable weight range) instead of the current 75 mg overage (i.e., [***] acceptable weight range). The [***] sachet overage was reduced from 100 mg to 75 mg based on the Sachet Emptying Study results.

•                  Clarify whether stability studies were conducted with printed sachets (leachables).

Answer: The sachets are printed.

•                  Add ethanol testing to ongoing stability protocols

Answer: Ethanol testing has been added to the new stability studies mounted for the USA in the IC laminate.

•                  Orion stability studies need to be representative of proposed market package including all ink sources.

Answer: Stability studies mounted to date are with printed sachets.

81                  For newest DP stability studies in 1C laminate (started May 2003), provide details, e.g., number of batches, package sizes stored, drug substance suppliers, protocols including pull dates. It is suggested that the 30 [ILLEGIBLE]

Also for all clinical lots and two additional lots of 0.25g

210           FDA Informational Meeting

Informational meeting not a formal end of Phase II meeting.

239           Package PK, Transferability, Washability study material if in Orion

Packaging for PK studies at Orion takes about 2 weeks/study + shipping

241           Package Phase III Material if packaging in Orion

for a phase III study, packaging at Orion takes approximately 6 weeks + shipping

370           Data Entry

Duration represents six months of enrollment and final patient treatment of 12 weeks for a total of 9 months of study conduct

399           Review available EF-108 ValidationData in IIB laminate

EF-108 Reformulation Validation Batches are as follows (200 kg batch):

API Supplier	Diosynth	Diosynth	Schering
Lot Number	CFC21	DDC21	CLC16
Laminate	IIB	IIB	IIB

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Upsher-Smith Laboratories & Orion Pharma
Development Timeline - Divigel

400           Two development batches need to be made to support EF-108 formulation as follows: See Notes May need to Include 0.25 dosage

#1 - slower speeds, shorter time;

#2 - faster speeds, longer time

Development Batch	#1	#2
Carbomer Addition	10 Minutes	20 Minutes
Mixer	II	II
Homgenizer after each addition	Minimum (300)	Minimum (300)
Homgenizer low speed	8 minutes minimum (300)	12 minutes minimum (300)
Homogenizer high speed	I8 minutes 1000 rpm	22 minutes 1100 rpm
H20 and TEA Addition
Additional time (min)	5	10
Homogenizer speed	1000	1100
Propylene Glycol Addition
Additional time (min)	2	3
Homogenizer speed	1000	1100
API and Ethanol Addition
Additional time (min)	5	10
Homogenizer speed	1000	1100
De-aeration
Time	8	12
Homogenizer	1000	1100
Possible Extra
Time	NA	5
Homogenizer	NA	1100

535           Development Report

Some version of this will be submitted in the NDA

572           USL Project Budget

Cost	Orion*	Upsher-Smith
Internal Labor	2,100,000	0
Clinical Expenses	0	11,588,000
Regulatory Expenses	0	1,920,000
Regulatory Internal Labor	0	200,000
Analytical Expenses	0	418,000
Analytical Internal Labor	0	222,000
R&D Materials and Outside Expenses	0	283,000
Milestone Payments	0	1,750,000
Franz Cell Test - Outsourcing	45000	0
Total	2,145,000	I6,381,000
Total budget	18,526,000

11/24/03 12:19 PM		Kingfisher Final Development Timeline.mpp
Approved Timeline

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

QUALITY ASSURANCE AGREEMENT

Overview

This Quality Assurance Agreement is between Orion Corporation (hereinafter referred to as “Orion” or “Supplier”), a corporation organized and existing under the laws of Finland, with its principal offices at Orionintie 1 (P.O. Box 65) FIN-02200 Espoo, Finland and Upsher-Smith Laboratories Inc. (hereinafter referred to as “USL” or “Purchaser”), a corporation organized and existing under the laws of the United States, with its principal offices at 6701 Evenstad Drive, Maple Grove, MN, 55369.

This Quality Assurance Agreement sets out the responsibilities of the parties relating to the manufacturing, packaging and supply of the products described in the License, Supply, Marketing, Distribution and Collaboration Agreement between the parties.  Manufacturing, packaging, analytical testing, storage, release and stability testing by Supplier will comply with CGMP standards defined in 21US Code of Federal Regulations parts 210/211.  Supplier is responsible for operating within the agreed upon requirements provided by Purchaser, which will be based on the approved marketing authorization application held by Purchaser, for providing Purchaser with Product that meets all agreed upon quality criteria.

Confidentiality

Without limiting the generality of any confidentiality agreement(s) in effect between the parties, each party agrees to hold all information furnished, disclosed or made known to either of them or their respective representatives by the other party or by the examination of the records of the other or otherwise obtained from the other party, whether such information is furnished, disclosed or made known orally, in writing or by any other means whatsoever, confidential and shall not disclose, or permit disclosure of such information.  Each party agrees that it has no right, title or interest whatsoever in or to the confidential information of the other and that no right or license in such confidential information is implied or granted.

Duration of Agreement; Language

This agreement shall commence upon the execution and delivery hereof by the parties and may be terminated at any time by either party in a timeframe that is consistent with the License, Supply, Marketing, Distribution and Collaboration Agreement entered into between the parties on even date herewith (the “License Agreement”).  This Agreement is an exhibit to and a part of the License Agreement, and incorporated therein by reference.  In the event of any inconsistency between this Agreement and the License Agreement, the License Agreement shall govern, and this Agreement must promptly be amended to conform with the License Agreement.  The meaning of all words and phrases in this Agreement shall be defined, construed and interpreted in English, and the Parties acknowledge that the terms and provisions of this Agreement, as stated in English, accurately reflect their intent and understanding.  USL shall not be responsible in any manner for any interpretation or translation of this Agreement that Orion may obtain.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Revisions to Agreement

No amendment to the terms of this Agreement shall be binding on the parties hereto unless made in writing and signed by authorized representative(s) of each of the parties.

Communication

The parties have identified and listed in Appendix I a list of personnel responsible for the administration of this agreement.  Personnel may be added to or deleted from Appendix I upon written notice to the other party.

Responsibilities

AREA OF RESPONSIBILITY	ORION	USL
Raw materials
• Establish specifications (grade, testing parameters, acceptance criteria)	X	X
• Approve specifications (grade, testing parameters, acceptance criteria)	X	X
• Test method validation	X
• Vendor selection	X
• Vendor approval	X
• Raw material procurement	X
• Inspection, testing documents, testing and release/rejection	X
• Retention of raw materials samples	X
Contract laboratory testing	X
• Selection of lab for testing of raw materials, bulk product, and finished product	X
• Approval of lab	X
Packaging materials
• Artwork development, review and approval		X
• Establish specifications (testing parameters, acceptance criteria)	X	X
• Approve specifications (testing parameters, acceptance criteria)	X	X
• Vendor selection	X
• Vendor approval	X
• Packaging materials procurement	X
• Inspection, inspection documents, testing and release/rejection	X
Master formula	X
Master manufacturing batch record preparation	X
Master manufacturing batch record approval	X	X
Master packaging batch record preparation	X
Master packaging batch record approval	X	X
Facility validation	X
Equipment qualification/validation	X
Cleaning validation	X
Manufacturing process validation	X
Packaging process validation	X
Computerized system validation	X
Allocation method of lot number and expiry date of the products	X	X
Preparation and approval of cleaning procedures	X

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AREA OF RESPONSIBILITY	ORION	USL
Manufacturing of bulk products per approved product master formulae and procedures	X
Establish Bulk product specifications (testing parameters, acceptance criteria)	X	X
Approve Bulk product specifications (testing parameters, acceptance criteria)	X	X
Bulk product test method validation	X
Bulk product sampling	X
Bulk product testing	X
Review of manufacturing batch documents	X
Release/rejection of bulk product for filling and packaging	X
Filling and packaging of released bulk products per approved packaging work orders	X
Packaging in-process line inspection and sampling	X
Establish Finished product specifications (testing parameters, acceptance criteria)	X	X
Approve Finished product specifications (testing parameters, acceptance criteria)	X	X
Finished product test method validation	X
Finished product testing	X
Review of packaging batch documents	X
Release/rejection of finished goods for shipping to Upsher-Smith	X
Selection of carrier for shipping and shipping conditions		X
Preparation of shipping documents	X
Arrangement of shipping details (e.g., pick up)	X

Transmittal of complete production batch documents in accordance with Section 18.4 of the License Agreement) (which (1) may be in the Finnish language if USL previously was provided, and is in possession of a current Master Batch Record, including any modifications to the Master Batch Record, in English, and (2) if the batch documents for the first ten (10) batches are all acceptable to USL, USL may waive the requirement for future batch records accompanying shipments of Product as provided in Section 18.4 of the License Agreement)

X
Out of specification investigation	X
Out of specification approval / rejection	X	X
Release of finished product for commercial distribution		X
Stability Testing (according to ICH and FDA requirements)	X
Retention of legal retain finished product samples		X
Retention of finished product samples for investigational purposes	X
Retention of batch documents for at least 12 months after the expiry date	X
Investigation of customer complaints with respect to the following:
• Manufacturing	X
• Packaging	X
• Testing (including stability)	X	X
• Effectiveness of product	X	X
• Adverse effects		X
• Reply to complainant		X
Product recall		X

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AREA OF RESPONSIBILITY	ORION	USL
Notification, in advance, of all proposed changes to product & processes (e.g. changes in raw/packaging materials, manufacturing processes, equipment, test methods, etc.)	X	X
Update of relevant documents affected by changes	X	X
Audit of Orion facilities	X	X

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Approval Signatures

On behalf of Orion Corporation and Upsher-Smith Laboratories Inc., we agree to the conditions and relative responsibilities as set out in the above document.

/s/ Esko Taskila	Risto Hämäläinen	December 9, 2003
ORION CORPORATION		Date

Esko Taskila	Risto Hämäläinen
Director, Quality Assurance	Plant Manager

/s/ Mark Evenstad		November 24, 2003
UPSHER-SMITH LABORATORIES INC.		Date

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Appendix I

CONTACT LIST